UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

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2021

# 2021 NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND PROXY STATEMENT

NOTICE OF ANNUAL

MEETING OF STOCKHOLDERS

WHEN: Thursday, May 20, 2021 11 a.m. Central time	PLACE: Online via webcast at: www.virtualshareholdermeeting.com/RRD2021	RECORD DATE: The close of business March 22, 2021

Dear Stockholders:

We are pleased to invite you to the R. R. Donnelley & Sons Company 2021 Annual Meeting of Stockholders, which will be held virtually at www.virtualshareholdermeeting.com/RRD2021. To participate in the virtual meeting, you will need the 16-digit control number included on your Notice, proxy card or voting instruction form.

ITEMS OF BUSINESS

Item 1. To elect the eight nominees identified in this proxy statement to serve as directors until the 2022 Annual Meeting of Stockholders

Item 2. To approve, on an advisory basis, the compensation of our named executive officers

Item 3. To approve the Second Amended and Restated 2017 Performance Incentive Plan

Item 4. To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm

Item 5. To transact other business as may properly come before the meeting and any adjournments or postponements of the meeting

Stockholders of record as of the close of business on March 22, 2021 are entitled to vote at the 2021 Annual Meeting of Stockholders and any postponement or adjournment thereof. On the record date, there were 72,174,587 shares of common stock of R. R. Donnelley & Sons Company (“RRD” or the “Company”) issued and outstanding and entitled to vote at the meeting.

Please refer to the “Questions and Answers About the Annual Meeting” section of the proxy statement for more details about attending the Annual Meeting online. We are not holding an in-person meeting.

Your vote is important! We strongly encourage you to exercise your right to vote as a stockholder. Please sign, date and return the enclosed proxy card or voting instruction card in the envelope provided. You may also vote by calling the toll-free number or logging on to the Internet—even if you plan to attend the meeting. You may revoke your proxy at any time before it is exercised.

You will find instructions on how to vote on page 56. While most stockholders vote by proxy and do not attend the meeting in person, as long as you were a stockholder at the close of business on March 22, 2021, you are invited to attend the meeting, or to send a representative.

By Order of the Board of Directors,

Deborah L. Steiner

General Counsel and Corporate Secretary

April 13, 2021

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting To Be Held on May 20, 2021

Our 2021 Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, and all amendments or supplements to the foregoing materials that are required to be furnished to stockholders, is available at www.rrd.com/proxymaterials

PROPOSALS

1. ELECTION OF DIRECTORS

Each director will serve until the next annual meeting of stockholders and until a successor is elected and qualified, or until such director’s earlier resignation, removal, or death.

As described below, the composition of the board of directors (“Board”) represents a wide range of qualifications, experiences and skills that bring diversity of thought and perspectives and contribute to the Board’s effectiveness as a whole.

Board Summary

Racial Diversity
25% PERSONS OF COLOR
Tenure
1-3 years
4-7 years
8+ years
7yrs AVERAGE TENURE
Independence
88%
Gender Diversity
38%
Board Skills
FINANCIAL
88%
7 out of 8 members of the board
GLOBAL BUSINESS
75%
6 out of 8 members of the board
GOVERNANCE
75%
6 out of 8 members of the board
LEADERSHIP
100%
8 out of 8 members of the board
SALES & MARKETING
50%
4 out of 8 members of the board
STRATEGY
100%
8 out of 8 members of the board

This proxy statement is issued by RRD in connection with the 2021 Annual Meeting of Stockholders scheduled for May 20, 2021.

This proxy statement and accompanying proxy card are first being mailed to stockholders on or about April 13, 2021.

RRD | 2021 NOTICE OF MEETING AND PROXY STATEMENT	1

PROPOSAL  1. ELECTION OF DIRECTORS

The Board carefully considers the qualifications of each nominee and the overall composition of the Board. Our directors represent a wide range of qualifications, experiences, and skills that are important to the success of the business and that bring diversity of thought and perspectives.

The names of the nominees, along with their present positions, their principal occupations, their current directorships held with other public corporations, as well as such directorships held during the past five years, their ages, the year first elected as a director and the qualifications, experience, skills and attributes that qualify each director to serve on the Board at this time are set forth below. Mr. Ray was appointed to the Board, effective February 26, 2021, and he is standing for election for the first time. He was recommended to the Board by the Human Resources Committee following a national search.

Daniel L. Knotts

AGE: 56 DIRECTOR SINCE: 2016 CURRENT DIRECTORSHIPS: None FORMER DIRECTORSHIPS: None

Daniel L. Knotts has been the Chief Executive Officer of RRD since October 2016. Prior to that, Mr. Knotts was the Company’s Chief Operating Officer since 2013. He served as Group President from 2008 until 2012 and, from 2007 until 2008, he served as Chief Operating Officer of the Global Print Solutions business. From 1986 until 2007, Mr. Knotts held positions of increasing responsibility at RRD within finance, operations, sales management and business unit leadership at various locations in the United States including serving as Senior Vice President of Operations for the Magazine business, President of the Specialized Publishing Services business and President of the Magazine, Catalog and Retail businesses.

QUALIFICATIONS:

Mr. Knotts brings over 30 years of experience in the printing industry. He has served in various operational and leadership capacities throughout the Company and his extensive knowledge of the industry and RRD give him unique strategic insights.

John C. Pope

AGE: 72

DIRECTOR

SINCE: 2004

CURRENT

DIRECTORSHIPS:

The Kraft Heinz Company,

Talgo SA, Waste Management, Inc.

FORMER

DIRECTORSHIPS:

Con-way, Inc., Dollar Thrifty Automotive Group, Inc., Navistar International Corporation, MotivePower Industries

John C. Pope has served as the Chairman of PFI Group, LLC, a private investment company, since 1994. From 1988 until 1994, Mr. Pope served in various capacities at United Airlines and its parent company UAL Corporation, including serving as President, Chief Operating Officer and a director.

Mr. Pope is the Chair of our Board and serves is a member of our Audit Committee and Corporate Responsibility & Governance Committee.

QUALIFICATIONS:

Mr. Pope’s experience as chairman and senior executive of various public companies provides financial, strategic and operational leadership experience. He is an audit committee financial expert based on his experience as chief financial officer of a public company as well as his experience as a member and chairman of other public company audit committees. He has considerable corporate governance experience through years of service on other public company boards in a variety of industries.

2	RRD | 2021 NOTICE OF MEETING AND PROXY STATEMENT

PROPOSAL  1. ELECTION OF DIRECTORS

Irene M. Esteves

AGE: 62 DIRECTOR SINCE: 2017 CURRENT DIRECTORSHIPS: Aramark, KKR Real Estate Finance Trust Inc., Spirit AeroSystems Holdings, Inc. FORMER DIRECTORSHIPS: Level 3 Communications, TW Telecom Inc.

Irene M. Esteves most recently served as Chief Financial Officer of Time Warner Cable Inc. from July 2011 to May 2013. She previously served as Executive Vice President and Chief Financial Officer of XL Group plc, an insurance and reinsurance company, and prior to that position, Ms. Esteves was Senior Vice President and Chief Financial Officer of Regions Financial Corporation.

Ms. Esteves serves as a Chair of our Human Resources Committee and is a member of our Audit Committee.

QUALIFICATIONS:

Ms. Esteves’ experience as chief financial officer of multiple companies brings considerable financial expertise to the Board. She is an audit committee financial expert based on her experience as chief financial officer and brings deep knowledge of financial reporting, internal controls and procedures and risk management to our Board. Ms. Esteves also has considerable corporate governance experience gained through her years of experience on other public company boards.

Susan M. Gianinno

AGE: 72 DIRECTOR SINCE: 2013 CURRENT DIRECTORSHIPS: None FORMER DIRECTORSHIPS: A.T. Cross, Inc.

Ms. Gianinno is Senior Advisor to Publicis Groupe, a position she has held since 2018 after serving as Chairman of Publicis Worldwide in North America from 2014 to 2018. Prior to this, Ms. Gianinno was Chairman and Chief Executive Officer of Publicis USA from 2001-2014. Susan served as a member of the Global Executive Committee and the Strategic Leadership Group at Publicis Groupe from 2001-2014. Ms. Gianinno was also Chairman of Publicis Academy from 2017 to 2018. During her career in the advertising and marketing industry she also served as Chairman and President of Darcy Masius Benton and Bowles, Chief Executive Officer of JWT New York and Global Client Managing Director at Young & Rubicam. She served on the Board of Directors at all these companies. Ms. Gianinno is a 2014 Fellow and 2015 Senior Fellow in Harvard’s Advanced Leadership Initiative, where she is also Co-Chair of the Coalition of Harvard Advanced Leadership Fellows. Ms. Gianinno also serves on the boards of a number of not-for-profit organizations, including Save the Children, and is on the Global Leadership Council and Steering Committee for the World Economic Forum’s Council on the Future of Education, Skills and Gender Equity.

Ms. Gianinno serves as the Chair of our Corporate Responsibility & Governance Committee and is a member of our Human Resources Committee.

QUALIFICATIONS:

Ms. Gianinno’s experience as chief executive officer and president of various companies in the advertising industry gives the Board a different perspective regarding the ways in which new media, the internet and e-commerce have affected the advertising industry and the broader strategies of the Company’s clients.

RRD | 2021 NOTICE OF MEETING AND PROXY STATEMENT	3

PROPOSAL  1. ELECTION OF DIRECTORS

Timothy R. McLevish

AGE: 66 DIRECTOR SINCE: 2016 CURRENT DIRECTORSHIPS: None FORMER DIRECTORSHIPS: ConAgra Foods, Inc., Kennametal, Inc., Lamb Weston Holdings, Inc., URS Corporation, US Foods, Inc.

Timothy R. McLevish served as Special Advisor to the CEO of Carrier Global Corp, a manufacturer of HVAC systems and commercial refrigeration equipment from 2020 to 2021. Mr. McLevish also served as Chief Financial Officer of Carrier Global Corp. from 2019 to 2020. From 2015 until 2016, Mr. McLevish served as Senior Advisor to the Chief Executive Officer of Walgreens Boots Alliance, Inc., a retail drug store chain. Prior to this, he served as their Executive Vice President and Chief Financial Officer from 2014 until 2015. From 2007 to 2014, Mr. McLevish held various positions with Kraft Foods Group, Inc. and its predecessor company Kraft Foods, Inc., manufacturers and marketers of packaged food products, including serving as Executive Vice President and Chief Financial Officer of Kraft Foods Group from 2012 to 2013, Executive Vice President and advisor to the Chief Executive Officer of Kraft Foods, Inc. from 2011 until 2013 and as Chief Financial Officer of Kraft Foods, Inc. from 2007 to 2011. From 2002 until 2007, Mr. McLevish was the Senior Vice President and Chief Financial Officer of Ingersoll-Rand Company Limited, a diversified industrial company. Mr. McLevish was the Vice President and Chief Financial Officer of Mead Corporation, a manufacturer of wood products, from 1999 to 2002.

Mr. McLevish serves as the Chair of our Audit Committee and is a member of our Human Resources Committee.

QUALIFICATIONS:

Mr. McLevish’s experience as chief financial officer of multiple multinational companies brings broad financial and global business experience to the Board. He is an audit committee financial expert based on his experience as chief financial officer of public companies and brings deep knowledge of financial reporting, internal controls and procedures and risk management to our Board. Mr. McLevish also has considerable corporate governance experience gained through his years of experience on other public company boards.

Jamie Moldafsky

AGE: 59 DIRECTOR SINCE: 2016 CURRENT DIRECTORSHIPS: None FORMER DIRECTORSHIPS: None

Jamie Moldafsky has been Chief Marketing and Communications Officer at Nielson Holdings plc, a global measurement and data analytics company since 2020. Ms. Moldafsky served as the Chief Marketing Officer of Wells Fargo & Company, a global banking and financial services company, from 2011 to 2020 and Executive Vice President, Sales, Marketing, Strategy & Home Equity from 2005 to 2011. Prior to this, she held various marketing, general management and leadership positions at several companies including Whirlpool Corporation, Charles Schwab Corporation, Applause Enterprises, Inc. and American Express Company.

Ms. Moldafsky serves as a member of our Corporate Responsibility & Governance Committee and our Human Resources Committee.

QUALIFICATIONS:

Ms. Moldafsky’s extensive sales and marketing experience provides the Board with a combination of operational and strategic insights. Her experience in marketing and digital communications provides leadership and innovative thinking which will further the Company’s evolution as a global provider of integrated communications.

4	RRD | 2021 NOTICE OF MEETING AND PROXY STATEMENT

PROPOSAL  1. ELECTION OF DIRECTORS

P. Cody Phipps

AGE: 59 DIRECTOR SINCE: 2016 CURRENT DIRECTORSHIPS: None FORMER DIRECTORSHIPS: Owens & Minor, Inc., Con-Way, Inc., Essendant, Inc.

P. Cody Phipps is President and CEO of Osmose Utilities Services, Inc., a provider of critical inspection, voltage testing, maintenance and restoration services for utilities that he joined in 2020. Mr. Phipps previously served as the President, Chief Executive Officer and a member of the board of directors of Owens & Minor, Inc., a medical device and supply company from 2015 to 2018. From 2003 until 2015, Mr. Phipps held various leadership positions at Essendant, Inc. (formerly United Stationers, Inc.), a wholesale distributor of workplace supplies, furniture and equipment, including serving as the President, Chief Executive Officer and member of the board of directors from 2011 to 2015. Previously, he was a Partner at McKinsey & Company, Inc., where he co-founded and led its service strategy and operations initiative, which focused on driving operational improvements in complex service and logistic environments.

Mr. Phipps serves as a member of our Corporate Responsibility & Governance Committee.

QUALIFICATIONS:

Mr. Phipps’ experience as president and chief executive officer of multiple companies helps the Board further the Company’s role as a global provider of integrated communications and provides experience in strategic planning and leadership of evolving organizations. His extensive experience as a strategic consultant helps the Board supervise the Company’s ongoing drive for operational improvements.

James Ray, Jr.

AGE: 57 DIRECTOR SINCE: 2021 CURRENT DIRECTORSHIPS: Commercial Vehicle Group, Inc. FORMER DIRECTORSHIPS: None

James Ray, Jr. served from 2013 to 2020 in various leadership capacities at Stanley Black & Decker, Inc., a manufacturer of industrial tools and household hardware, most recently as President of STANLEY Engineered Fastening. Mr. Ray previously served from 2009 to 2013 as Senior Vice President and General Manager of TE Connectivity Inc. (f/k/a Tyco Electronics), a designer and manufacturer of connectivity and sensor products for harsh environments, where he was responsible for its North and South American Automotive connectivity business. From 1993 to 2009 Mr. Ray served in numerous engineering and operational leadership roles at General Motors Company, where he began his career, and at Delphi Corporation following its spin-off from GM. Mr. Ray currently serves on the board of directors of Commercial Vehicle Group, Inc.

Mr. Ray serves as a member of our Corporate Responsibility & Governance Committee and our Audit Committee.

QUALIFICATIONS:

Mr. Ray’s deep engineering and operational leadership experience in several complex, global manufacturing enterprises provides the Board insight into business strategy, operational excellence and business transformation.

In 2020, the Board met 13 times. Each director of the Company during 2020 attended at least 75% of the total number of meetings of the Board and those committees of which the director was a member during the period he or she served as a director.

If any nominee does not stand for election, proxies voting for that nominee may be voted for a substitute nominee selected by the Board. The Board may also choose to reduce the number of directors to be elected at the meeting.

Only directors that receive a majority of the votes cast “FOR” their election will be elected. In the event that an incumbent director is not re-elected, the Company’s Principles of Corporate Governance require that director to promptly tender his or her resignation. The Board will accept this resignation unless it determines that the best interests of the Company and its stockholders would not be best served by doing so.

The Board recommends that the stockholders vote FOR each of our nominees for director.

RRD | 2021 NOTICE OF MEETING AND PROXY STATEMENT	5

PROPOSAL  2. ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

2. ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

Our executive compensation program, and the 2020 compensation decisions made thereunder, are tailored to our business strategies, align pay with performance and take into account the feedback received from our investors, as discussed in the Compensation Discussion & Analysis beginning on page 25.

The Say-on-Pay proposal provides stockholders with an annual opportunity to cast an advisory (non-binding) vote to approve the compensation for our named executive officers (our “NEOs”). At the 2017 Annual Meeting, our stockholders indicated a preference for holding such a vote on an annual basis, instead of every two or three years.

The Company received a 94.1% vote in support of its executive compensation program in the 2020 Say-on-Pay proposal. During the course of 2020, the Company continued its practice of engaging with stockholders about various corporate governance topics including executive compensation. The feedback received from investors and the results of past advisory votes were taken into consideration by the Board’s Human Resources Committee (the “HR Committee”) in the review and administration of our program throughout the year and in the evaluation of executive compensation that was conducted in 2020.

As discussed in the Compensation Discussion & Analysis beginning on page 25, we believe the 2020 compensation decisions and the overall executive compensation program are tailored to our business strategies, align pay with performance and take into account the feedback received from our investors. While the COVID-19 pandemic created tremendous business challenges for RRD and for many of our clients, the Board ultimately maintained the incentive performance goals approved at the beginning of 2020, and after concluding that the executive compensation program remained aligned with our compensation philosophy, the Board made no substantial changes in response to the pandemic.

In 2020, compensation for the NEOs was comprised of three major components: base salary, annual incentive compensation and long-term incentive compensation. The NEOs were also eligible to participate in benefit programs generally available to other executives within the Company and other benefits provided to certain executives as further described under Benefit Programs beginning on page 33 of this proxy statement.

RRD’s compensation philosophy is guided by four principles:

•	Market Competitive—Provide target compensation levels that are competitive within the industries and markets in which RRD operates

•

Performance Driven—Structure compensation so that our executives share in our short- and long-term successes and challenges by varying compensation from target levels based upon business and individual performance

•

Balanced—Link pay to performance by making a substantial percentage of total executive compensation variable, or “at risk,” through an appropriate balance of annual incentive compensation and long-term incentive awards

•	Stockholder Focused—Align a significant portion of executive pay with stockholder interests through equity awards and stock ownership requirements

6	RRD | 2021 NOTICE OF MEETING AND PROXY STATEMENT

PROPOSAL  2. ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

Consistent with our compensation philosophy, RRD has adopted the following compensation best practices:

Clawback Policy	Awards granted under our time-based restricted stock units, cash incentive plans, stock option grants and performance shares or other performance-based awards are subject to forfeiture in the case of (i) fraud, or willing, knowing or intentional misconduct, (ii) the willful, knowing or intentional violation of RRD’s rules or applicable legal or regulatory requirements in the course of an executive officer’s employment, or (iii) conduct which results in the achievement of financial results that were subsequently restated due to RRD’s material noncompliance with any financial reporting requirement as a result of misconduct by any executive officer.
No Tax Gross-Ups	No NEO is entitled to receive gross-ups for excise taxes or gross-ups on any supplemental benefits or perquisites.
No Dividends or Dividend Equivalents	We do not pay or accrue for dividends on performance share units or restricted stock units.
Limited Perquisites	We provided limited perquisites to executive officers.
Stock Ownership Guidelines	We have meaningful stock ownership guidelines for the executive officers to further strengthen the alignment of management and stockholder interests.
No Repricing	Our equity plans do not permit option repricing or option grants below fair market value.
Risk Management	Employees, directors and certain of their immediate family members are prohibited from pledging, short sales, trading in publicly traded options, puts or calls, hedging or similar transactions with respect to our stock.
Annual Compensation Review	The HR Committee conducts an annual review of the executive compensation program to determine how well actual compensation targets and levels align with overall philosophy and targeted objectives in comparison to both market data and, where available, peer group data.

For the reasons discussed above, we are asking our stockholders to indicate their support for our NEOs’ compensation by voting FOR the following resolution at the 2021 Annual Meeting:

“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion & Analysis, the 2020 Summary Compensation Table and the other related tables and disclosures in this Proxy Statement.”

This proposal gives our stockholders the opportunity to express their views on the overall compensation of our NEOs and the philosophy, policies and practices described in this proxy statement.

The Say-on-Pay vote is an advisory vote and, therefore, it will not bind the Company or our Board. However, the Board and the HR Committee will consider the voting results as appropriate when making future decisions regarding executive compensation.

The Board recommends that the stockholders vote FOR approval, on an advisory basis, of the compensation of our NEOs as disclosed in this proxy statement.

RRD | 2021 NOTICE OF MEETING AND PROXY STATEMENT	7

PROPOSAL  3. APPROVAL OF THE SECOND AMENDED AND RESTATED 2017 PERFORMANCE INCENTIVE PLAN

3. APPROVAL OF THE SECOND AMENDED AND RESTATED 2017 PERFORMANCE INCENTIVE PLAN

The Board of Directors is requesting that stockholders vote in favor of amending and restating the R.R. Donnelley & Sons Company Amended and Restated 2017 Performance Incentive Plan (the “Second Amended and Restated 2017 PIP”). On April 6, 2017, the Board approved the original plan, which was approved by stockholders at our 2017 Annual Meeting. On April 4, 2019, the Board approved the first amendment and restatement of the plan that increased the authorized number of shares available and made certain other substantive changes, which amendment and restatement was approved by stockholders at our 2019 Annual Meeting (the “Current 2017 PIP”). The plan generally is referred to as the “2017 PIP.”

On April 8, 2021, our Board approved, subject to stockholder approval at our Annual Meeting, the Second Amended and Restated 2017 PIP that reflects the following substantive changes:

•	Increases the authorized number of shares of common stock that may be issued with respect to awards under the plan by seven million seven hundred and fifty thousand (7,750,000) shares.

•	Updates the plan’s share counting, minimum vesting, non-transferability and other miscellaneous provisions to better reflect market and best practices.

•	Makes further revisions to the plan’s performance award provisions in response to changes to prior tax law.

In other regards, the Second Amended and Restated 2017 PIP, restates the terms and conditions of the Current 2017 PIP. If the stockholders do not approve the Second Amended and Restated 2017 PIP, the Current 2017 PIP will continue in accordance with its current terms.

The plan provides incentives to:

(i)

officers, other employees and other persons who provide services to the Company through rewards based upon the ownership or performance of Company common stock as well as other performance based compensation; and

(ii)	non-employee directors of the Company through the grant of equity-based awards.

Purposes of the Amended and Restated 2017 PIP

The Board believes that an increase in the number of shares of our common stock authorized under the Second Amended and Restated 2017 PIP is advisable to enable the Company to continue to grant equity-based awards. The Board further believes that the provisions of the Second Amended and Restated 2017 PIP are consistent with market practices and will allow us to attract, motivate, reward and retain the broad-based talent critical to achieving our business goals. Stock ownership by employees and directors provides performance incentives and fosters a long-term commitment to our benefit and to the benefit of our stockholders, offers additional incentives to put forth maximum effort for the success of our business and affords our employees and directors an opportunity to acquire a proprietary interest in the Company. If our stockholders do not approve the Second Amended and Restated 2017 PIP, then the terms, conditions and current share reserve of the Current 2017 PIP will continue in effect, but we will not have a sufficient number of shares available for future grants.

Dilution, Historical Share Usage and Overhang

Dilution. Subject to stockholder approval of the Second Amended and Restated 2017 PIP, an estimated 15,050,000 total shares of Company common stock will be reserved for issuance under the Second Amended and Restated 2017 PIP including 7,750,000 new shares approved in this proposal. The HR Committee and Board have determined that the dilution and increase in authorized shares is consistent with the Company’s compensation philosophy and will enable future grants that are competitive with the Company’s peer group and designed to reward performance and attract and retain talent. The closing trading price of each share of Company common stock as of March 22, 2021 was $4.13.

Except as set forth below, as of March 6, 2021, the Company had:

•	345,422 shares of common stock available for future awards under the Current 2017 PIP (no shares remain available for future awards under any other plan).

8	RRD | 2021 NOTICE OF MEETING AND PROXY STATEMENT

PROPOSAL  3. APPROVAL OF THE SECOND AMENDED AND RESTATED 2017 PERFORMANCE INCENTIVE PLAN

•	5,098,395 shares of Company common stock subject to outstanding awards, comprised of:

•	209,409 shares subject to outstanding stock options (vested and unvested), with a weighted average exercise price of $21.47 and a weighted average remaining contractual term of one year.

•	4,888,986 shares subject to outstanding full value awards (including any such awards subject to performance-based vesting requirements).

•	72,174,587 shares of Company common stock outstanding as of the record date.

•

The new shares available under the Second Amended and Restated 2017 PIP would represent an additional potential equity dilution of approximately 10.7%. Including the shares under the Second Amended and Restated 2017 PIP, the potential equity dilution from all equity incentive awards outstanding and available for grant under all of our equity plans would result in a maximum potential equity dilution of approximately 18.3%. The following summarizes current and proposed share reserves and resulting dilution levels as of March 6, 2021:

Variable	Description	# of Shares	Dilution
A.	Shares Available for Grant Under the Current 2017 PIP	345,422	0.5%
B.	New Shares Available for Grant Under the Second Amended and Restated 2017 PIP	7,750,000	10.7%
C.	Total Shares Available for Grant Under the Second Amended and Restated 2017 PIP (A+B)	8,095,422	11.2%
D.	Current Shares Outstanding that were Issued under all equity plans	5,098,395	7.1%
E.	Total Shares Authorized Under the Second Amended and Restated 2017 PIP (C+D)	13,193,817	18.3%

•

Share Usage. In determining the number of shares to reserve under the Second Amended and Restated 2017 PIP, we evaluated the dilution and historic share usage (as described above), run rate and the existing terms of outstanding awards under our equity plans. The annual share usage under our equity plans for the last three fiscal years was as follows:

Variable	Description	2020 Fiscal Year	2019 Fiscal Year	2018 Fiscal Year	Average
A.	Total Shares Granted During Fiscal Year(1)	1,458,000	930,000	854,000	1,080,667
B.	Basic Weighted Average Common stock Outstanding	72,300,000	71,200,000	70,600,000	71,366,667
C.	Run Rate (A/B)	2.0%	1.3%	1.2%	1.5%

(1)

Includes the number of full value awards (restricted stock and stock units) granted for such year. Performance share units earned are also included as full value awards. No stock options were granted in the last 3 years. Phantom stock units granted in 2018, 2019 and 2020 are settled in cash, do not provide dividend equivalents and are not included in this table.

New Plan Benefits

The benefits that will be awarded or paid under the Second Amended and Restated 2017 PIP cannot currently be determined. Awards granted under the Second Amended and Restated 2017 PIP are within the discretion of the Committee, as applicable, and the Committee has not determined future awards or who might receive them. The plan being acted upon does not have set benefits or amounts, and no grants or awards have been made by the Board or the Committee to date subject to security holder approval.

Description of Material Features of the Second Amended and Restated 2017 PIP

Like under the Current 2017 PIP, the Company may grant stock options, including incentive stock options, stock appreciation rights (“SARs”), restricted stock, stock units and cash awards, as discussed in greater detail below. The following description is a summary and is qualified in its entirety by reference to the complete text of the Second Amended and Restated 2017 PIP, which is attached as Appendix B to this proxy statement.

Participants. Non-employee directors (of which there will be seven following the Annual Meeting), employees (approximately 33,000 as of December 31, 2020) and other individuals who provide services to the Company, are eligible to participate in the 2017 PIP. Although individuals other than non-employee directors and employees are eligible to receive awards under the 2017 PIP, there weren’t outstanding awards held by any such individuals as of March 22, 2021.

RRD | 2021 NOTICE OF MEETING AND PROXY STATEMENT	9

PROPOSAL  3. APPROVAL OF THE AMENDED AND RESTATED 2017 PERFORMANCE INCENTIVE PLAN

Administration. The Second Amended and Restated 2017 PIP is generally administered by a committee designated by the Board (the “Plan Committee”), but the Board may, in its discretion, administer the Second Amended and Restated 2017 PIP or grant awards. Each member of the Plan Committee is a director that the Board has determined to be a “non-employee director” under Section 16 of the Exchange Act and “independent” for purposes of the New York Stock Exchange (the “NYSE”) listing rules. For purposes of administering any awards grandfathered intended to be qualified under prior tax law under Section 162(m) of the Code, each member of the Committee must also be an “outside director” under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”).

The Plan Committee may select eligible participants and determine the terms and conditions of each grant and award. All awards shall have a minimum vesting period of at least one year from the date of grant, except that up to 5% of the shares available for grant may be granted with a vesting period of less than one year, and the Plan Committee may provide for early vesting upon the death, permanent or total disability, retirement or termination of service of the award recipient. Awards become vested on a “double trigger” basis if the grantee’s employment is terminated by the Company without Cause or by the grantee for Good Reason (each as defined in the applicable award agreement) within two years after a Change in Control (as defined in the Second Amended and Restated 2017 PIP).

Each grant and award will be evidenced by an award agreement approved by the Plan Committee. The Plan Committee generally cannot reprice any stock option or other award granted under the Second Amended and Restated 2017 PIP. Except with respect to grants to (i) officers of the Company who are subject to Section 16 of the Exchange Act, or (ii) persons who are not employees of the Company, the Plan Committee may delegate some or all of its power and authority to administer the Second Amended and Restated 2017 PIP to the chief executive officer or other executive officer of the Company.

Available Shares. 15,050,000 shares of Company common stock will be available under the Second Amended and Restated 2017 PIP for grants and awards to eligible participants, subject to adjustment in the event of certain corporate transactions that affect the capitalization of the Company. In general, shares subject to a grant or award under the Second Amended and Restated 2017 PIP which are not issued or delivered would again be available for grant. However, shares tendered or withheld upon exercise of an option, vesting of restricted stock or stock units, settlement of a SAR or upon any other event to pay the exercise price or tax withholding, or shares purchased by the Company using the proceeds of the exercise of a stock option shall not be available for future issuance. By way of example and without limiting the foregoing, upon exercise of a SAR or upon a net exercise of an option, the total number of shares remaining available for issuance under the Second Amended and Restated 2017 PIP will be reduced by the gross number of shares for which the SAR or option is exercised.

Award Limits. With respect to performance awards granted on or before November 2, 2017 which the Plan Committee intends to be fully deductible under Section 162(m) of the Code, as described below (“grandfathered awards”), the maximum compensation payable pursuant to such awards granted during any calendar year cannot exceed (i) 900,000 shares of common stock or (ii) $9,000,000. In addition, no non-employee director may be granted (in any calendar year) compensation with a value in excess of $1,000,000, with the value of any equity-based awards based on such award’s accounting grant date value.

Termination and Amendment. Unless previously terminated by the Board, the Second Amended and Restated 2017 PIP will terminate on the date on which no shares remain available for grants or awards. Termination will not affect the rights of any participant under grants or awards made prior to termination. The Board may amend the Second Amended and Restated 2017 PIP at any time, but no amendment may be made without stockholder approval if required by any applicable law, rule or regulation if it would increase the number of shares of Company common stock available under the Second Amended and Restated 2017 PIP or permit repricing of awards.

Stock Options and Stock Appreciation Rights. The period for the exercise of a non-qualified stock option (other than options granted to non-employee directors) or a SAR, and the option exercise price and base price of a SAR, will be determined by the Plan Committee. The option exercise price and the base price of a SAR will not be less than the fair market value of a share of Company common stock on the date of grant. The exercise of a SAR entitles the holder to receive (subject to withholding taxes) shares of Company common stock, cash or both with a value equal to the excess of the fair market value of a stated number of shares of Company common stock over the SAR base price.

Stock options and SARs must be exercised within ten years of the date of grant, or five years after the date of grant for incentive stock options granted to 10% stockholders. If the recipient of an incentive stock option is a 10% stockholder, the option exercise price will be not less than the price required by the Code, currently 110% of fair market value on the date of grant.

Performance Awards and Fixed Awards. Under the Second Amended and Restated 2017 PIP, bonus awards, whether performance awards or fixed awards, can be made in (i) cash denomination, (ii) stock units, (iii) restricted shares of Company common stock that are forfeitable and have restrictions on transfer or (iv) any combination of the foregoing.

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PROPOSAL  3. APPROVAL OF THE SECOND AMENDED AND RESTATED 2017 PERFORMANCE INCENTIVE PLAN

The performance goals of performance awards that are grandfathered awards intended to qualify under prior tax law under Section 162(m) of the Code must be tied to one or more of the following: net sales; cost of sales; gross profit; earnings from operations; earnings before interest, taxes, depreciation and amortization; earnings before income taxes; earnings before interest and taxes; cash flow measures; return on equity; return on assets; return on net assets employed; return on capital; working capital; leverage ratio; stock price measures; enterprise value; safety measures; net income per common share (basic or diluted); EVA (economic value added); cost reduction goals or, in the case of awards that are not grandfathered awards, any other similar criteria established by the Plan Committee. The Plan Committee may amend or adjust the performance goals or other terms or conditions of outstanding awards (e.g., in recognition of unusual, nonrecurring or infrequently occurring events) and (ii) has the right to reduce or, in the case of awards that are not grandfathered awards intended to qualify for the performance-based compensation exemption under Section 162(m) of the Code, increase the amount payable pursuant to any performance award.

Restricted stock recipients will have the rights of a stockholder, including voting and dividend rights, subject to any restrictions and conditions specified in the award agreement. No dividends, however, will be paid unless and until the underlying shares of restricted stock become vested. Upon termination of any applicable restriction period, including the satisfaction or achievement of required performance goals, shares of common stock will be issued or delivered to the grantee, subject to the Company’s right to require payment of any taxes.

Unless otherwise provided by the Plan Committee, recipients of stock units will be credited dividends and other distributions otherwise payable and held until the related stock units become vested and are paid out. Interest may be credited. The grantee will have only the rights of a general unsecured creditor and no rights as a stockholder of the Company until delivery of the shares, cash or other property underlying the award.

At the time of vesting of a bonus award: (i) the award, if in units, will be paid to the participant in shares of Company common stock, in cash or in a combination thereof, (ii) the award, if a cash bonus award, will be paid to the participant in cash, in shares of Company common stock or in a combination thereof and (iii) shares of restricted common stock issued pursuant to an award will be released from the restrictions.

Awards to Non-Employee Directors. On the date of each Annual Meeting, the Company shall make an award under the Second Amended and Restated 2017 PIP to each individual who is, immediately following such annual meeting, a non-employee director. Any such awards will be in the form of stock options, restricted stock, stock units or SARs with a minimum vesting period of one year from the date of grant.

Transferability. Awards granted under the Second Amended and Restated 2017 PIP generally may not be assigned, except for certain permitted family transfers in the event of death, subject to certain conditions.

Registration with the SEC

The Company intends to file with the SEC a registration statement on Form S-8 covering the Company’s common stock reserved for issuance under the Second Amended and Restated 2017 PIP.

Equity Compensation Plan Information

Set forth below is information with respect to equity compensation plans under which the common stock of the Company was authorized for issuance as of December 31, 2020.

Plan Category	Number of Securities to Be Issued upon Exercise of Outstanding Options, Warrants and Rights (in thousands) (1)	Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights (2)(b)	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (Excluding Securities Reflected in Column (1)) (in thousands) (3)
Equity compensation plans approved by security holders(a)(c)	4,804.3	$23.59	1,687.7

(a)	Includes 4,527,944 shares issuable upon the vesting of restricted stock units.

(b)	Restricted stock units were excluded when determining the weighted-average exercise price of outstanding options, warrants and rights.

(c)

All of these shares are available for issuance under the Current 2017 PIP but do not include the additional 7,750,000 shares that would be added to the plan upon shareholder approval of Proposal 4. The maximum number of shares of common stock that may be granted under the 2017 PIP with respect to bonus awards, including performance awards or fixed awards in the form of restricted stock or other form, is 7,300,000 in the aggregate, of which 1,687,686 remained available for issuance as of December 31, 2020.

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PROPOSAL  3. APPROVAL OF THE SECOND AMENDED AND RESTATED 2017 PERFORMANCE INCENTIVE PLAN

U.S. Federal Income Tax Consequences

The following is a brief summary of some of the U.S. federal income tax consequences generally arising with respect to grants and awards under the 2017 PIP. This summary is not intended to constitute tax advice, is not intended to be exhaustive and, among other things, does not describe state, local or foreign tax consequences. This section is based on the Code, its legislative history, existing and proposed regulations under the Code and published rulings and court decisions, all as in effect as of the date of this document. These laws are subject to change, possibly on a retroactive basis.

Stock Options. A participant will not recognize any income upon the grant of a non-qualified or incentive stock option. A participant will recognize compensation taxable as ordinary income upon exercise of a non-qualified stock option in an amount equal to the excess of the fair market value of the shares purchased on the date of exercise over their exercise price, and the Company (or one of its subsidiaries) generally will be entitled to a corresponding deduction, except to the extent limited by Section 162(m) of the Code. A participant will not recognize any income (except for purposes of the alternative minimum tax) upon exercise of an incentive stock option. If the shares acquired by exercise of an incentive stock option are held for the longer of two years from the date the option was granted and one year from the date it was exercised, any gain or loss arising from a subsequent disposition of such shares will be treated as long-term capital gain or loss, and neither the Company nor its subsidiaries will be entitled to any deduction. If, however, such shares are disposed of within such one- or two-year periods, then in the year of such disposition the participant will recognize compensation taxable as ordinary income equal to the excess of (A) the lesser of either (i) the amount realized upon such disposition or (ii) the fair market value of such shares on the date of exercise, over (B) the exercise price, and the Company or one of its subsidiaries will be entitled to a corresponding deduction, except to the extent limited by Section 162(m). The participant will also be subject to capital gain tax on the excess, if any, of the amount realized on such disposition over the fair market value of the shares on the date of exercise.

SARs. A participant will not recognize any income upon the grant of SARs. A participant will recognize compensation taxable as ordinary income upon exercise of a SAR in an amount equal to the fair market value of any shares delivered and the amount of cash paid by the Company upon such exercise, and the Company or one of its subsidiaries generally will be entitled to a corresponding deduction, except to the extent limited by Section 162(m).

Restricted Stock. A participant will not recognize any income at the time of the grant of shares of restricted stock (unless the participant makes an election to be taxed at the time of grant), and neither the Company nor its subsidiaries will be entitled to a tax deduction at such time. If the participant elects to be taxed at the time the restricted stock is granted, the participant will recognize compensation taxable as ordinary income at the time of the grant equal to the excess of the fair market value of the shares at such time over the amount, if any, paid for such shares. If such election is not made, a participant will recognize compensation taxable as ordinary income at the time the forfeiture conditions on the restricted stock lapse in an amount equal to the excess of the fair market value of the shares at such time over the amount, if any, paid for such shares. The Company or one of its subsidiaries generally will be entitled to a corresponding deduction at the time the ordinary income is recognized by a participant, except to the extent limited by Section 162(m) of the Code. In addition, a participant receiving dividends with respect to restricted stock for which the above-described election has not been made and prior to the time the forfeiture conditions lapse will recognize compensation taxable as ordinary income, rather than dividend income, in an amount equal to the dividends paid, and the Company or one of its subsidiaries generally will be entitled to a corresponding deduction, except to the extent limited by Section 162(m).

Stock Units. A participant will not recognize any income at the time of the grant of stock units, and neither the Company nor its subsidiaries will be entitled to a tax deduction at such time. A participant will recognize compensation taxable as ordinary income at the time the Company common stock is delivered under the stock units in an amount equal to the fair market value of such shares. The Company or one of its subsidiaries generally will be entitled to a corresponding deduction at the time the ordinary income is recognized by a participant, except to the extent the limit of Section 162(m) of the Code applies. A participant will recognize compensation taxable as ordinary income when amounts equal to dividend equivalents and any other distributions attributable to stock units are paid, and the Company or one of its subsidiaries generally will be entitled to a corresponding deduction, except to the extent limited by Section 162(m).

Cash Bonus Awards. A participant will not recognize any income upon the grant of a bonus award denominated in or payable in cash, and neither the Company nor its subsidiaries will be entitled to a tax deduction at such time. At the time such award is paid, the participant will recognize compensation taxable as ordinary income in an amount equal to any cash or fair market value of shares paid by the Company, and the Company or one of its subsidiaries generally will be entitled to a corresponding deduction, except to the extent limited by Section 162(m).

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PROPOSAL  3. APPROVAL OF THE SECOND AMENDED AND RESTATED 2017 PERFORMANCE INCENTIVE PLAN

Section 162(m) of the Internal Revenue Code. In general, Section 162(m) of the Code denies the Company a federal income tax deduction for compensation in excess of $1 million per year paid to any person who is or at any time on or after January 1, 2017 was, the Company’s chief executive officer, chief financial officer or one of the three other most highly compensated executive officers of the Company. “Performance-based” compensation granted on or before November 2, 2017, and not materially modified after that date, is not subject to the $1 million deduction limit. To qualify as performance-based compensation: (i) the compensation must be subject to achievement of performance goals established by a committee consisting solely of two or more outside directors,” (ii) the material terms under which the compensation is to be paid, including the performance goals, must be approved by a majority of the corporation’s stockholders and (iii) the Plan Committee must certify that the applicable performance goals were satisfied before payment of any performance-based compensation is made. Certain grandfathered awards granted by the Company on or before November 2, 2017 are eligible for this exemption, but all awards granted after this date are subject to the deduction limit under Section 162(m). The Company reserves the right to pay compensation that is not deductible.

Section 409A. Awards made under the 2017 PIP that are considered to include deferred compensation for purposes of Section 409A of the Code will be interpreted, administered and construed to comply with the requirements of Section 409A to avoid adverse tax consequences to recipients. The Company intends to structure any awards under the 2017 PIP so that the requirements under Section 409A are either satisfied or are not applicable.

The affirmative vote of the holders of a majority of the shares of the Company’s common stock present in person or by proxy at the 2021 Annual Meeting and entitled to vote on the proposal is required to approve the Second Amended and Restated 2017 PIP.

The Board of Directors recommends that the stockholders vote FOR the approval of the Second Amended and Restated 2017 Performance Incentive Plan.

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PROPOSAL   4. RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

4. RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed Deloitte & Touche LLP (“Deloitte”), an independent registered public accounting firm, to audit and express an opinion on the Company’s financial statements and internal control over financial reporting for the fiscal year ending December 31, 2021. This appointment is being presented to the stockholders for ratification.

Deloitte has been conducting independent audits of RRD’s financial statement and internal control over financial reporting since 2003. Before selecting Deloitte as RRD’s independent registered public accounting firm for 2021, the Audit Committee carefully considered the firm’s qualifications and its past performance. This consideration included a review of the engagement team, the quality control procedures the firm has established, its reputation for integrity and competence in the fields of accounting and auditing, its experience with similarly-sized companies and similar industries, and its cost effectiveness. The Audit Committee’s review also included matters required to be considered under the SEC’s rules on auditor independence, including the nature and extent of non-audit services, to ensure that Deloitte’s independence will not be impaired. Deloitte likewise conducts periodic internal reviews of its audit work, assesses the adequacy of its partners and other personnel working on RRD’s audit and rotates the lead audit partner consistent with independence requirements. Representatives of Deloitte will join the 2021 annual meeting of stockholders to answer appropriate questions from stockholders and will have the opportunity to make a statement if they desire to do so.

In the event the stockholders fail to ratify the appointment, the Audit Committee will reconsider this appointment. The Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the Company’s and its stockholders’ best interests.

The affirmative vote of the holders of a majority of the shares of the Company’s common stock present in person or by proxy at the 2021 Annual Meeting and entitled to vote on the ratification of the appointment of Deloitte as our independent registered public accounting firm for 2021 is required to approve the proposal.

The Board recommends that the stockholders vote FOR the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2021.

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COMPANY INFORMATION

THE BOARD’S COMMITTEES AND THEIR FUNCTIONS

The Board has three standing committees. The members of those committees and the committees’ responsibilities are described below. Each committee operates under a written charter that is reviewed annually and is posted on the Company’s website at the following address: www.rrd.com. A print copy of each charter is available upon request.

The table below reflects the membership of the committees and their primary responsibilities.

Timothy R. McLevish (Chair) Irene M. Esteves John C. Pope James Ray, Jr.

•   Assists the Board in its oversight of:

(1)   the integrity of the Company’s financial statements and the Company’s accounting and financial reporting processes, internal controls and financial statement audits,

(2)   the Company’s compliance with legal and regulatory requirements,

(3)   the qualifications and independence of the Company’s independent registered public accounting firm,

(4)   the performance of the Company’s internal audit department and the independent registered public accounting firm, and

(5)   management’s risk management policies with respect to risk assessment and management’s action plans to mitigate such risks

•   The committee selects, determines fees for, evaluates and, when appropriate, replaces the Company’s independent registered public accounting firm

As required by its charter, each member of the Audit Committee is independent of the Company, as such term is defined for purposes of the NYSE listing rules and the federal securities laws. The Board has determined that each of Ms. Esteves, Mr. McLevish and Mr. Pope is an “audit committee financial expert” as such term is defined under the federal securities laws and the NYSE listing rules.

Pursuant to its charter, the Audit Committee is authorized to obtain advice and assistance from internal or external legal, accounting or other advisors and to retain third-party consultants, and has the authority to engage independent auditors for special audits, reviews and other procedures.

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COMPANY INFORMATION  THE BOARD’S COMMITTEES AND THEIR FUNCTIONS

Susan M. Gianinno (Chair) Jamie Moldafsky John C. Pope James Ray, Jr. P. Cody Phipps

•   Makes recommendations to the Board regarding nominees for election to the Board and recommends policies governing matters affecting the Board and its committees

•   Develops and implements governance
principles for the Company, the Board
and its committees

•   Conducts the regular review of the
performance of the Board, its committees
and its members

•   Oversees the Company’s responsibilities
to its employees

•   Oversees the Company’s responsibilities related to the environmental, social and governance matters

As required by its charter, each
member of the Corporate Responsibility & Governance Committee is independent of the Company, as such term is defined for purposes of the NYSE listing rules and the federal securities laws.

Pursuant to its charter, the Corporate Responsibility & Governance Committee is authorized to obtain advice and assistance from outside advisors and to retain third-party consultants. In addition, it has the sole authority to approve the terms and conditions under which it engages director search firms.

Irene M. Esteves (Chair) Susan M. Gianinno Timothy R. McLevish Jamie Moldafsky

•   Establishes the Company’s overall compensation strategy

•   Establishes the compensation of the Company’s chief executive officer, other senior officers and key management employees

•   Adopts amendments to, and approves terminations of, certain Company employee benefit plans

•   Reviews and recommends to the Board the compensation of outside directors

As required by its charter, each member of the HR Committee is independent of the Company, as such term is defined for purposes of the NYSE listing rules and the federal securities laws.

In addition, in accordance with NYSE listing rules, the Board considered all factors specifically relevant to determining whether a director has a relationship to the Company which is material to that director’s ability to be independent from management in connection with the duties of a HR Committee member to affirmatively determine each member of the HR Committee is independent.

Pursuant to its charter, the HR Committee is authorized to obtain advice and assistance from internal or external legal or other advisors and has the sole authority to engage counsel, experts or consultants in matters related to the compensation of the chief executive officer and other executive officers of the Company (with sole authority to approve any such firm’s fees and other retention terms).

Prior to selecting or receiving any advice from any committee advisor (other than in-house legal counsel) and on an annual basis thereafter, the HR Committee must assess the independence of such committee advisors in compliance with any applicable NYSE listing rules and the federal securities laws. The HR Committee must also review and approve, in advance, any engagement of any compensation consultant by the Company for any services other than providing advice to the Committee regarding executive officer compensation. The HR Committee engaged Willis Towers Watson (“WTW”) in 2020 as its executive compensation consultant to provide objective analysis, advice and recommendations on executive pay in connection with the HR Committee’s decision-making process.

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COMPANY INFORMATION  THE BOARD’S COMMITTEES AND THEIR FUNCTIONS

In 2020, in addition the HR Committee’s engagement of WTW for executive compensation consulting services, management engaged WTW to provide health and welfare consulting, international pension consulting and compensation survey services.

While WTW provides additional services to the Company under the direction of management, these services have all been approved by the HR Committee. The HR Committee reviewed the work and services provided by WTW and it has determined that (1) these services were provided on an independent basis and (2) no conflicts of interest exist. Factors considered by the HR Committee in its assessment include:

•	other services provided to the Company by WTW;

•	fees paid by the Company as a percentage of WTW’s total revenue;

•	WTW’s policies and procedures that are designed to prevent a conflict of interest and maintain independence between the personnel who provide HR services and those who provide other services;

•

WTW reported directly to the HR Committee and not to management on executive officer and director compensation matters, and furthermore, the WTW teams that provide health and welfare and international pension consulting services to RRD are separate from the WTW team that provides executive and director compensation consulting services;

•	any business or personal relationships between individual consultants involved in the engagement and HR Committee members;

•	whether any Company stock is owned by individual consultants involved in the engagement; and

•	any business or personal relationships between our executive officers and WTW or the individual consultants involved in the engagement.

Management, including the Company’s executive officers, develops preliminary recommendations regarding compensation matters with respect to the executive officers, other than the chief executive officer, for HR Committee review. The HR Committee then reviews management’s preliminary recommendations and makes final compensation decisions. WTW advised the HR Committee on the compensation levels of the Company’s executive officers and provided advice related to proposed compensation.

For 2020, the Chair of the HR Committee, along with the Board, worked with WTW to develop preliminary recommendations regarding compensation with respect to our chief executive officer. The HR Committee then reviewed these recommendations and made the final compensation decisions with respect to the CEO. All compensation decisions approved by the HR Committee are shared with the Board.

The HR Committee, with the assistance of its consultants, has reviewed and evaluated the Company’s executive and employee compensation practices and has concluded, based on that review, that any risks associated with such practices are not likely to have a material adverse effect on the Company. The determination primarily took into account the balance of cash and equity payouts, the balance of annual and long-term incentives, the type of performance metrics used, incentive plan payout leverage, avoidance of uncapped rewards, multi-year vesting for equity awards, use of stock ownership requirements for senior management and the HR Committee’s oversight of all executive compensation programs. See Compensation Discussion & Analysis beginning on page 25 of this proxy statement for further information regarding executive compensation decisions.

POLICY ON ATTENDANCE AT STOCKHOLDER MEETINGS

Directors are expected to attend regularly scheduled meetings of stockholders, except when circumstances prevent such attendance. All of the members of the Board attended the Company’s 2020 Annual Meeting.

CORPORATE GOVERNANCE

Governance Highlights

The Company has a practice of engaging in dialogue with our stockholders about various corporate governance topics. Insights we have gained from these discussions over the years have been helpful to the Board and its committees as they consider and adopt policies and other governance initiatives. In recent years the Company has undertaken a number of governance initiatives including:

•	Elimination of a classified board

•	Adoption of majority voting

•	Elimination of super majority voting

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COMPANY INFORMATION  CORPORATE GOVERNANCE

•	Amendment of bylaws to allow 10% or greater stockholders to call a special meeting

•	Adoption of a policy regarding the independence of compensation consultants (which is now a part of the HR Committee charter)

•	Enhanced our clawback policy

•	Term limits for Board and Committee Chairs (further description on page 19 of this proxy statement)

•	Maintained a Political Activities Disclosure Policy

•	Independent Board leadership—Non-executive Chairman and Chief Executive Officer

•	All independent directors except for the CEO

•	Board compensation heavily weighted toward equity

•	Stock ownership guidelines for senior officers and directors

As described in Compensation Discussion & Analysis beginning on page 25 of this proxy statement, during 2020 the Company continued its practice of engaging with stockholders about various corporate governance topics, including executive compensation. The Company takes into account such feedback when reviewing and revising aspects of its governance structure and the executive compensation program.

In August 2020, the Board amended a Stockholder’s Rights Plan (the “Plan”) to extend its expiration date, unless amended, until August 2021. This Plan is intended to ensure that no one person or group acquires undue influence or control of the Company through stock purchases. Pursuant to the Rights Plan, the Rights generally will be exercisable only if a person or group acquires beneficial ownership (including through derivatives) of 10% (or 20% for certain passive institutional investors) or more of the Company’s common stock or commences a tender or exchange offer upon consummation of which such person or group would beneficially own 10% or more of the Company’s common stock. The Board regularly discusses the Plan and whether it is necessary in light of stockholder activity.

Principles of Corporate Governance

The Board has adopted a set of Principles of Corporate Governance to provide guidelines for the Company and the Board to ensure effective corporate governance. The Principles of Corporate Governance cover topics including, but not limited to, director qualification standards, Board and committee composition, director access to management and independent advisors, director orientation and continuing education, director retirement age, succession planning and the annual evaluations of the Board and its committees.

The Corporate Responsibility & Governance Committee is responsible for overseeing and reviewing the Principles of Corporate Governance and recommending to the Board any changes to those principles. The full text of the Principles of Corporate Governance is available through the Corporate Governance link on the Investors page of the Company’s web site at the following address: www.rrd.com and a print copy is available upon request.

Code of Ethics

The Company maintains its Principles of Ethical Business Conduct and the policies referred to therein which are applicable to all directors and employees of the Company. In addition, the Company has adopted a Code of Ethics that applies to the chief executive officer and senior financial officers. The Principles of Ethical Business Conduct and the Code of Ethics cover all areas of professional conduct, including, but not limited to, conflicts of interest, disclosure obligations, insider trading and confidential information, as well as compliance with all laws, rules and regulations applicable to our business. The Company strongly encourages all employees, officers and directors to promptly report any violations of any of the Company’s policies. In the event that an amendment to, or a waiver from, a provision of the Code of Ethics is necessary, the Company intends to post such information on its website. The full text of each of the Principles of Ethical Business Conduct and our Code of Ethics is available through the Corporate Governance link on the Investors page of the Company’s web site at the following address: www.rrd.com and a print copy is available upon request.

Independence of Directors

The Company’s Principles of Corporate Governance provide that the Board must be composed of a majority of independent directors. No director qualifies as independent unless the Board affirmatively determines that the director has no relationship which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The Board has determined that each of Ms. Esteves, Ms. Gianinno, Mr. McLevish, Ms. Moldafsky, Mr. Phipps, Mr. Pope and Mr. Ray are independent in accordance with NYSE requirements and SEC standards. The Board took into account all relevant facts and circumstances in making this determination.

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COMPANY INFORMATION  CORPORATE GOVERNANCE

Executive Sessions

The Company’s non-management directors meet regularly in executive sessions without management. Executive sessions are led by the Chair of the Board. An executive session is held in conjunction with each regularly scheduled Board meeting. Each committee of the Board also meets in executive session without management in conjunction with each regularly scheduled committee meeting and such sessions are led by the committee Chair.

Board Leadership Structure

The Board has determined that having an independent director serve as Chair of the Board is in the best interest of stockholders at this time. The structure ensures a greater role for the independent directors in the oversight of the Company and active participation of the independent directors in setting agendas and establishing priorities and procedures for the work of the Board. Based on these factors, the Board believes this is the right model for the Company at this time. The Board periodically reviews its leadership structure. The Board’s Principles of Corporate Governance provide that, generally, no director may serve as Chair of the Board or any committee for more than three years, provided that the Corporate Responsibility & Governance Committee may recommend to the Board, and the Board may approve, a single extension of the term of a Chair of the Board or any committee for an additional three years once the Chair’s initial three-year term has ended and the Corporate Responsibility & Governance Committee may recommend to the Board, and the Board may approve, extending the term of the Chair of the Board or any committee beyond six years if it deems such an extension to be in the best interest of the stockholders and the Company. In addition, service as a Chair of the Board or any committee prior to the 2014 Annual Meeting shall not be considered for purposes of this limitation.

Board and Committee Evaluations

The Board undertakes a three-part annual evaluation process that is coordinated by the Chair of the Corporate Responsibility & Governance Committee which includes: (1) Board and committee self-evaluations; (2) evaluations completed by applicable members of management of the Board and its committees; and (3) interviews of each director conducted by a third-party governance expert. Results of the individual written evaluations are shared with the Chair of the Corporate Responsibility & Governance Committee, the Chair of the Board and the Chief Executive Officer, after which it is determined whether discussions with any individual director concerning performance are necessary. Results are then shared with the Chairs of the applicable committees before being sent to the Board and each committee for their review. The Board has used information provided through the evaluation process to continuously improve its functioning.

Board’s Role in Risk Oversight

The Board is actively involved in oversight of risks inherent in the operation of the Company’s businesses and the implementation of its strategic plan. The Board performs this oversight role by using several different levels of review. In connection with its reviews of the operations of the Company’s business units and corporate functions, the Board addresses the primary risks associated with those units and functions, including IT and cybersecurity risks. In addition, the Board reviews the key risks associated with the Company’s strategic plan annually and regularly throughout the year as part of its consideration of the strategic direction of the Company as well as reviewing the output of the Company’s risk management process each year.

The Board has delegated to the Audit Committee oversight of the Company’s risk management process. Among its duties, the Audit Committee reviews with management (a) Company policies with respect to risk assessment and management of risks that may be material to the Company, (b) the Company’s system of disclosure controls and system of internal controls over financial reporting, and (c) the Company’s compliance with legal and regulatory requirements, provided that the Board overseas IT and cyber security risks.

Each of the other Board committees also oversees the management of Company risks that fall within such committee’s areas of responsibility. In performing this function, each committee has full access to management, as well as the ability to engage advisors, and each committee reports back to the full Board. The Audit Committee oversees risks related to the Company’s financial statements, the financial reporting process, other financial matters, certain compliance issues and accounting and legal matters. The Audit Committee, along with the Corporate Responsibility & Governance Committee, is also responsible for reviewing certain major legislative and regulatory developments that could materially impact the Company’s contingent liabilities and risks. The Corporate Responsibility & Governance Committee also oversees risks related to the Company’s governance structure and processes, related person transactions, certain compliance issues and Board and committee structure to ensure appropriate oversight of risk. The HR Committee considers risks related to the attraction and retention of key management and employees and risks relating to the design of compensation programs and arrangements, the Company’s diversity strategy, and developmental and succession planning for possible successors to the position of chief executive officer and planning for other key senior management positions.

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COMPANY INFORMATION  CORPORATE GOVERNANCE

Nomination of Directors

It is the policy of the Corporate Responsibility & Governance Committee to consider candidates for director recommended by stockholders. In order to recommend a candidate, stockholders must submit the individual’s name and qualifications in writing to the committee (in care of the Secretary at the Company’s principal executive offices at 35 West Wacker Drive, 36th Floor, Chicago, Illinois 60601) and otherwise in accordance with the procedures outlined under Submitting Stockholder Proposals and Nominations for 2022 Annual Meeting on page 59 of this proxy statement. The committee evaluates candidates recommended for director by stockholders in the same way that it evaluates any other candidate. The committee also considers candidates recommended by management and members of the Board as well as nominees recommended by stockholders.

In identifying and evaluating nominees for director, the committee takes into account the applicable requirements for directors under the listing rules of the NYSE. In addition, the committee considers other criteria as it deems appropriate and which may vary over time depending on the Board’s needs, including certain core competencies and other criteria such as the personal and professional qualities, experience and education of the nominees, as well as the mix of skills and experience on the Board prior to and after the addition of the nominees. Although not part of any formal policy, the goal of the committee is a balanced and diverse Board, with members whose skills, viewpoint, background and experience complement each other and, together, contribute to the Board’s effectiveness as a whole.

The Corporate Responsibility & Governance Committee from time to time has engaged third-party search firms to identify candidates for director, and has used search firms to do preliminary interviews and background and reference reviews of prospective candidates.

Communications with the Board of Directors

The Board has established procedures for stockholders and other interested parties to communicate with the Board. A stockholder or other interested party may contact the Board by writing to the Chair of the Corporate Responsibility & Governance Committee or the other non-management members of the Board to their attention at the Company’s principal executive offices at 35 West Wacker Drive, 36th Floor, Chicago, Illinois 60601. Any stockholder must include the number of shares of the Company’s common stock he or she holds and any interested party must detail his or her relationship with the Company in any communication to the Board. Communications received in writing are distributed to the Chair of the Corporate Responsibility & Governance Committee or non-management directors of the Board as a group, as appropriate, unless such communications are considered, in the reasonable judgment of the Company’s Secretary, improper for submission to the intended recipient(s). Examples of communications that would be considered improper for submission include, without limitation, customer complaints, solicitations, communications that do not relate directly or indirectly to the Company or the Company’s business or communications that relate to improper or irrelevant topics.

The Board’s Role in Human Capital Management

The Board oversees the Company’s human capital management program with the assistance of the HR Committee. The Board is committed to prioritizing a diverse, equitable and inclusive workplace which enables the Company to attract and, importantly, retain high quality talent. The Board believes a focus on employee training and development, health and safety, helps to maintain the Company’s qualified workforce and develop leaders for the future. For more information, see “Human Capital Management” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020.

Diversity, Equity and Inclusion

The Board is committed to diversity, equity and inclusion within its membership and through all levels of the Company’s workforce. With management’s engagement, the Board reviews the percentage of women and racial minorities serving on the Board and in leadership roles across the Company. The Board is committed to diversifying our workforce and increasing representation of women and racial minorities on our Board and leadership teams.

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COMPANY INFORMATION  CORPORATE GOVERNANCE

The Company has established a framework for setting and pursuing objectives with respect to diversity, equity and inclusion, and management periodically updates the Board on progress made against the objectives and initiatives:

Company management is working closely with the Board and its committees to identify and implement strategies to continue to develop and grow its commitment to diversity, equity and inclusion. In 2020, the Company created a committee of leaders called UNITED (unify, nurture, include, together, equity, diverse) which committee is committed to working together with other employees to implement new programs, training, and communications to ensure that RRD is a place where people want to come to work and, importantly, where they want to continue working.

Employee Engagement

In 2020, the Company regularly surveyed its employees to ensure that employees understood what resources were available to them during the COVID-19 pandemic, how to request assistance (including through the Company’s Employee Assistance Program), and how to navigate novel work environments in an unprecedented year. Overall, the Company pivoted efficiently and without significant issues. Within its manufacturing facilities, Company employees were deemed essential nearly across the globe, which kept the Company’s employees working throughout the pandemic. Because of the Company’s successful performance and the extraordinary engagement of our essential employees, the Board supported a year-end bonus to employees who were not otherwise bonus-eligible in December 2020. This employee group includes full-time hourly workers, managers, supervisors, facility workers and other non-sales employees.

The Company maintains a robust open door process to capture, investigate and timely-respond to employee concerns. Throughout 2020, the Company listened carefully as employees raised novel issues during these unprecedented times and pivoted to respond with due speed. The open door investigations and results are reported to the Audit Committee of the Board of Directors on at least a quarterly basis.

The Company provides employees with engagement opportunities through its Global Women’s Business Resource Group, inclusion councils, and dialogues hosted by our diversity, equity and inclusion leadership team (UNITED).

Training and Development

A critical component of the Company’s investment in its employees is the provision of virtual and self-directed learning and development. This training covers topics, including sexual harassment prevention, ADA awareness, IT security and a wide variety of anti-corruption and compliance programs. In 2020, 99.9% of employees completed their required training. In addition to compliance related training, the Company offered leadership and job skills training in order to continue to grow and develop the Company’s workforce.

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COMPANY INFORMATION  CORPORATE GOVERNANCE

Health and Safety

Managing and mitigating health and safety risks at facilities is a top priority for the Company, as evidenced by the routine inclusion of a safety performance metric in incentive programs for Company leadership, including in individual AIP goals for NEOs with operational responsibilities. One indicator of success in this area is the Company’s recordable case rate, for which it has maintained an unprecedented low level since becoming a stand-alone company in 2016. Reporting directly to a member of the Executive Leadership Team, the Environmental, Health and Safety (EHS) team annually drives a task tracker throughout its global facilities, focused on providing safety guidance and expectations across the platforms. This successful design has allowed the EHS team to continue to make process and implementation improvements across RRD’s facilities while maintaining a consultative design to assist facility leadership.

In 2020, the Company established a COVID-19 Task Force comprised of business leaders who monitored and implemented policies and procedures consistent with CDC and WHO guidance to ensure the health and safety of Company employees, investigated and monitored cases of the virus within the Company, and implemented extraordinary cleaning efforts if exposure concerns arose. To mitigate risks, the Company implemented rigorous cleaning procedures, mandated the wearing of masks, and required physical distancing where possible. Where employees tested positive for COVID-19, the Company deep cleaned areas the employee had visited and engaged in contact tracing. The proactive measures taken helped minimize viral spread within the Company’s employee population throughout 2020.

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STOCK OWNERSHIP

Except as noted below, the table below lists the beneficial ownership of common stock as of March 31, 2021 by all directors and nominees, each of the persons named in the tables in the Executive Compensation section of this proxy statement, and the directors and executive officers as a group. The table also lists all institutions and individuals known to hold more than 5% of the Company’s common stock, which information has been obtained from filings pursuant to Sections 13(d) and (g) of the Securities and Exchange Act of 1934, as amended. Except as otherwise indicated below, each of the entities or persons named in the table has sole voting and investment power with respect to all common stock beneficially owned set forth opposite their name. Unless otherwise indicated, the percentages shown are based on outstanding shares of common stock as of March 22, 2021.

BENEFICIAL STOCK OWNERSHIP OF DIRECTORS, EXECUTIVES AND LARGE STOCKHOLDERS

Name	Shares	Restricted Stock Units(1)	Stock Options Exercisable on or Prior to 5/31/21	Total Shares (including Director Restricted Stock Units)	Total Shares(2)	% of Total Outstanding

Irene M. Esteves	8,970	145,893	—	154,863	8,970	*

Susan M. Gianinno	37,430	145,893	—	183,323	37,430	*

Timothy R. McLevish	33,466	145,893	—	179,359	33,466	*

Jamie Moldafsky	13,450	145,893	—	159,343	13,450	*

P. Cody Phipps	13,450	145,893	—	159,343	13,450	*

John C. Pope	66,501	282,471	—	348,972	66,501	*

James Ray, Jr.(3)	—	—	—	—	—	*

Daniel L. Knotts	1,034,654	—	14,500	1,034,654	1,049,154	1.45%

Terry D. Peterson	271,616	—	—	271,616	271,616	*

John P. Pecaric	162,519	—	—	162,519	162,519	*

Douglas D. Ryan	78,109	—	—	78,109	78,109	*

Deborah L. Steiner	98,212	—	—	98,212	98,212	*

All directors and executive officers as a group (14 persons)	1,987,508	1,011,936	14,500	2,999,444	2,002,008	*

Chatham Asset Management, LLC(4)	7,068,603	—	—	7,068,603	7,068,603	9.79%

Saba Capital Management, L.P.(5)	6,550,651	—	—	6,550,651	6,550,651	9.08%

Diameter Capital Partners LP.(6)	4,115,000	—	—	4,115,000	4,115,000	5.70%

*	Less than one percent.

(1)

Includes all outside director restricted stock units as such restricted stock units are payable in shares of common stock or cash, as determined by the Company, upon termination from the Board of Directors. Includes only those executive officer restricted stock units that will vest prior to May 31, 2021.

(2)	Does not include outside director restricted stock units because ownership of the units does not confer any right to ownership of the underlying shares.

(3)	James Ray, Jr. was appointed a director on February 26, 2021.

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STOCK OWNERSHIP  BENEFICIAL STOCK OWNERSHIP OF DIRECTORS, EXECUTIVES AND LARGE STOCKHOLDERS

(4)

Represents shares of RRD’s common stock beneficially owned as of December 31, 2020 based on the Schedule 13G/A filed on February 16, 2021 by Chatham Asset Management, LLC (“Chatham”). In such filing, Chatham lists its principal business address 26 Main Street, Suite 204, Chatham, New Jersey 07928 and indicates that it has shared investment and voting authority over 7,068,603 shares.

(5)

Represents shares of RRD’s common stock beneficially owned as of December 31, 2020 based on the Schedule 13G/A filed on February 14, 2021 by Saba Capital Management, L.P. (“Saba”). In such filing, Saba lists its principal business 405 Lexington Avenue, 58th Floor, New York, New York 10174 and indicates that it has shared investment and voting authority over 6,550,651 shares.

(6)

Represents shares of RRD’s common stock beneficially owned as of December 31, 2020 based on the Schedule 13G filed on February 16, 2021 by Diameter Capital Partners LP (“Diameter”). In such filing, Diameter lists its principal business 4 West 40th Street, 5th Floor, New York, New York 10018 and indicates that it has shared investment and voting authority over 4,115,000 shares.

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COMPENSATION DISCUSSION

& ANALYSIS

This Compensation Discussion & Analysis (this “CD&A”) will describe the material components of the executive compensation program applicable to our named executive officers (our “NEOs”). While the discussion in the CD&A is focused on our NEOs, many of our executive compensation programs apply broadly across our executive ranks.

Our NEOs for the fiscal year ended December 31, 2020 were:

•	Daniel L. Knotts, our President and Chief Executive Officer and a member of the Board of Directors;

•	Terry D. Peterson, our Executive Vice President, Chief Financial Officer;

•	John P. Pecaric, our President, RRD Business Services;

•	Douglas D. Ryan, our President, RRD Marketing Solutions; and

•	Deborah L. Steiner, our Executive Vice President, Chief Administrative Officer, General Counsel and Secretary.

EXECUTIVE SUMMARY

2020 Performance Overview

While 2020 proved to be a challenging year, we were able to respond to immediate needs while executing on our long-term strategic priorities. To strengthen our core, we executed divestitures while implementing further cost-reduction initiatives to improve margins. Despite market challenges, we drove sales performance by adding new work through our innovative, high-value solutions; creating new offerings to address our clients’ evolving business needs; and delivering organic growth in our strategic product categories. Further, we improved our financial flexibility by substantially reducing our outstanding debt and extending a significant portion of our upcoming maturities. We achieved these successes while simultaneously deploying and executing on our COVID-19 operating plan, designed to protect the health and safety of our employees; maintain operational continuity for our clients; and prudently manage our business performance.

Operational Highlights

In 2020, we continued our journey to transform RRD, focusing on rationalizing operations and reducing our debt burden. We pursued these goals while successfully managing the operational challenges presented by the COVID-19 pandemic. Key operational highlights included our:

•	Response to shifting market demands to capture market opportunities by listening to our clients’ evolving communications needs during the pandemic. For instance, we:

•	supported one new client’s swift distribution of COVID-19 test kits, leveraging our unique regulatory credentials in end-to-end supply chain solutions; and

•	introduced comprehensive vaccination distribution toolkits that provide turnkey support in three key areas.

•	Investment in the expansion of our capabilities through the launch of:

•	ConnectOne by RRD, an end-to-end communications management platform developed to streamline marketing and creative workflows through a single unified portal, and

•	Touchless World by RRD, a comprehensive set of solutions that utilize the power of dynamic, scannable smart tags.

•	Continued focus on our core operations through:

•	The disposition of Donnelley Logistics Services, realized through the successive sales of RRD’s Courier Logistics, International Logistics and DLS Worldwide businesses;

•	The wind-down of operations in Chile; and

•	Consolidations of print facilities in the United States.

•	Reduction of RRD’s long-term debt as of December 31, 2020 by more than $300 million and extension of near-term maturities.

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COMPENSATION DISCUSSION & ANALYSIS  EXECUTIVE SUMMARY

Financial Highlights

RRD navigated substantial uncertainty arising from the COVID-19 pandemic with an unrelenting focus on employee safety, cost-management and operational continuity. Net Sales at RRD declined by 12.9% from the prior year. Notwithstanding this significant sales decline, we increased the profitability of our continuing operations on an adjusted basis due to our focus on cost management. Our income from operations for 2020 declined from $185.3 million in 2019 to $108.1 million in 2020. After adjusting for restructuring and other non-recurring expenses, however, RRD’s non-GAAP Adjusted Income from Operations from Continuing Operations(1) increased from $234.2 million in 2019 to $239.7 million in 2020. Our continued efforts to achieve operational excellence, as reflected in the operational highlights above, and our continued focus on cost take-out activities and strategic capital management practices, supported a fourth consecutive year of strong operating cash flow. These efforts also enabled a further reduction in our total debt by $315 million in 2020, bringing the cumulative reduction since the end of 2016 to $884 million and reducing our Net Leverage Ratio(1) by 0.7x to 3.0x.

Response to COVID-19

We responded to the COVID-19 pandemic with a keen focus on protecting employee health, safety and welfare while managing our cost structure to ensure continuing financial stability and operational capacity to support increased future sales. We formed a COVID-19 Task Force to review guidance from public health authorities and develop policies and practices responsive to such guidance, including the use of personal protective equipment, sanitation of equipment, and contact tracing. In the U.S., many of our employees were furloughed with continuing benefits while they received payments funded by the Paycheck Protection Program. Fourteen facilities were ultimately closed or consolidated with other facilities to reduce costs in relation to decreased client demand. At the same time, we continued to serve clients and, in some instances, realize new business arising from the changing economic environment. Most of our employees were deemed essential employees and we were able to continue operations where necessary.

Pay for Performance

Our executive compensation is closely aligned with the Company’s performance. The total compensation of RRD leadership has declined substantially and in alignment with the Company’s weakened stock price. For example, as of December 31, 2020, as shown in the chart below, RRD’s CEO, Dan Knotts’ realized pay for fiscal year 2020 was 70.5% of his target compensation.

(1)

Target Compensation represents 2020 base salary, 2020 target AIP payment, and: (i) the prorated grant date target value of RSU awards which vested in March 2021 and (ii) the grant date target value of the 2018-2020 PSU award which vested in March 2021.

(2)

Actual Compensation represents 2020 base salary, 2020 actual AIP payment, paid in March 2021, and: (i) the value realized upon vesting of the RSU awards as of December 31, 2020 and (ii) the value of the 2018-2020 PSU award based on the final performance factor of 99.4% and stock price of $2.26 as of December 31, 2020.

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COMPENSATION DISCUSSION & ANALYSIS  EXECUTIVE SUMMARY

Notably, in addition to the decline in 2020, the realized pay of all senior leadership has declined substantially in prior periods because a substantial portion of compensation is equity-based. Compensation reported in prior periods is based on the grant date value of equity awards assuming full vesting, not the current market value or the likely vesting amount of such awards. The HR Committee believes this realized pay is appropriate for RRD’s performance, strongly incentivizes Mr. Knotts and executive leadership to continue advancing RRD’s strategy and growing shareholder value, and is a key indicator of the effectiveness of RRD’s compensation program.

2020 Compensation Highlights

The table below sets forth the key decisions that impacted the compensation of our NEOs in 2020. These decisions were made by our HR Committee and were guided by our compensation philosophy, our actual performance, market pay practices and advice from the HR Committee’s independent compensation consultant. These decisions and payments were made before the full global extent of COVID-19 became apparent. The HR Committee will consider the business and financial impact to RRD and its stockholders and employees in evaluating 2021 performance in 2022.

Key 2020 Compensation Decisions

Base Salary

No NEOs received base salary adjustments in 2020. See page 30 for details.

Annual Incentive Plan (“AIP”)

Payouts under our AIP were based on achievement of our corporate financial targets, which were $240.0 million for non-GAAP Adjusted Income from Operations(1) and $6,000.0 million for non-GAAP Adjusted Net Sales(1). For financial reporting purposes, we achieved (1) Adjusted Income from Operations of $239.7 million and (2) Net Sales of $4,766.3 million. For purposes of calculating the 2020 AIP payout, the Company adjusted for discontinued operations, which were sold after the corporate financial targets were established, to arrive at Adjusted Income from Operations of $261.1 million and Adjusted Net Sales of $5,615.6 million. Based on RRD’s performance against the corporate financial targets, the AIP plan was funded at 105.9% of target. Due to the rapidly changing individual performance objectives required of each employee to enable to the Company’s response to the COVID-19 pandemic, the HR Committee determined the amount payable would not be adjusted, up or down, as in prior years to reflect individual performance.

Long-Term Incentive Plan

Equity grants made under our long-term incentive plan in 2020 continued to more closely align NEO compensation with the interests of our stockholders. 50% of the target value were granted as performance stock units (“PSUs”) and the remaining 50% were granted as restricted stock units (“RSUs”). The RSUs issued in March 2020 vest ratably over a three-year period while the PSUs have a three-year performance period which measures the Company’s performance against pre-determined non-GAAP Adjusted Cumulative Free Cash Flow. Due to grant limitations in our Performance Incentive Plan of 2017, only the NEOs received PSUs and RSUs that settle in RRD stock. Awards to all other executive officers, including a portion of the NEOs awards, were made with phantom PSUs and phantom RSUs that may be settled in RRD stock or a cash payment equal to the stock price of units vesting. Except where a portion of this CD&A speaks specifically to stock-vesting RSUs and PSUs, all references to RSUs and PSU awards in this CD&A include and describe such phantom awards.

Stockholder Feedback on Pay Programs

In 2020, we continued our practice of engaging with stockholders about various corporate governance topics including executive compensation. Telephonic meetings were held or offered with institutional investors to, among other things, gather additional feedback on our compensation programs. In general, the feedback received from stockholders during these meetings with regard to executive compensation was positive and RRD received 94.1% vote in support of its executive compensation programs in the 2020 Say-on-Pay advisory vote. RRD also had rigorous discussions with the same investors about its ESG efforts, for which they were supportive.

Based on our stockholder engagement feedback, as well as our Say-on-Pay advisory vote results, we believe our overall executive compensation program was well received by our stockholders as it is tailored to our business strategies, aligned with our pay for performance philosophy and designed to create long-term value for stockholders.

(1)

Our corporate financial performance targets and results under our incentive plans are sometimes based on non-GAAP financial measures which may be further adjusted as permitted by those plans and approved by the HR Committee. These metrics and the related performance targets are relevant only to our executive compensation program and should not be used or applied in other contexts. Please see Appendix A for a reconciliation of GAAP to non-GAAP amounts.

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COMPENSATION DISCUSSION & ANALYSIS  COMPENSATION PROGRAM DESIGN

COMPENSATION PROGRAM DESIGN

Compensation Philosophy

Our executive compensation program is designed to align the interests of our stockholders and executive officers while providing a total compensation package that enables us to attract talent, reward existing talent for past performance, retain talent, and motivate future performance. The HR Committee seeks to ensure that the compensation of our executive officers is tied to the achievement of both short-term and long-term performance objectives intended to drive stockholder value.

As a result, our compensation philosophy is guided by four principles:

•	Market Competitive—Provide target compensation levels that are competitive within the industries and markets in which we compete for executive talent

•

Performance Driven—Structure incentive plans so that executives share in successes and challenges by varying compensation from target levels based on achievement of performance objectives aligned with our annual and multi-year strategy

•	Balanced—Link pay to performance by making a substantial percentage of total executive compensation variable, or “at risk” through an appropriate balance of annual and long-term incentive awards

•	Stockholder Focused—Align a significant portion of executive pay with long-term stockholder interests through equity awards and stock ownership requirements

Best Practices

Our compensation philosophy and the resulting compensation programs incorporate the following best practices:

Clawback Policy

•  Awards granted under our time-based restricted stock units, cash incentive plans, stock option grants and performance shares or other performance-based awards are subject to forfeiture in the case of (i) fraud, or willing, knowing or intentional misconduct, (ii) the willful, knowing or intentional violation of RRD’s rules or applicable legal or regulatory requirements in the course of an executive officer’s employment, or (iii) conduct which results in the achievement of financial results that were subsequently restated due to RRD’s material noncompliance with any financial reporting requirement as a result of misconduct by any executive officer.

No Tax Gross-Ups	• No NEO is entitled to receive gross-ups for excise taxes or gross-ups on any supplemental benefits or perquisites.

No Dividends or Dividend Equivalents	• We do not pay or accrue for dividends on performance share units or restricted stock units.

Limited Perquisites	• We provide limited perquisites to executive officers.

Stock Ownership Guidelines	• We have meaningful stock ownership guidelines for the executive officers to further strengthen the alignment of management and stockholder interests.

No Repricing	• Our equity plans do not permit option re-pricing or option grants below fair market value.

Risk Management

•  Employees, directors and certain members of their immediate family members are prohibited from pledging, short sales, trading in publicly traded options, puts or calls, hedging or similar transactions with respect to our stock.

Annual Compensation Review

•  The HR Committee conducts an annual review of the executive compensation program to determine how well actual compensation targets and levels meet our overall philosophy and targeted objectives in comparison to both market data and, where available, peer group data.

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COMPENSATION DISCUSSION & ANALYSIS  COMPENSATION PROGRAM DESIGN

Peer Group

On an annual basis, the HR Committee directs Willis Towers Watson to review the Company’s compensation peer group. Our 2020 peer group consists of the following 18 companies:

Alliance Data Systems Corporation	Automatic Data Processing, Inc.	Avery Dennison Corporation
Domtar Corporation	Expeditors International of Washington, Inc.	Fidelity National Information Services, Inc.
Graphic Packaging Holding Company	Hub Group Inc.	News Corporation
Packaging Corporation of America	Pitney Bowes Inc.	Quad/Graphics, Inc.
Sealed Air Corporation	Sonoco Products Co.	The Interpublic Group of Companies, Inc.
Thomson Reuters Corporation	Veritiv Corporation	Xerox Corporation

For 2020, each of Bemis Company, Inc., First Data Corporation, and Fiserv, Inc. were removed from our peer group as a result of their mergers with other enterprises, creating businesses with revenue outside of the HR Committee’s target range.

Based on the assessment of both our peer group and market data, the HR Committee determines whether the overall executive compensation program is consistent with our business strategy and objectives and promotes RRD’s compensation philosophy. In general, compensation levels for our NEOs are targeted at the 50th percentile of target market and peer group data, but the HR Committee also takes into account the performance, experience, skills, level of responsibility and future potential of each NEO rather than adhering to a specific benchmarked percentage for any of our NEOs.

2020 COMPENSATION DETAIL

The table below sets forth the elements of our 2020 compensation program for our NEOs.

Component	Description/Rationale	Key Characteristics
Base Salary (See “Base Salary” on page 30)	• Fixed component of pay • Stable compensation element	• Level of responsibility • Role, responsibilities, experience and individual performance • Skills and future potential • Median of market and peer group data
Annual Incentive Plan (See “Annual Incentive Plan” on page 31)

•   Variable and at-risk cash bonus plan

•   Target amount of bonus is determined as a percentage of the individual’s base salary

•   Rewards achievement against specific, pre-set annual corporate financial targets

•   Subject to a payout which ranges from 0% to 200% of target, with no payout for performance below 80% of the corporate financial target for Adjusted Income from Operations or 90% of the corporate financial target for Adjusted Net Sales

• Corporate financial targets are set by the HR Committee at the start of the year

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COMPENSATION DISCUSSION & ANALYSIS  2020 COMPENSATION DETAIL

Component	Description/Rationale	Key Characteristics
Long-Term Incentive Plan (See “Long-Term Incentive Plan” on page 32)

•   Variable and at-risk compensation which link awards to RRD’s performance to increase alignment with stockholders through the use of PSUs and RSUs

•   Key component to attract and retain executive officers

•   Annual value intended to be a substantial component of overall compensation package for each NEO

•   Award values are determined based on

•   Level of responsibility

•   Individual skills, experience and performance

•   Median of peer group and market survey data

•   PSUs are tied to achievement of selected financial measures over a three-year performance period and payout can range from 0% to 150%

•   RSUs are time-vested over a three-year vesting period

The compensation program for our NEOs is primarily focused on incentive compensation, putting a significant portion of total compensation at risk. Consistent with our philosophy of aligning the compensation of our executive officers with creating long-term value for our stockholders, heaviest weighting is on long-term incentive compensation. The mix of fixed versus variable compensation at target for our NEOs for 2020 was as follows:

Base Salary

The base salaries of our NEOs were reviewed in February 2020, and certain increases in salary proposed by our CEO were approved by the HR Committee. In approving these adjustments, the HR Committee, with guidance from our compensation consultant, considered each NEO’s then-current base salary against the base salaries of executives in similar positions in our peer group, market data, and each NEO’s individual performance, experience, skills, levels of responsibility and future potential. Following the February meeting, in consideration of the impact of the COVID-19 pandemic, the Company froze all salary increases across the Company, including the NEOs, and none of the approved increases were implemented.

Name	Dec. 31, 2019	Dec. 31, 2020	% Change
Daniel L. Knotts	$978,500	$978,500	0%
Terry D. Peterson	$575,000	$575,000	0%
John P. Pecaric	$525,000	$525,000	0%
Douglas D. Ryan	$550,000	$550,000	0%
Deborah L. Steiner	$475,000	$475,000	0%

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COMPENSATION DISCUSSION & ANALYSIS  2020 COMPENSATION DETAIL

Annual Incentive Plan

Consistent with our compensation philosophy, the HR Committee set the corporate financial targets under the AIP for 2020 with the goal of motivating our executive team to meet operational and financial targets to enhance long-term stockholder value. The targets, along with individual performance goals, were set by the HR Committee at the beginning of the year following the presentation of the annual operating budget. The corporate financial targets determine the funding level of the AIP. Corporate financial targets were lower in 2020 than in 2019 to account for lower anticipated Net Sales and Income from Operations on account of the disposition of RRD’s Global Document Solutions business in Europe in 2019 and the planned reduction of non-recurring revenue from RRD’s U.S. Census project, which is conducted every ten years. However, after adjusting for the contribution of these businesses, RRD’s corporate financial targets were higher than in the prior year.

The corporate financial targets under the AIP for 2020 were Adjusted Net Sales and Adjusted Income from Operations. The minimum and maximum payout levels range from 0% to 200% of target, with no payout for performance below 90% of the corporate financial target for Adjusted Net Sales and below 80% of the corporate financial target for Adjusted Income from Operations. NEOs do not receive a payout for achievement of individual performance goals unless the threshold corporate financial target is achieved. Thereafter, individual performance goals can modify an NEO’s AIP payout upward or downward based on achievement of such goals, though in 2020 the Company relied exclusively on corporate financial targets due to the COVID-19 pandemic’s disruptive impact on individual performance goals.

Sixty percent of AIP funding was determined by Adjusted Income from Operations and forty percent of AIP funding was determined by Adjusted Net Sales. Adjusted Income from Operations is a non-GAAP measure defined as Income from Operations adjusted for specified items including, for example, restructuring and impairment charges, business acquisitions and divestitures and the adoption of new accounting principles. Adjusted Net Sales is a non-GAAP measure defined as Net Sales adjusted primarily for business acquisitions and divestitures. The HR Committee believes the use of these non-GAAP adjustments for calculating the corporate financial targets appropriately aligns AIP payouts with performance expectations under RRD’s annual operating budget. The initial performance levels were set by the HR Committee at the beginning of the year after thorough discussion with management regarding the Company’s past targets as well as its historic and forecasted performance, and were challenging goals.

Approximately midway through 2020, the HR Committee discussed the inclusion of alternative performance targets to address the uncertainty caused by the COVID-19 global pandemic and its impact on the Company. However, at the end of 2020 the HR Committee evaluated the Company’s full year performance relative to its originally established corporate financial targets, and the AIP achievement for 2020 was determined based on the corporate financial targets established by the Committee at the beginning of 2020.

The table below sets forth a description of these targets, as well as 2020 achievement levels.

Target	Metric and Weighting(1)	Achievement(1)

Corporate Financial Targets	• Adjusted Net Sales of $6,000.9 million at target (40%)	• Adjusted Net Sales were $5,615.6 million • Resulted in an achievement level of 93.6% of target

	• Adjusted Income from Operations of $240.0 million at target (60%)	• Adjusted Income from Operations was $261.1 million • Resulted in an achievement level of 108.8% of target

(1)

Our corporate financial performance targets and results under our incentive plans are sometimes based on non-GAAP financial measures which may be further adjusted as permitted by those plans and approved by the HR Committee. These metrics and the related performance targets are relevant only to our executive compensation program and should not be used or applied in other contexts. Please see Appendix A for a reconciliation of GAAP to non-GAAP amounts.

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COMPENSATION DISCUSSION & ANALYSIS  2020 COMPENSATION DETAIL

In 2020, with guidance from our compensation consultant, the HR Committee considered each NEO’s then-current AIP Target against the AIP Targets of executives in similar positions in our peer group, market data, and each NEO’s individual performance, experience, skills, levels of responsibility and future potential. Based on this review, the HR Committee increased Mr. Knott’s AIP Target from 125% to 135% and increased Mr. Peterson’s AIP Target from 80% to 90%. AIP target percentages and actual 2020 payouts based on the performance described above are shown in the table below:

Name	AIP Target (%)	AIP Payout at Target ($)	Actual Payout as % of Target (%)	Actual Payout ($)
Daniel L. Knotts	135%	$1,320,975	105.9%	$1,398,913
Terry D. Peterson	90%	$517,500	105.9%	$548,033
John P. Pecaric	80%	$420,000	105.9%	$444,780
Douglas D. Ryan	80%	$440,000	105.9%	$465,960
Deborah L. Steiner	80%	$380,000	105.9%	$402,420

Long-Term Incentive Plan

In 2020, 50% of the target value of our long-term incentive grants were PSUs and 50% were RSUs. Our PSUs were designed to more closely align the interests of our NEOs with our stockholders, while our RSUs were designed to promote retention of our key executives. The HR Committee determines long-term incentive awards to our NEOs based on a review of grants to executives in similar positions in RRD’s peer group, market data, and each NEO’s individual performance, experience, skills, level of responsibility and future potential. RSUs and PSUs are settled in shares.

To limit usage of shares available for grant under our Amended and Restated Performance Incentive Plan of 2017, the HR Committee again rationed equity awards in 2020.    A portion of the awards of RSUs and PSUs in 2020 to NEOs were phantom awards (phantom RSUs and phantom PSUs) that may be settled in cash or shares in the HR Committee’s discretion. Such phantom awards were granted in the same proportion and with the same vesting terms as the RSU and PSU grants. Members of the Company’s executive leadership team who were not NEOs received exclusively phantom RSUs and phantom PSUs. Except as provided herein, all references to RSUs and PSU awards in this section include and describe such phantom awards. In 2020, approximately, 65% of all equity awards to RRD’s executive leadership team were phantom RSUs and PSUs that are expected to be settled in cash.

The PSUs have a three-year performance period which measures the Company’s performance against pre-determined cumulative free cash flow targets. Cumulative free cash flow is a non-GAAP metric defined as cash flow from continuing operations less capital expenditures and certain other adjustments. We continue to use cumulative free cash flow as a metric because we believe it appropriately aligns our executive’s focus on improving our balance sheet flexibility with investing in our business to drive profitable growth. PSUs can pay out at a range from 0% to 150% of target with no shares earned for performance below 75% of target. The RSUs issued vest ratably over a three-year period.

PSUs granted in 2018 completed their three-year performance period in 2020. The Company achieved Adjusted Cumulative Free Cash Flow of 99.7% of target during the performance period, resulting in vesting of 99.4% of the target award amount.

In 2020, the HR Committee approved the following grants to our NEOs under our long-term incentive program:

Name	Grant (# of PSUs)	Grant (# of RSUs)
Daniel L. Knotts	1,134,931	1,134,931
Terry D. Peterson	254,348	254,348
John P. Pecaric	176,087	176,087
Douglas D. Ryan	155,435	155,435
Deborah L. Steiner	172,925	172,925

32	RRD | 2021 NOTICE OF MEETING AND PROXY STATEMENT

COMPENSATION DISCUSSION & ANALYSIS  2020 COMPENSATION DETAIL

Benefit Programs

The Company’s benefit programs were established based upon an assessment of competitive market factors and a determination of what was needed to retain high-caliber executives. For 2020, our primary benefits for executives included participation in broad-based plans at the same benefit levels as other employees. These plans included: savings plans, health and dental programs and various insurance programs, including disability and life insurance. In addition, certain executives, including certain of our NEOs, are provided with the following benefits:

•

Supplemental Insurance: Additional life and disability insurance is provided to enhance the value of our overall compensation program. The premium cost for these additional benefits is included as taxable income for the NEOs and there is no tax gross-up on this benefit.

•

Financial Counseling: Reimbursement of expenses for financial counseling to provide executives with access to an independent financial advisor of their choice. The cost of these services, if utilized, was included as taxable income for the NEO and there was no tax gross-up on this benefit.

•

Automobile Program: A monthly automobile allowance which provided eligible executives with an opportunity to use their car for both business and personal use in an efficient manner. This allowance was included as taxable income to the respective NEOs and there was no tax gross-up on this benefit.

•

Executive Physical: A medical physical examination once per year, including consultations with specialists, dieticians and physiologists, as needed. The cost of these services, if utilized, was included as taxable income for the NEO and there was no tax gross-up on this benefit.

Additionally, certain of our executives, including our NEOs, participated in the following retirement programs, which have been terminated or frozen as described below:

•

Pension Plan: Qualified Retirement Plans (pension plans), which are described under Pension Benefits beginning on page 41 of this proxy statement, were available to employees until December 31, 2011. Because RRD froze its Qualified Retirement Plans as of December 31, 2011, generally no additional benefits will accrue under such plans or the related supplemental retirement plan.

•

Supplemental Retirement Plan: A supplemental retirement plan available to a select group of management or highly paid executives within RRD, including our NEOs, which is described under Pension Benefits beginning on page 41 of this proxy statement, was available until December 31, 2011. This supplemental retirement plan no longer provides benefit accruals because the underlying pension plan described above was frozen as of December 31, 2011. Prior to that, the supplemental retirement plan took into account compensation above limits imposed by the tax laws.

EMPLOYMENT ARRANGEMENTS

Each of our NEOs entered into an employment agreement with RRD in connection with the assumption of his or her position. In 2019, the Company entered into restated employment letters and change in control agreements with each of its executive officers, including each of the NEOs (other than Mr. Knotts). Each employment agreement sets forth, among other things, the NEO’s base salary, target annual bonus opportunity, entitlement to participate in the Company’s benefit plans, equity awards, certain perquisites and provisions with respect to certain payments and other benefits upon termination of employment under certain circumstances (such as an involuntary separation from service, as set forth in the respective employment agreement). Mr. Knotts is also entitled to enhanced benefits in the event he is terminated without “cause” or terminates employment for “good reason” in connection with a “change in control” (each as defined in the applicable employment agreement). Please see Potential Payments Upon a Termination or Change in Control beginning on page 43 of this proxy statement for a description of the foregoing provisions.

CERTAIN OTHER POLICIES

Operation of the Human Resources Committee

The HR Committee establishes and monitors RRD’s overall compensation strategy to ensure that our executive compensation program supports our business objectives and specifically establishes the compensation of the CEO, other senior officers and key management employees.

The HR Committee, with the assistance of Willis Towers Watson (“WTW”), works to analyze competitive market data to determine appropriate base salary levels, annual incentive target levels, and long-term incentive target levels for our executives. In conducting market comparisons, the HR Committee seeks to establish compensation levels that approximate the median of the applicable surveys and peer group. The CEO is not a member of the HR Committee and does not vote on matters concerning executive pay.

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COMPENSATION DISCUSSION & ANALYSIS  CERTAIN OTHER POLICIES

With respect to our CEO’s pay, the HR Committee conducts an annual performance assessment of the CEO and determines appropriate adjustments to all elements of his pay based on his individual performance and the Company’s performance.

For the other executive officers, the CEO makes recommendations to the HR Committee for all elements of pay based on individual performance, market data from our peer group and published survey data. The HR Committee reviews, discusses, modifies, and approves, as appropriate, these recommendations.

The diagram below summarizes the HR Committee’s annual process for setting executive pay, which begins in July and concludes the following February.

July	Review and discuss timeline for setting executive pay
October	Review market competitive data including applicable compensation surveys and peer comparisons
December	Evaluate overall executive pay program • Approve proposed annual incentive plan design • Review proposed long-term incentive designs
February

Finalize executive pay

•  Review performance results for prior year and approve payouts of prior long-term incentive grants

•  Approve the Company’s annual operating plan

•  Approve executive base salaries and annual incentive targets and designs

•  Approve long-term incentive target and designs

At each of its regularly scheduled meetings throughout the year, the HR Committee reviews the Company’s performance under outstanding annual and long-term incentive plans.

Role of the Compensation Consultant

Compensation of executive officers was overseen by the HR Committee, which engaged WTW as its executive compensation consultant to provide objective analysis, advice and recommendations on executive officer compensation and related matters in connection with the HR Committee’s decision-making process. WTW attended all HR Committee meetings, and reported directly to the HR Committee, not to management, on matters relating to compensation for the executive officers.

WTW provided additional services to RRD not under the direction of the HR Committee, whose services were pre-approved by the HR Committee. The HR Committee reviewed the work and services provided by WTW and it determined that (a) such services were provided on an independent basis and (b) no conflicts of interest existed. Factors considered by the HR Committee in its assessment include:

1.	Other services provided to the Company by WTW;

2.	Fees paid by the Company as a percentage of WTW’s total revenue;

3.	WTW’s policies and procedures that are designed to prevent a conflict of interest and maintain independence between the personnel who provide HR services and those who provide these other services;

4.	Any business or personal relationships between individual consultants involved in the engagement and HR Committee members;

5.	Whether any stock of RRD is owned by individual consultants involved in the engagement; and

6.	Any business or personal relationships between the Company’s executive officers and WTW or the individual consultants involved in the engagement.

Role of Management

Management, including the CEO and other executive officers, developed preliminary recommendations regarding compensation matters with respect to all executive officers other than the CEO, and provided these recommendations to the HR Committee. The HR Committee then reviewed management’s preliminary recommendations and made final compensation decisions, with advice from WTW, as appropriate. The management team was responsible for the administration of the compensation programs once the HR Committee’s decisions were finalized.

34	RRD | 2021 NOTICE OF MEETING AND PROXY STATEMENT

COMPENSATION DISCUSSION & ANALYSIS  CERTAIN OTHER POLICIES

Risk Assessment

In 2020, the HR Committee, with the assistance of WTW, reviewed and evaluated our executive and employee compensation practices and concluded, based on this review, that any risks associated with such practices are not reasonably likely to have a material adverse effect on the Company. The determination primarily took into account the balance of cash and equity payouts, the balance of annual and long-term incentives, the type of performance metrics used, incentive plan payout leverage, possibility that the plan designs could be structured in ways that might encourage gamesmanship, avoidance of uncapped rewards, multi-year vesting for equity awards, use of stock ownership requirements for senior management and the HR Committee’s oversight of all executive compensation programs.

Tax Deductibility Policy

Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) generally limits to $1 million annually the federal income tax deduction that that a publicly held corporation like RRD may claim for compensation payable to certain of its respective current and former executive officers, but that deduction limitation historically did not apply to performance-based compensation that met certain requirements. As part of Tax Cuts and Jobs Act of 2017, Section 162(m) of the Code was amended, effective for taxable years beginning after December 31, 2017, to expand the scope of executive officers subject to the deduction limitation and also to eliminate the performance-based compensation exception, though the exception generally continues to be available on a “grandfathered” basis to compensation payable under a written binding contract in effect on November 2, 2017 (which has not been subsequently materially amended).

The HR Committee considered the deductibility of compensation for the Company’s federal income tax purposes in the design of our programs. In determining compensation for our executive officers, the HR Committee generally considers the extent to which the compensation is deductible, including the effect of Section 162(m) of the Code. In prior years, the HR Committee generally sought to structure some of our executive compensation awards and payments so that they qualified as performance-based compensation exempt from the Section 162(m) of the Code deduction limitation where doing so was consistent with RRD’s compensation objectives, but, at the same time, it reserved the right to award nondeductible compensation. The HR Committee will continue to focus on and prioritize its primary goals of structuring compensation programs to attract, motivate and retain executives as well as ensuring that pay aligns with performance and is in the best interests of RRD and its stockholders. Accordingly, achieving these goals may have resulted (and may continue to result, in light of the recent changes in law) in compensation that, in certain cases, is not deductible for federal income tax purposes.

Stock Ownership Guidelines

The HR Committee has established stock ownership guidelines for all NEOs and certain other executives. Consistent with our compensation philosophy, these guidelines are designed to require the Company’s executives to have a meaningful equity ownership in RRD, and thereby link their interests with those of our stockholders. These stock ownership guidelines provide that within three years of hire or promotion, all of our NEOs, other than our CEO, must own and retain Company capital stock having a fair market value of 3x their salary and that our CEO must own and retain Company stock having a fair market value of 5x his salary. In the event a NEO does not achieve or make progress toward the required stock ownership level, the HR Committee has the discretion to take appropriate action. As a result of the decline in the Company’s stock price over the past five years, Dan Knotts and Terry Peterson, but not the other NEOs, have achieved their required stock ownership level. No executive subject to stock ownership guidelines has attempted or requested to sell their capital stock.

Hedging

The Board of Directors believes that hedging transactions that allow holders to own the Company’s securities without the full risks and rewards of ownership separate the holder’s interest from those of other stockholders. Accordingly, with respect to RRD securities, the Board adopted a policy forbidding directors, officers, and employees of the Company or its subsidiaries from pledging, holding in a “margin account” at a broker-dealer, short sales, trading in publicly traded options, puts or calls, hedging or any similar transactions or arrangements.

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COMPENSATION DISCUSSION & ANALYSIS  CERTAIN OTHER POLICIES

Changes to the 2021 Executive Compensation Program

Following Fiscal Year-End

Continued Rationing of Equity Awards

To ensure continued availability of shares for grant under the Amended and Restated Performance Incentive Plan of 2017, the HR Committee again rationed the use of stock-settled annual long-term incentive grants in 2021. A fixed amount RSUs and PSUs that vest solely in shares of stock of the Company were allocated among the Company’s NEOs in proportion to the target value of their annual long- term incentive awards. To the extent NEOs and members of the Company’s executive leadership team were not able to receive stock-settled RSUs and PSUs for the full target value of their annual long-term incentive award, such executives received phantom awards of RSUs and PSUs that settle in either cash or Company common stock. Additionally, to further reduce share usage under the Company’s Amended and Restated Performance Incentive Plan of 2017, PSUs already awarded will pay out upon vesting partially in cash to the extent such payments are in excess of the target award amount.

Elimination of Adjusted Net Sales as Corporate Financial Target in 2021 AIP Plan

The economic environment resulting from the COVID-19 pandemic continues to challenge the Company’s ability to forecast net sales. In such a challenging economic environment, the HR Committee believes that the AIP plan should incentivize cost management and alignment with the Company’s revenue by using Income from Operations as the sole corporate financial target for the 2021 AIP plan. Additionally, to ensure the AIP plan incentivized management in the face of continuing economic uncertainty, the HR Committee lowered the payout threshold to 70% of the IFO target (from 80%).

HUMAN RESOURCES COMMITTEE REPORT

The HR Committee of the Board of Directors of R. R. Donnelley & Sons Company, on behalf of the Board, establishes and monitors the Company’s overall compensation strategy to ensure that executive compensation supports the business objectives. In fulfilling its oversight responsibilities, the HR Committee reviewed and discussed with management the Compensation Discussion & Analysis set forth in this proxy statement.

In reliance on the review and discussions referred to above, the HR Committee recommended to the Board that the Compensation Discussion & Analysis be incorporated in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020 and the Company’s proxy statement to be filed in connection with the Company’s 2021 Annual Meeting of Stockholders.

The HR Committee of R. R. Donnelley & Sons Company

Irene M. Esteves, Chair

Susan M. Gianinno

Timothy R. McLevish

Jamie Moldafsky

36	RRD | 2021 NOTICE OF MEETING AND PROXY STATEMENT

EXECUTIVE COMPENSATION

The Summary Compensation Table provides compensation information about our principal executive officer, principal financial officer, and the three most highly compensated executive officers other than the principal executive officer and principal financial officer as of December 31, 2020.

2020 SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	Change in Pension Value ($)(4)	All Other Compensation ($)(5)	Total ($)
Daniel L. Knotts President and Chief Executive Officer	2020	978,500	—	4,495,017	1,398,913	138,171	41,209	7,051,809
	2019	978,500	—	4,328,794	973,608	229,200	37,806	6,547,908
	2018	971,375	—	4,061,026	750,999	—	39,482	5,822,882

Terry D. Peterson Executive Vice President and Chief Financial Officer	2020	575,000	—	1,007,372	548,033		42,047	2,172,452
	2019	575,000	—	1,029,128	377,145	—	35,777	2,017,050
	2018	568,750	—	972,950	282,440	—	36,067	1,860,207

John P. Pecaric President—RRD Business Services	2020	525,000	—	697,412	444,780	29,243	39,637	1,736,072
	2019	518,750	—	684,302	318,941	73,546	39,637	1,635,176
	2018	493,750	—	676,832	235,285	—	39,112	1,444,979

Douglas D. Ryan President—RRD Marketing Solutions	2020	550,000	—	615,616	465,960	—	36,390	1,667,966
	2019	550,000	—	511,845	350,590	—	33,890	1,446,325
	2018	550,000	250,000	465,320	308,000	—	33,890	1,607,210
Deborah L. Steiner Executive Vice President, Chief Administrative Officer and General Counsel	2020	475,000	—	684,888	402,420	—	28,006	1,590,314
	2019	462,500	40,000	589,395	311,554	—	28,284	1,431,733
	2018	406,251	52,500	629,239	208,760	—	27,009	1,323,759

(1)

The 2018 amount for Mr. Ryan reflects a one-time sign-on bonus that was paid in 2018. The 2019 and 2018 amounts for Ms. Steiner reflect long-term incentive compensation paid as cash awards (the “Cash Awards”) granted under the Company’s 2012 Performance Incentive Plan (the “2012 PIP”) in 2014, 2015, and 2016.

(2)

The amounts shown in this column constitute the aggregate grant date fair value of RSUs and PSUs, including phantom units, granted during fiscal years 2020, 2019 and 2018 under the 2017 PIP. The amounts are valued in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation — Stock Compensation (which we refer to as ASC Topic 718). See Note 16 to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 for a discussion of the relevant assumptions used in calculating the fair value pursuant to ASC Topic 718. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. Assuming the maximum performance level is achieved, the grant date fair value of the PSUs for each NEO is as follows: $3,371,263 for Mr. Knotts; $755,529 for Mr. Peterson; $523,059 for Mr. Pecaric; $461,713 for Mr. Ryan; and $513,666 for Ms. Steiner.

(3)

The amounts shown in this column include payments made under our AIP, which is a subplan of the 2017 PIP. At the outset of each year, the HR Committee sets performance criteria that are used to determine whether and to what extent the NEOs will receive payments under the AIP. See Compensation Discussion & Analysis beginning on page 25 of this proxy statement for further information on the 2020 payments.

(4)

The amounts shown in this column include the aggregate of the increase, if any, in actuarial values of each of the named executive officer’s benefits under our Pension Plans and Supplemental Pension Plans.

(5)

Amounts in this column include the value of the following perquisites and other compensation provided to the NEOs in 2020: (a) an amount for automobile allowance which is the amount actually paid to each NEO; (b) personal tax/financial advice which is valued at actual amounts paid to each provider of such advice; (c) the premium paid by the Company for group term life insurance and supplemental disability insurance; and (d) imputed income from Company provided life insurance. Mr. Knotts is also able to use certain country clubs at which the Company has a business purpose membership for his personal use but to the extent that there is an incremental cost to the Company, Mr. Knotts reimburses the Company for such personal use.

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EXECUTIVE COMPENSATION  2020 SUMMARY COMPENSATION TABLE

The table below provides further detail regarding the perquisites and other compensation paid to our NEOs in 2020:

Named Executive Officer		Corporate Automobile Allowance ($)	Personal Tax/ Financial Advice ($)	Supplemental Life Insurance Premium ($)	Supplemental Disability Insurance Premium ($)	Imputed Income from Company Provided Life Insurance ($)	Other ($)	Total ($)
Daniel L. Knotts	2020	16,800	7,523	2,050	14,449	387	—	41,209
Terry D. Peterson	2020	16,800	8,550	10,215	6,095	387	—	42,047
John P. Pecaric	2020	16,800	525	12,415	9,510	387	—	39,637
Douglas D. Ryan	2020	16,800	2,500	6,995	9,708	387	—	36,390
Deborah L. Steiner	2020	16,800	925	3,935	6,139	207	—	28,006

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EXECUTIVE COMPENSATION  2020 GRANTS OF PLAN-BASED AWARDS

2020 GRANTS OF PLAN-BASED AWARDS

The following table shows additional information regarding: (i) the threshold, target and maximum level of annual cash incentive awards for our NEOs for performance during 2020 under our AIP; and (ii) RSUs and PSUs (including phantom awards) granted in March 2020 that were awarded to help focus their attention on building stockholder value.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stocks or Units (#)(3)	Grant Date Fair Value of Stock and Option Awards(4)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Daniel L. Knotts	—	264,195	1,320,975	2,641,950	—	—	—	—	—
	3/2/2020	—	—	—	567,466	1,134,931	1,702,397	—	2,247,509
	3/2/2020	—	—	—	—	—	—	1,134,931	2,247,509

Terry D. Peterson	—	103,500	517,500	1,035,000	—	—	—	—	—
	3/2/2020	—	—	—	127,174	254,348	381,522	—	503,687
	3/2/2020	—	—	—	—	—	—	254,348	503,687

John P. Pecaric	—	84,000	420,000	840,000	—	—	—	—	—
	3/2/2020	—	—	—	88,044	176,087	264,131	—	348,706
	3/2/2020	—	—	—	—	—	—	176,087	348,706

Douglas D. Ryan	—	88,000	440,000	880,000	—	—	—	—	—
	3/2/2020	—	—	—	77,718	155,435	233,153	—	307,809
	3/2/2020	—	—	—	—	—	—	155,435	307,809

Deborah L. Steiner	—	76,000	380,000	760,000	—	—	—	—	—
	3/2/2020	—	—	—	86,463	172,925	259,388	—	342,444
	3/2/2020	—	—	—	—	—	—	172,925	342,444

(1)

In each case, the amount actually earned by each NEO under the Company Annual Incentive Plan is reported as Non-Equity Incentive Plan Compensation in the 2020 Summary Compensation Table. See Compensation Discussion & Analysis beginning on page 25 of this proxy statement for further information on these payments.

(2)

Consists of PSUs and phantom PSUs awarded under the 2017 PIP. The awards granted on March 2, 2020 vest in full on the third anniversary of the grant date, to the extent earned by performance results. The PSUs and phantom PSUs can be earned based on a cumulative free cash flow measure over the three-year performance period. PSUs can pay out at a range of 0% to 150% of target, with no shares earned for performance below 75% of target. The PSUs have no dividend or voting rights and are payable in shares of common stock of the Company upon vesting. The phantom PSUs have no dividend equivalent rights and are payable in stock or cash based on the value of shares of common stock of the Company upon vesting. NEO employment agreements provide for accelerated vesting of equity awards under certain circumstances. See Potential Payments Upon Termination or Change in Control beginning on page 43 of this proxy statement.

(3)

Consists of RSUs and phantom RSUs awarded under the 2017 PIP. The awards granted on March 2, 2020 vest in three installments on the anniversary of the grant date. The RSUs have no dividend equivalent or voting rights and are payable in shares of common stock of the Company upon vesting. The phantom RSUs have no dividend equivalent rights and are payable in stock or cash based on the value of shares of common stock of the Company upon vesting. NEO employment agreements provide for accelerated vesting of equity awards under certain circumstances. See Potential Payments Upon Termination or Change in Control beginning on page 43 of this proxy statement.

(4)

Grant date fair value with respect to the awards is determined in accordance with ASC Topic 718. See Note 16 to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 for a discussion of the relevant assumptions used in calculating grant date fair value pursuant to ASC Topic 718. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions.

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EXECUTIVE COMPENSATION  OUTSTANDING EQUITY AWARDS AT 2020 FISCAL YEAR-END

OUTSTANDING EQUITY AWARDS AT 2020 FISCAL YEAR-END

The following table shows certain information about unexercised options and unvested stock awards at December 31, 2020. All amounts below have been adjusted to give effect to the 1-for-3 reverse stock split that was effective October 1, 2016.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable(1)	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(3)(4)
Daniel L. Knotts	14,500	—	21.48	3/1/2022	—	—	—	—
	—	—	—	—	1,548,390	3,499,361	1,921,554	4,342,712
Terry D. Peterson	—	—	—	—	352,849	797,439	441,973	998,859
John P. Pecaric	—	—	—	—	244,974	553,641	307,153	694,166
Douglas D. Ryan	—	—	—	—	211,343	477,635	258,366	583,907
Deborah L. Steiner	—	—	—	—	239,856	542,075	299,109	675,986

Note:	Multiple awards have been aggregated where the expiration date and the exercise price of the instruments are identical.

(1)

In connection with RRD’s spinoff of LSC Communications and Donnelly Financials Solutions in 2016, certain option awards held by Mr. Knotts were converted and adjusted into options to purchase the common stock of each spin-off company and are not included in this table.

(2)	The following table provides information with respect to the vesting of each NEO’s outstanding unvested restricted stock units and performance stock units that are set forth in the above table.

Vesting Date	Knotts	Peterson	Pecaric	Ryan	Steiner
3/2/2021	822,139	191,117	132,667	102,667	126,411
3/4/2021	151,250	35,959	25,198	21,597	24,869
3/2/2022	378,311	84,782	58,695	51,811	57,643
3/4/2022	605,003	143,833	100,784	86,387	99,476
3/2/2023	1,513,241	339,131	234,783	207,247	230,566

(3)	Assumes a closing price per share of $2.26 on December 31, 2020, the last trading day of the year.

(4)

Reflects that performance on unearned shares for the 2018, 2019, and 2020 grants are tracking above threshold but below target for such awards. As such, the values included in this column reflects the target payment value of these unearned shares.

40	RRD | 2021 NOTICE OF MEETING AND PROXY STATEMENT

EXECUTIVE COMPENSATION  2020 OPTION EXERCISES AND STOCK VESTED

2020 OPTION EXERCISES AND STOCK VESTED

The following table shows information regarding the value of options exercised and RSUs and PSUs that vested during 2020.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)(2)
Daniel L. Knotts	—	—	377,245	722,238
Terry D. Peterson	—	—	90,661	173,513
John P. Pecaric	—	—	64,140	122,711
Douglas D. Ryan	—	—	47,182	81,939
Deborah L. Steiner	—	—	58,677	112,526

(1)	Represents the vesting of RSUs and PSUs under the Company’s equity plans.

(2)

Value realized on vesting of RSUs and PSUs is the fair market value on the date of vesting. For RSUs that vested on March 2, 2020, fair market value is based on the closing price of $1.88 per share. For RSUs that vested on March 4, 2020, fair market value is based on the closing price of $1.99 per share. For PSUs that vested on March 3, 2020, fair market value is based on the closing price of $1.83 per share. Closing prices are as reported on the NYSE.

PENSION BENEFITS

Generally, effective December 31, 2011, the Company froze benefit accruals under all of its then-existing Federal income tax qualified U.S. defined benefit pension plans (collectively referred to as the Qualified Retirement Plans) that were still open to accruals. Therefore, beginning January 1, 2012, participants generally ceased earning additional benefits under the Qualified Retirement Plans. Thereafter, the Qualified Retirement Plans were merged into one Qualified Retirement Plan and generally no new participants will enter this plan. Before the Qualified Retirement Plans were frozen, accrual rates varied based on age and service. Accruals for the plans were calculated using compensation that generally included salary and annual cash bonus awards. The Qualified Retirement Plan is funded entirely by the Company with contributions made to a trust fund from which the benefits of participants are paid.

The amount of annual earnings that may be considered in calculating benefits under a Federal income tax qualified pension plan is limited by law. The U.S. Internal Revenue Code also places other limitations on pensions that can accrue under tax qualified plans. Prior to being frozen, to the extent an employee’s pension would have accrued under one of the Qualified Retirement Plans if it were not for such limitations, the additional benefits were accrued under an unfunded supplemental pension plan (referred to as the “SERP”). On December 31, 2020, approximately 168 individuals were covered by the SERP as active employees or terminated employees with vested benefits who did not receive payments in 2020, and in 2020 approximately 151 individuals received payments from the SERP. Prior to a change in control of the Company, the SERP is unfunded and provides for payments to be made out of the Company’s general assets. Because the Company froze the Qualified Retirement Plans as of December 31, 2011, generally no additional benefits will accrue under the Qualified Retirement Plan or the related SERP.

Some participants in the Qualified Retirement Plan, including those that have a cash balance or pension equity benefit, can elect to receive either a life annuity or a lump sum amount upon termination. Other participants will receive their Qualified Retirement Plan benefit in the form of a life annuity. Under a life annuity benefit, benefits are paid monthly after retirement for the life of the participant or, if the participant is married or chooses an optional benefit form, generally in a reduced amount for the lives of the participant and spouse or other named beneficiary.

Mr. Peterson, Mr. Ryan and Ms. Steiner were hired after the Qualified Retirement Plan was frozen and thus they are not participants in the Qualified Retirement Plan or the SERP. For Mr. Knotts and Mr. Pecaric, the table below shows the present value of their accumulated benefit under the Qualified Retirement Plan and the SERP as of December 31, 2020.

See Note 10 to the Consolidated Financial Statements included in our annual report on Form 10-K for the fiscal year ended December 31, 2020 for a discussion of the relevant assumptions used in calculating the present value of the current accrued benefit with respect to each NEO under the Qualified Retirement Plan and the SERP set forth in the table below.

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EXECUTIVE COMPENSATION  2020 PENSION BENEFITS TABLE

2020 PENSION BENEFITS TABLE

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
Daniel L. Knotts	Pension Plan	25	$391,014	—
	SERP	25	$883,993	—
John P. Pecaric	Pension Plan	26	$406,098	—
	SERP	26	$103,042	—

42	RRD | 2021 NOTICE OF MEETING AND PROXY STATEMENT

POTENTIAL PAYMENTS UPON

TERMINATION OR CHANGE IN CONTROL

TERMINATION OTHER THAN AFTER A CHANGE IN CONTROL

MR. KNOTTS

The Company entered into an employment agreement with Mr. Knotts in 2016 (the “Knotts Employment Agreement”) in connection with his appointment as President and CEO. The agreement provides for severance in the event Mr. Knott’s employment is terminated by the Company without “Cause” or by Mr. Knotts for “Good Reason” (in each case, as defined in Mr. Knott’s agreement).

OTHER NEOs

All of our NEOs (other than Mr. Knotts) entered into restated employment letters with the Company in 2019 entitling them to receive severance under the terms of the Company’s Senior Leadership Separation Pay Plan (“SLSPP”). For each NEO other than Mr. Knotts, the SLSPP provides for payments of certain benefits, as described below, upon termination of employment.

The purpose of the SLSPP is to provide certain severance benefits to key employees of the Company, including the NEOs, other than Mr. Knotts. Under the SLSPP, if an eligible employee is terminated without cause or if an eligible employee resigns for good reason (in each case, as defined in the SLSPP), each a “Qualifying Termination,” then, the eligible employee is eligible to receive the following benefits:

1.	An amount equal to 1.5X of the eligible employee’s annualized total compensation (as defined in the SLSPP), payable in equal periodic installments over an 18-month period;

2.

A lump-sum amount equal to the amount, if any, that would have been payable to the executive officer under the Company’s annual bonus program for the calendar year in which the separation from service occurs had such executive officer remained employed through such calendar year, based on the Company’s actual performance and pro-rated based on the number of days the executive officer was employed by the Company during the calendar year (the “Pro-Rata Bonus”);

3.	Continued COBRA coverage (subsidized by the Company at active employee rates) under the Company’s medical (including the executive officer physical program), dental and vision plans for 18 months; and

4.	Continued coverage (paid by the Company) under the executive officer’s separate individual life and disability policies and financial planning benefit, in each case, for 18 months.

In addition, the executive officer must execute and comply with a separation agreement, which, among other things, will include restrictive covenants, such as an 18-month post-termination noncompete, an 18-month post termination customer non-solicit, a 24-month post-termination employee non-solicit and a perpetual confidentiality clause.

The benefits to be provided to each NEO in each of those situations are described in the tables below, which assume that the termination took place on December 31, 2020.

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POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

TERMINATION AFTER A CHANGE IN CONTROL

MR. KNOTTS

The Knotts Employment Agreement provides for severance benefits in the event Mr. Knott’s employment is terminated by the Company without “Cause” or by Mr. Knotts for “Good Reason” (in each case, as defined in the Knotts Employment Agreement) following a Change in Control (as defined in the Knotts Employment Agreement). Mr. Knotts is not entitled to tax gross-ups upon a termination after a Change in Control (as defined in his employment agreement). The Knotts Employment Agreement provides that, if an excise tax is triggered, his Change in Control payments will be reduced below the threshold triggering the excise tax if the net, after-tax benefit to Mr. Knotts is higher.

OTHER NEOs

Each NEO, other than Mr. Knotts, is a party to a Change in Control Agreement, which provides for enhanced severance upon a qualifying termination in connection with a change in control (as defined in the change in control agreements). Specifically, in the event of a termination by the Company for reasons other than cause or on account of the executive officer’s death, or if the executive officer resigns for good reason (in each case, as defined in the Change in Control Agreement) during the 24-month period following the date of a change in control, the executive officer is eligible to receive:

1.

A lump-sum cash payment equal to 2.0X the executive officer’s annualized total compensation (as defined in the Change in Control Agreement); provided that, in some instances, such amount may be paid in equal regular installments over a 24-month period;

2.

A lump-sum amount equal to the amount, if any, that would have been payable to the executive officer under the Company’s annual bonus program for the calendar year in which the separation from service occurs had such executive officer remained employed through such calendar year, based on the Company’s actual performance and pro-rated based on the number of days the executive officer was employed by the Company during the calendar year;

3.	Continued COBRA coverage (subsidized at active employee rates) under the Company’s medical (including the executive officer physical program), dental and vision plans for a period of 18 months; and

4.

Continued coverage (paid by the Company) under the executive officer’s separate individual life and disability policies and the executive officer’s financial planning benefit, in each case, for a period of 24 months.

POTENTIAL PAYMENT OBLIGATIONS UNDER EMPLOYMENT AGREEMENTS UPON TERMINATION OF EMPLOYMENT

The following tables set forth our payment obligations under Mr. Knott’s employment agreement and each other NEO’s rights under the SLSPP upon a termination of the employment of our NEOs. The tables do not include payments or benefits that do not discriminate in scope, terms or operation in favor of the NEOs and are generally available to all salaried employees, or pension payments that are discussed in the Pension Benefits section beginning on page 41 of this proxy statement.

Unless otherwise noted, the descriptions of the payments below are applicable to all of the tables relating to potential payments upon termination or termination after a change in control.

Disability or Death—To the extent that a NEO participates in our pension plan, such NEO could be entitled to pension benefits upon disability or death according to the terms of the pension plan. The employment agreements provide that in the event of disability or death, in addition to payments under the Company’s disability benefits plan or life insurance program, as applicable, and each as available to all salaried employees, each NEO is entitled to benefits paid under a supplemental disability insurance policy or supplemental life insurance policy, as applicable, maintained by the Company for the NEO’s benefit. Pursuant to the terms of the Company’s AIP, each NEO is also entitled to his or her pro-rated annual bonus for the year in which the disability or death occurs, payable at the same time as and to the extent that all other annual bonuses are paid and as available to all salaried employees.

Additionally, all unvested equity awards held by each NEO will immediately vest upon disability or death pursuant to the terms of the applicable award agreements.

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POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Equity Acceleration—Pursuant to the terms of the SLSPP, equity awards for all NEOs other than Mr. Knotts are treated in accordance with the underlying equity award agreements. All agreements for awards through 2018 specify that all equity awards are forfeited in the event of termination by the Company for any reason (other than disability, or death or following a change of control) or in the event of the resignation of the NEO. Agreements for awards made after 2018 specify that all NEOs except Mr. Knotts will receive a pro rata portion of their target award in the event of retirement or if the NEO is terminated by the Company without Cause. With respect to Mr. Knotts, all outstanding equity awards, other than PSUs, will vest at target in the event Mr. Knotts’s employment is terminated by the Company without Cause or if Mr. Knotts resigns for Good Reason, and all PSUs shall vest pursuant to the applicable award agreement. All NEOs, including Mr. Knotts, are generally entitled to immediate vesting at target of all outstanding equity awards in the event of disability or death or upon resignation for Good Reason or termination without Cause following a change of control (as defined in the applicable performance incentive plan). In all other cases, the awards will be forfeited.

Value of accelerated RSUs is the fair market value on the date of termination. Value of accelerated PSUs is the fair market value on the date of termination. For purposes of the tables, fair market value is the closing price on December 31, 2020 (the last trading day of the fiscal year) of $2.26.

Health Care Benefits—The SLSPP provides that, after resignation for good reason or termination without cause, the Company will continue providing medical (including the executive officer physical program), dental, and vision coverage to the NEO that the NEO was eligible to receive immediately prior to such termination for a period of time under COBRA subsidized by the Company at active employee rates. For Mr. Knotts, this period is 24 months after such resignation or termination before a Change in Control, and the last day of the second calendar year following the calendar year in which such termination occurs after a Change in Control. For Mr. Peterson, Mr. Pecaric, Mr. Ryan and Ms. Steiner this period is 18 months after such resignation or termination. In the event of resignation other than for good reason or termination with Cause, the NEO is entitled to the same benefits as all other employees would be entitled to after termination. Benefits payable upon disability or death are described above in “Disability or Death.”

280G Tax Treatment—Upon a change in control (as defined in Section 4999) of the Company, an NEO may be subject to certain excise taxes under Section 4999 of the Internal Revenue Code with respect to payments that are treated as excess parachute payments under Section 280G. With respect to Mr. Knotts, the Company will reduce the amount of the payments the NEO would otherwise be entitled to receive to below the threshold triggering the excise taxes under Section 4999, provided that the net, after-tax benefit to the NEO is higher.

The tables assume that termination, including termination following a Change in Control, took place on December 31, 2020 based on the arrangements in place with each NEO on such date.

Mr. Knotts, the Company’s President and Chief Executive Officer, would be entitled to the following:

	Resignation for Good Reason or Termination Without Cause ($)		Resignation for other than Good Reason or Termination With Cause ($)	Resignation for Good Reason or Termination Without Cause after Change in Control ($)		Disability ($)		Death ($)
Cash:
Base Salary	1,957,000	(1)	—	2,925,715	(2)	—(3)		—
Bonus	2,641,950	(1)	—	3,949,715	(2)	—(4)		—(4)
Lump Sum	—		—	75,000	(2)	—		—

Equity:(5)
Restricted Stock Units(6)	3,499,361		—	3,499,361		3,499,361		3,499,361
Performance Stock Units(7)	2,292,793		—	4,342,712		4,342,712		4,342,712

Benefits and Perquisites:(8)
Post-Termination Health Care	22,378		—	22,378		—		—
Supplemental Life Insurance	4,100		—	4,100		—		2,000,000	(9)
Supplemental Disability Insurance	28,898		—	28,898		2,650,000	(10)	—
Financial Planning	24,000		—	24,000		—		—
Car Allowance	33,600		—	33,600		—		—
Total:	10,504,080		—	14,905,480		10,492,073		9,842,073

(1)	Mr. Knotts is entitled to 2x base salary and 2x target annual bonus as if all targets and objectives had been met, paid over the applicable severance period.

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POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

(2)

Mr. Knotts is entitled to 2.99x base salary and 2.99x target annual bonus as if all targets and objectives had been met, paid over the applicable severance period. Mr. Knotts is also entitled to his pro-rated annual bonus for the year in which the termination after a Change in Control occurs, payable at the same time as and to the extent that all other annual bonuses are paid. This bonus is not reflected in this table as, assuming a termination date of December 31, 2020, Mr. Knotts would have been entitled to this bonus pursuant to the terms of the AIP under which the annual bonus is paid (which provides for payment of the bonus to any participant who is on the payroll of the Company as of December 31) which are the same terms generally available to all salaried employees who participate in the plan. Mr. Knotts is also entitled to a lump sum in the event of a Change in Control.

(3)	Mr. Knotts is entitled to the same 50% of base salary until age 65 with a maximum $10,000 per month that is generally available to all salaried employees upon disability.

(4)

Pursuant to the terms of the Company’s AIP, Mr. Knotts is entitled to his pro-rated annual bonus for the year in which the disability or death occurs, payable at the same time as, and to the extent that, all other annual bonuses are paid which are the same terms generally available to all salaried employees who participate in the plan. As Mr. Knotts would have been entitled to his annual bonus on December 31 pursuant to the terms of the AIP, the bonus is not reflected in this table for a termination due to disability or death.

(5)	Assumes a price per share of $2.26 on December 31, 2020.

(6)	All unvested equity awards held by Mr. Knotts will immediately vest under the terms of the 2012 and 2017 PIP.

(7)

Mr. Knotts’s unvested PSU awards granted after 2018 will vest at target in the event of death, disability or a Change in Control and a pro rata portion will vest at target in the event of his Retirement. PSU awards granted in 2018 vest at 50% of target in the event of death, disability or a Change in Control.

(8)	Except as disclosed, Mr. Knotts receives the same benefits that are generally available to all salaried employees upon disability or death.

(9)	Represents benefits payable under a supplemental life insurance policy maintained by the Company for the benefit of Mr. Knotts in excess of the amount generally available to all salaried employees.

(10)

Represents benefits payable under a supplemental disability insurance policy maintained by the Company for the benefit of Mr. Knotts in excess of the amount generally available to all salaried employees.

Mr. Peterson, the Company’s Executive Vice President and Chief Financial Officer, would be entitled to the following:

	Termination Without Cause ($)		Termination With Cause ($)	Resignation for Good Reason or Termination Without Cause after a Change in Control ($)		Disability ($)	Death ($)
Cash:
Base Salary	862,500	(1)	—	1,150,000	(2)	—(3)	—
Bonus	776,250	(1)	—	1,035,000	(2)	—(4)	—(4)
Equity:(5)
Restricted Stock Units(6)	227,573		—	797,439		797,439	797,439
Performance Stock Units(7)	534,800		—	998,859		998,859	998,859
Benefits and Perquisites:(8)
Post-Termination Health Care	11,254		—	11,254		—	—
Supplemental Life Insurance(9)	15,323		—	20,430		—	2,000,000
Supplemental Disability Insurance(10)	9,143		—	12,190		2,012,667	—
Financial Planning	18,000		—	24,000		—	—
Car Allowance	—		—	—		—	—
Total:	2,454,843		—	4,049,172		3,808,964	3,796,298

(1)

Upon a Termination Without Cause, Mr. Peterson is entitled to 1.5x Annualized Total Compensation (base salary and target annual bonus) as if all targets and objectives had been met, paid over the applicable severance period.

(2)

Upon Termination Without Cause after a Change in Control, Mr. Peterson is entitled to 2x Annual Total Compensation if all targets and objectives had been met. Mr. Peterson is also entitled to his pro-rated annual bonus for the year in which the termination after a Change in Control occurs, payable at the same time as and to the extent that all other annual bonuses are paid. This bonus is not reflected in this table as, assuming a termination date of December 31, 2020, Mr. Peterson would have been entitled to this bonus pursuant to the terms of the AIP under which the annual bonus is paid (which provides for payment of the bonus to any participant who is on the payroll of the Company as of December 31) which are the same terms generally available to all salaried employees who participate in the plan.

(3)	Mr. Peterson is entitled to the same 50% of base salary until age 65 with a maximum $10,000 per month that is generally available to all salaried employees upon disability.

(4)

Pursuant to the terms of the Company’s AIP, Mr. Peterson is entitled to his pro-rated annual bonus for the year in which the disability or death occurs, payable at the same time as and to the extent that all other annual bonuses are paid which are the same terms generally available to all salaried employees who participate in the plan. As Mr. Peterson would have been entitled to his annual bonus on December 31 pursuant to the terms of the AIP, the bonus is not reflected in this table for a termination due to disability or death.

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POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

(5)	Assumes a price per share of $2.26 on December 31, 2020.

(6)

All unvested RSU awards granted after 2018 held by Mr. Peterson will immediately vest in the event of a Termination without Cause or a resignation for Good Reason after a Change in Control or upon disability or death, pursuant to the terms of the applicable award agreements. All unvested RSU awards granted on 2018 will immediately vest in the event of a termination without Cause after a Change in Control or upon disability or death, pursuant to the terms of the applicable award agreements. Mr. Peterson is also entitled to a pro rata portion of unvested RSUs granted after 2018 upon a Termination without Cause or Retirement.

(7)

Mr. Peterson’s unvested PSU awards granted after 2018 shall vest at target upon disability or death or in the event of a Change in Control. PSU awards granted after 2018 also vest on a pro rata basis in the event of Termination without Cause or Retirement. Mr. Peterson’s unvested PSU award granted in 2018 shall vest at 50% of target upon disability or death or in the event of a Change in Control.

(8)	Except as disclosed, Mr. Peterson receives the same benefits that are generally available to all salaried employees upon disability or death.

(9)	Represents benefits payable under a supplemental life insurance policy maintained by the Company for the benefit of Mr. Peterson in excess of the amount generally available to all salaried employees.

(10)

Represents benefits payable under a supplemental disability insurance policy maintained by the Company for the benefit of Mr. Peterson in excess of the amount generally available to all salaried employees.

Mr. Pecaric, the Company’s President, RRD Business Services, would be entitled to the following:

	Termination Without Cause ($)		Termination With Cause ($)	Resignation for Good Reason or Termination Without Cause after a Change in Control ($)		Disability ($)	Death ($)
Cash:
Base Salary	787,500	(1)	—	1,050,000	(2)	—(3)	—
Bonus	630,000	(1)	—	840,000	(2)	—(4)	—(4)

Equity:(5)
Restricted Stock Units(6)	158,116		—	553,641		553,641	553,641
Performance Stock Units(7)	372,213		—	694,166		694,166	694,166

Benefits and Perquisites:(8)
Post-Termination Health Care	14,969		—	14,969		—	—
Supplemental Life Insurance(9)	18,623		—	24,830		—	2,000,000
Supplemental Disability Insurance(10)	14,265		—	19,020		1,515,333	—
Financial Planning	18,000		—	24,000		—	—
Car Allowance	—		—	—		—	—
Total:	2,013,686		—	3,220,626		2,763,140	3,247,807

(1)

Upon a Termination Without Cause, Mr. Pecaric is entitled to 1.5x Annualized Total Compensation (base salary and target annual bonus) as if all targets and objectives had been met, paid over the applicable severance period.

(2)

Upon Termination Without Cause after a Change in Control, Mr. Pecaric is entitled to 2x Annual Total Compensation if all targets and objectives had been met. Mr. Pecaric is also entitled to his pro-rated annual bonus for the year in which the termination after a Change in Control occurs, payable at the same time as and to the extent that all other annual bonuses are paid. This bonus is not reflected in this table as, assuming a termination date of December 31, 2020, Mr. Pecaric would have been entitled to this bonus pursuant to the terms of the AIP under which the annual bonus is paid (which provides for payment of the bonus to any participant who is on the payroll of the Company as of December 31) which are the same terms generally available to all salaried employees who participate in the plan.

(3)	Mr. Pecaric is entitled to the same 50% of base salary until age 65 with a maximum $10,000 per month that is generally available to all salaried employees upon disability.

(4)

Pursuant to the terms of the Company’s AIP, Mr. Pecaric is entitled to his pro-rated annual bonus for the year in which the disability or death occurs, payable at the same time as and to the extent that all other annual bonuses are paid which are the same terms generally available to all salaried employees who participate in the plan. As Mr. Pecaric would have been entitled to his annual bonus on December 31 pursuant to the terms of the AIP, the bonus is not reflected in this table for a termination due to disability or death.

(5)	Assumes a price per share of $2.26 on December 31, 2020.

(6)

All unvested RSU awards granted after 2018 held by Mr. Pecaric will immediately vest in the event of a Termination without Cause or a resignation for Good Reason after a Change in Control or upon disability or death, pursuant to the terms of the applicable award agreements. All unvested RSU awards granted on 2018 will immediately vest in the event of a termination without Cause after a Change in Control or upon disability or death, pursuant to the terms of the applicable award agreements. Mr. Pecaric is also entitled to a pro rata portion of unvested RSUs granted after 2018 upon a Termination without Cause or Retirement.

(7)

Mr. Pecaric’s unvested PSU awards granted after 2018 shall vest at target upon disability or death or in the event of a Change in Control. PSU awards granted after 2018 also vest on a pro rata basis in the event of Termination without Cause or Retirement. Mr. Pecaric’s unvested PSU award granted in 2018 shall vest at 50% of target upon disability or death or in the event of a Change in Control.

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POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

(8)	Except as disclosed, Mr. Pecaric receives the same benefits that are generally available to all salaried employees upon disability or death.

(9)	Represents benefits payable under a supplemental life insurance policy maintained by the Company for the benefit of Mr. Pecaric in excess of the amount generally available to all salaried employees.

(10)

Represents benefits payable under a supplemental disability insurance policy maintained by the Company for the benefit of Mr. Pecaric in excess of the amount generally available to all salaried employees.

Ms. Steiner, the Company’s Executive Vice President, Chief Administrative Officer, General Counsel and Secretary, would be entitled to the following:

	Termination Without Cause ($)		Termination With Cause ($)	Resignation for Good Reason or Termination Without Cause after a Change in Control ($)		Disability ($)	Death ($)
Cash:
Base Salary	712,500	(1)	—	950,000	(2)	—(3)	—
Bonus	570,000	(1)	—	760,000	(2)	—(4)	—(4)

Equity:(5)
Restricted Stock Units(6)	155,513		—	542,075		542,075	542,075
Performance Stock Units(7)	359,532		—	675,986		675,986	675,986

Benefits and Perquisites:(8)
Post-Termination Health Care	9,528		—	9,528		—	—
Supplemental Life Insurance(9)	5,903		—	7,870		—	2,000,000
Supplemental Disability Insurance(10)	9,209		—	12,278		3,592,667	—
Financial Planning	18,000		—	24,000		—	—
Car Allowance	—		—	—		—	—
Total:	1,840,185		—	2,981,737		4,810,728	3,218,061

(1)

Upon a Termination Without Cause, Ms. Steiner is entitled to 1.5x Annualized Total Compensation (base salary and target annual bonus) as if all targets and objectives had been met, paid over the applicable severance period.

(2)

Upon Termination Without Cause after a Change in Control, Ms. Steiner is entitled to 2x Annual Total Compensation if all targets and objectives had been met. Ms. Steiner is also entitled to her pro-rated annual bonus for the year in which the termination after a Change in Control occurs, payable at the same time as and to the extent that all other annual bonuses are paid. This bonus is not reflected in this table as, assuming a termination date of December 31, 2020, Ms. Steiner would have been entitled to this bonus pursuant to the terms of the AIP under which the annual bonus is paid (which provides for payment of the bonus to any participant who is on the payroll of the Company as of December 31) which are the same terms generally available to all salaried employees who participate in the plan.

(3)	Ms. Steiner is entitled to the same 50% of base salary until age 65 with a maximum $10,000 per month that is generally available to all salaried employees upon disability.

(4)

Pursuant to the terms of the Company’s AIP, Ms. Steiner is entitled to her pro-rated annual bonus for the year in which the disability or death occurs, payable at the same time as and to the extent that all other annual bonuses are paid which are the same terms generally available to all salaried employees who participate in the plan. As Ms. Steiner would have been entitled to her annual bonus on December 31 pursuant to the terms of the AIP, the bonus is not reflected in this table for a termination due to disability or death.

(5)	Assumes a price per share of $2.26 on December 31, 2020.

(6)

All unvested RSU awards granted after 2018 held by Ms. Steiner will immediately vest in the event of a Termination without Cause or a resignation for Good Reason after a Change in Control or upon disability or death, pursuant to the terms of the applicable award agreements. All unvested RSU awards granted in 2018 will immediately vest in the event of a termination without Cause after a Change in Control or upon disability or death, pursuant to the terms of the applicable award agreements. Ms. Steiner is also entitled to a pro rata portion of unvested RSUs granted after 2018 upon a Termination without Cause or Retirement.

(7)

Ms. Steiner’s unvested PSU awards granted after 2018 shall vest at target upon disability or death or in the event of a Change in Control. PSU awards granted after 2018 also vest on a pro rata basis in the event of Termination without Cause or Retirement. Ms. Steiner’s unvested PSU award granted in 2018 shall vest at 50% of target upon disability or death or in the event of a Change in Control.

(8)	Except as disclosed, Ms. Steiner receives the same benefits that are generally available to all salaried employees upon disability or death.

(9)	Represents benefits payable under a supplemental life insurance policy maintained by the Company for the benefit of Ms. Steiner in excess of the amount generally available to all salaried employees.

(10)

Represents benefits payable under a supplemental disability insurance policy maintained by the Company for the benefit of Ms. Steiner in excess of the amount generally available to all salaried employees.

48	RRD | 2021 NOTICE OF MEETING AND PROXY STATEMENT

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Mr. Ryan, the Company’s President, RRD Marketing Solutions, would be entitled to the following:

	Termination Without Cause ($)		Termination With Cause ($)	Resignation for Good Reason or Termination Without Cause after a Change in Control ($)		Disability ($)	Death ($)
Cash:
Base Salary	825,000	(1)	—	1,100,000	(2)	—(3)	—
Bonus	660,000	(1)	—	880,000	(2)	—(4)	—(4)

Equity:(5)
Restricted Stock Units(6)	138,364		—	477,635		477,635	477,635
Performance Stock Units(7)	301,168		—	583,907		583,907	583,907

Benefits and Perquisites:(8)
Post-Termination Health Care	11,286		—	11,286		—	—
Supplemental Life Insurance(9)	10,493		—	13,990		—	2,000,000
Supplemental Disability Insurance(10)	14,562		—	19,416		2,032,000	—
Financial Planning	18,000		—	24,000		—	—
Car Allowance	—		—	—		—	—
Total:	1,978,873		—	3,110,234		3,093,542	3,061,542

(1)

Upon a Termination Without Cause, Mr. Ryan is entitled to 1.5x Annualized Total Compensation (base salary and target annual bonus) as if all targets and objectives had been met, paid over the applicable severance period.

(2)

Upon Termination Without Cause after a Change in Control, Mr. Ryan is entitled to 2x Annual Total Compensation if all targets and objectives had been met. Mr. Ryan is also entitled to his pro-rated annual bonus for the year in which the termination after a Change in Control occurs, payable at the same time as and to the extent that all other annual bonuses are paid. This bonus is not reflected in this table as, assuming a termination date of December 31, 2020, Mr. Ryan would have been entitled to this bonus pursuant to the terms of the AIP under which the annual bonus is paid (which provides for payment of the bonus to any participant who is on the payroll of the Company as of December 31) which are the same terms generally available to all salaried employees who participate in the plan.

(3)	Mr. Ryan is entitled to the same 50% of base salary until age 65 with a maximum $10,000 per month that is generally available to all salaried employees upon disability.

(4)

Pursuant to the terms of the Company’s AIP, Mr. Ryan is entitled to his pro-rated annual bonus for the year in which the disability or death occurs, payable at the same time as and to the extent that all other annual bonuses are paid which are the same terms generally available to all salaried employees who participate in the plan. As Mr. Ryan would have been entitled to his annual bonus on December 31 pursuant to the terms of the AIP, the bonus is not reflected in this table for a termination due to disability or death.

(5)	Assumes a price per share of $2.26 on December 31, 2020.

(6)

All unvested RSU awards granted after 2018 held by Mr. Ryan will immediately vest in the event of a Termination without Cause or a resignation for Good Reason after a Change in Control or upon disability or death, pursuant to the terms of the applicable award agreements. All unvested RSU awards granted in 2018 will immediately vest in the event of a termination without Cause after a Change in Control or upon disability or death, pursuant to the terms of the applicable award agreements. Mr. Ryan is also entitled to a pro rata portion of unvested RSUs granted after 2018 upon a Termination without Cause or Retirement.

(7)

Mr. Ryan’s unvested PSU awards granted after 2018 shall vest at target upon disability or death or in the event of a Change in Control. PSU awards granted after 2018 also vest on a pro rata basis in the event of Termination without Cause or Retirement. Mr. Ryan’s unvested PSU award granted in 2018 shall vest at 50% of target upon disability or death or in the event of a Change in Control.

(8)	Except as disclosed, Mr. Ryan receives the same benefits that are generally available to all salaried employees upon disability or death.

(9)	Represents benefits payable under a supplemental life insurance policy maintained by the Company for the benefit of Mr. Ryan in excess of the amount generally available to all salaried employees.

(10)

Represents benefits payable under a supplemental disability insurance policy maintained by the Company for the benefit of Mr. Ryan in excess of the amount generally available to all salaried employees.

RRD | 2021 NOTICE OF MEETING AND PROXY STATEMENT	49

CEO PAY RATIO DISCLOSURE

In accordance with Item 402(u) of Regulation S-K, public companies are required to disclose the ratio of the median annual total compensation of all employees other than the CEO to the annual total compensation of the CEO. In accordance with this rule, we are providing the following information about the relationship of the median annual total compensation of our employees and the annual total compensation of Daniel L. Knotts, our CEO. The SEC rule permits a company to identify its median employee only once every three years, unless there has been a change in its employee population or employee compensation arrangements that the company reasonably believes would result in a significant change in the pay ratio disclosure. Therefore, since we last identified our median employee in 2017, we are identifying a new median employee for purposes of calculating the CEO pay ratio for 2020.

For the fiscal year ended December 31, 2020, the annual total compensation of our previously identified median employee was $25,543 and the annual total compensation of Mr. Knotts as set forth in the summary compensation table on page 37 of this proxy statement was $7,051,809. Based on this information, the ratio of the annual total compensation of Mr. Knotts to the median of the annual total compensation of all employees was estimated to be 276 to 1. This pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules based on payroll and employment records and the methodologies described below. Annual total compensation was calculated in accordance with the requirements of Item 402(c)(x) of Regulation S-K. With respect to the CEO, we used the amount reported as total compensation in the summary compensation table included in this proxy statement.

As of December 31, 2020, our employee population consisted of approximately 33,300 employees globally, consisting of our full-time, part-time, temporary and seasonal employees. To identify our median employee in 2020 we pulled annual base salary and hourly wages (including overtime) for approximately 31,700 employees as of December 31, 2020, excluding the employees described below. No cost-of-living adjustment was applied and we used an exchange rate based on the monthly average for December 2020 to convert salaries and wages to comparable US dollar amounts.

In accordance with SEC rules and interpretations, for purposes of this calculation, we excluded 1,653 employees from the following countries based on the small number of employees in each such country: Barbados (112 employees), Chile (27 employees), Costa Rica (14 employees), Czech Republic (298 employees), Grenada (6 employees), Guatemala (12 employees), Honduras (35 employees), Hungary (391 employees), Philippines (367 employees), Saint Lucia (7 employees), Sri Lanka (364 employees) and Trinidad and Tobago (20 employees).

This process resulted in a representative employee selected in accordance with SEC guidance. Our resulting median employee is located in Asia.

The SEC’s rules for identifying our median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions and to make reasonable estimates and assumptions to reflect the employee population and compensation practices. As a result, the pay ratio reported by other companies may not be comparable to the pay ratio determined above, as other companies have different employee populations and compensation practices and may use different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

50	RRD | 2021 NOTICE OF MEETING AND PROXY STATEMENT

DIRECTOR COMPENSATION

DIRECTOR COMPENSATION PROGRAM

Pursuant to the Company’s director compensation program, each non-employee director receives an annual cash retainer of $105,000 and an annual equity retainer of RSUs with a fair market value of $140,000. In addition, each director will also receive, as applicable, the following additional cash and equity retainers:

Cash:

•	$25,000, for serving as the Chair of the Audit or HR Committees

•	$20,000, for serving as Chair of the Corporate Responsibility & Governance Committee

•	$75,000, for serving as Chair of the Board

Equity:

•	$75,000, for serving as the Chair of the Board

Director RSUs cliff vest on the first anniversary of grant. In the event of termination of service on the Board prior to a vesting date, all RSUs will vest. Dividend equivalents on the awards are deferred (credited with interest quarterly at the same rate as five-year U.S. government bonds) and paid out in cash with the corresponding RSU.

Fair market value is defined as the closing price of the Company’s stock on the date of grant.

With the assistance of WTW, the foregoing compensation program is reviewed annually by the Company’s HR Committee, taking into account the compensation and practices of the Company’s peer group. Based on this review, no changes were made to the director compensation program in 2020 from the prior year.

Stock Ownership Requirements

The Board has established stock ownership guidelines for all non-employee directors. These guidelines are designed to encourage the Board to have a meaningful equity ownership in the Company, thereby linking their interests with those of our stockholders. Pursuant to the stock ownership guideline, each non-employee director is expected to own and retain 50,000 shares of capital stock or equivalents in the Company within five years from the annual meeting at which he or she is elected to the Board. For those non-employee directors who do not meet the guideline, it is expected that progress will be made towards the goal on an annual basis. The HR Committee monitors compliance with the guidelines and conducts a formal review on an annual basis.

RRD | 2021 NOTICE OF MEETING AND PROXY STATEMENT	51

DIRECTOR COMPENSATION  2020 NON-EMPLOYEE DIRECTOR COMPENSATION TABLE

2020 NON-EMPLOYEE DIRECTOR COMPENSATION TABLE

Directors who are our employees receive no additional fee for service as a director. Non-employee directors receive compensation as described above.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	All Other Compensation ($)(3)(4)	Total ($)
Irene M. Esteves	105,000	140,000	2,406	247,406
Susan M. Gianinno	125,000	140,000	2,492	267,492
Timothy R. McLevish	130,000	140,000	2,492	272,492
Jamie Moldafsky	105,000	140,000	2,492	247,492
P. Cody Phipps	130,000	140,000	2,492	272,492
John C. Pope	180,000	214,999	188,172	583,171
James Ray, Jr.(5)	—	—	—	—

(1)

In accordance with the director compensation plan effective October 1, 2016, amounts in this column include a cash annual retainer of $105,000 plus $25,000 for serving as the Chair of the Audit or HR Committees; $20,000 for serving as the Chair of the Corporate Responsibility & Governance Committee; and $75,000 for serving as the Chair of the Board.

(2)

The amounts shown in this column constitute restricted stock units and phantom restricted stock units granted under the Company’s 2017 PIP awarded as payment of non-employee director annual equity retainers and the equity award for serving as Chair of the Board or a Chair of committees calculated as set forth above. The grant date fair value with respect to the restricted stock units is determined in accordance with ASC Topic 718. See Note 16 to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2020 for a discussion of the relevant assumptions used in calculating grant date fair value pursuant to ASC Topic 718. The aggregate number of restricted stock units and phantom restricted stock units held by each non-employee director as of fiscal year end included: 205,313 for Ms. Esteves, 205,313 for Ms. Gianinno, 205,313 for Mr. McLevish, 205,313 for Ms. Moldafsky, 205,313 for Mr. Phipps, and 373,722 for Mr. Pope.

(3)	Includes interest accrued on dividend equivalents on restricted stock awards credited to each director’s account.

(4)

In addition to $7,763.50 for interest on dividend equivalents on restricted stock awards credited to Mr. Pope’s account, includes $646.97 in dividends paid and interest accrued on amounts held in Mr. Pope’s director’s account under the Wallace Computer Services Inc. Director Retainer Fee Plan (the “Wallace Retainer Plan,” which was frozen in 2003). Under the Wallace Retainer Plan director retainer fees were credited as shares of stock in Company maintained accounts, similar to phantom stock. Dividends paid and interest accrued on these shares are accrued and credited as additional shares on December 31 of each year. At year end, an additional purchase of shares was made with the dividends and interest earned in 2020. That purchase resulted in an additional 385 shares being purchased.

Mr. Pope also participated in the Moore Wallace Capital Accumulation Plan for Directors (the “CAP Plan,” which was frozen to future accruals after 1997), and the Wallace Computer Services Directors Pension Plan (the “Wallace Directors Plan,” which was frozen in 2001). In 2020, the Company took action to terminate and liquidate the CAP Plan and to amend the Wallace Retainer Plan and the Wallace Directors Plan to provide for all benefits accrued thereunder to be paid out in December 2020. As a result of these actions, Mr. Pope received the following distributions over the course of Fiscal 2020 in accordance with the terms of these frozen deferred compensation arrangements: (i) a distribution of 21,703 shares of RRD common stock, valued at $42,103.82 based on a $1.94 per share closing market price on the date of transfer, in full liquidation of Mr. Pope’s deferred account under the Wallace Retainer Plan; (ii) an annual payment of $5,331.44 under the CAP Plan, (iii) a lump-sum payment equal to $29,490.57, which was equal to the remaining balance in Mr. Pope’s deferral account under the CAP Plan; (iv) four quarterly payments of $6,250 under the Wallace Directors Plan, and (v) a final lump-sum payment of $78,483.08, which was equal to the value of Mr. Pope’s remaining accrued benefit under the Wallace Directors Plan.

(5)	James Ray, Jr. was appointed by the Board of Directors on February 26, 2021 and did not receive any compensation in fiscal year 2020.

52	RRD | 2021 NOTICE OF MEETING AND PROXY STATEMENT

CERTAIN TRANSACTIONS

The Company has a written policy relating to approval or ratification of all transactions involving an amount in excess of $120,000 in which the Company is a participant and in which a related person has or will have a direct or indirect material interest, including without limitation any financial transaction, arrangement or relationship (including any indebtedness or guarantee of indebtedness) or any series of similar transactions, arrangements or relationships, subject to certain enumerated exclusions. Under the policy, such related person transactions must be approved or ratified by (i) the Corporate Responsibility & Governance Committee or (ii) if the Corporate Responsibility & Governance Committee determines that the approval or ratification of such transaction should be considered by all of the disinterested members of the Board, such disinterested members of the Board by a majority vote. Related persons include any of our directors or certain executive officers, certain of our stockholders and their immediate family members.

In considering whether to approve or ratify any related person transaction, the Corporate Responsibility & Governance Committee or such disinterested directors, as applicable, may consider all factors that they deem relevant to the transaction, including, but not limited to, the size of the transaction and the amount payable to or receivable from a related person, the nature of the interest of the related person in the transaction, whether the transaction may involve a conflict of interest, and whether the transaction involves the provision of goods or services to the Company that are available from unaffiliated third parties and, if so, whether the transaction is on terms and made under circumstances that are at least as favorable to the Company as would be available in comparable transactions with or involving unaffiliated third parties.

To identify related person transactions, at least once a year all directors and executive officers of the Company are required to complete questionnaires seeking, among other things, disclosure with respect to such transactions of which such director or executive officer may be aware. In addition, each executive officer of the Company is required to advise the Chair of the Corporate Responsibility & Governance Committee of any related person transaction of which he or she becomes aware.

RRD | 2021 NOTICE OF MEETING AND PROXY STATEMENT	53

REPORT OF THE AUDIT

COMMITTEE

The Audit Committee has reviewed and discussed with management the Company’s audited financial statements as of and for the year ended December 31, 2020. The Audit Committee has discussed with the Company’s independent registered public accounting firm, which is responsible for expressing an opinion on the conformity of the Company’s audited financial statements with generally accepted accounting principles, the applicable requirements of the Public Company Accounting Oversight Board (PCAOB) and the Securities Exchange Commission, including the firm’s judgments as to the quality of the Company’s financial reporting. The Audit Committee has received from the independent registered public accounting firm written disclosures as required by applicable requirements of the PCAOB and discussed with the independent registered public accounting firm its independence from management and the Company. In considering the independence of the Company’s independent registered public accounting firm, the Audit Committee took into consideration the amount and nature of the fees paid to the firm for non-audit services, as described on the next page.

During the course of the fiscal year ended December 31, 2020, management completed the documentation, testing and evaluation of the Company’s system of internal control over financial reporting in response to the requirements set forth in Section 404 of the Sarbanes-Oxley Act of 2002 and related regulations.

In reliance on the review and discussions described above, the Audit Committee recommended to the Board of Directors that the year-end audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 for filing with the Securities and Exchange Commission.

The Audit Committee

Timothy R. McLevish, Chairman

Irene M. Esteves

John C. Pope

James Ray, Jr.

54	RRD | 2021 NOTICE OF MEETING AND PROXY STATEMENT

THE COMPANY’S

INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

FEES

Pre-Approval Policy

The Audit Committee has policies and procedures that require the approval by the Audit Committee of all services performed by, and as necessary, fees paid to the Company’s independent registered public accounting firm. The Audit Committee approves the proposed services, including the scope of services contemplated and the related fees, associated with the current year audit. In addition, Audit Committee pre-approval is also required for those engagements that may arise during the course of the year that are outside the scope of the initial services and fees pre-approved by the Audit Committee. The Audit Committee pre-approves, up to an aggregate dollar amount and individual dollar amount per engagement, certain permitted non-audit services anticipated to be provided by the Company’s independent registered public accounting firm. In the event permitted non-audit service amounts exceed the thresholds established under the pre-approval policy, the Audit Committee must specifically approve such excess amounts. The Audit Committee Chair has the authority to approve any services outside the specific pre-approved non-audit services and must report any such approval at the next meeting of the Audit Committee.

Pursuant to the Sarbanes-Oxley Act of 2002, the fees and services provided as noted below were authorized and approved by the Audit Committee in compliance with the pre-approval policies and procedures described above.

Type of Fee	Fiscal 2020	Fiscal 2019
Audit Fees	$4,402,000	$4,440,000
Audit-Related Fees	$715,000	$—
Tax Fees	$33,000	$52,000
All Other Fees	$150,000	$—
Total	$5,300,000	$4,492,000

Audit Fees—Deloitte & Touche LLP (Deloitte) was the Company’s independent registered public accounting firm for the years ended December 31, 2020 and 2019. Audit Fees primarily include the audit of the Company’s annual financial statements included in the Company’s Forms 10-K and the review of the Company’s quarterly financial statements included in the Company’s Forms 10-Q. Lastly, Audit Fees include fees for issuance of a comfort letter and AT101 attestation reports over IT controls during 2020 and 2019.

Audit-Related Fees—Total fees paid to Deloitte for audit-related services rendered during 2020 and 2019 were $715,000 and $0, respectively. Audit-related fees paid to Deloitte in 2020 related fees associated with due diligence services.

Tax Fees—Total fees paid to Deloitte for tax services rendered during 2020 and 2019 were $33,000 and $52,000, respectively, primarily related to international tax compliance.

All Other Fees— All other fees paid to Deloitte in 2020 related to fees associated with an operations-related consulting engagement at one of the Company’s international locations.

RRD | 2021 NOTICE OF MEETING AND PROXY STATEMENT	55

Q & A

QUESTIONS AND ANSWERS

ABOUT THE ANNUAL MEETING

Below are instructions on how to vote, as well as information on your rights as a stockholder as they relate to voting. Some of the instructions vary depending on how your stock is held. It’s important to follow the instructions that apply to your situation.

Q.	Who can vote?

A.	You are entitled to one vote on each proposal for each share of the Company’s common stock that you own as of the close of business on the record date, March 22, 2021.

Q.	What is the difference between holding shares as a “stockholder of record” and a “street name” holder?

A.

If your shares are registered directly in your name through Computershare, the Company’s transfer agent, you are considered a “stockholder of record.” If your shares are held in a brokerage account or bank, you are considered a “street name” holder.

Q.	How do I vote if shares are registered in my name (as stockholder of record)?

A.	By Mail:

Sign, date and return the enclosed proxy card in the postage paid envelope provided. Your voting instructions must be received by May 20, 2021.

By Telephone or Internet:
Call the toll-free number listed on your proxy card, log on to the website listed on your proxy card or scan the QR code on your proxy card and follow the simple instructions provided.

The telephone and Internet voting procedures are designed to allow you to vote your shares and to confirm that your instructions have been properly recorded consistent with applicable law. Please see your proxy card for specific instructions.

Voting by telephone and the Internet will be closed at 10:59 a.m. Chicago time on the date of the 2021 Annual Meeting.
Q.	How do I vote if my shares are held in “street name?”

A.

You should give instructions to your broker on how to vote your shares. If you do not provide voting instructions to your broker, your broker has discretion to vote those shares on matters that are routine. However, a broker cannot vote shares on non-routine matters without your instructions. This is referred to as a “broker non-vote.”

Proposals 1, 2 and 3 are considered non-routine matters. Accordingly, your broker will not have the discretion to vote shares as to which you have not provided voting instructions with respect to any of these matters.

Proposal 4, the ratification of the appointment of the independent registered public accounting firm, is considered a routine matter. Accordingly, your broker will have the discretion to vote shares as to which you have not provided voting instructions with respect to this matter and there will not be any broker non-votes with respect to this proposal.

Q.	How do I participate in the Annual Meeting?

A.

Due to the ongoing public health crisis caused by COVID-19, this year’s Annual Meeting will be a virtual only meeting accessible through the Internet. If you wish to participate in the Annual Meeting, you must be a shareholder on the record date. To attend the Annual Meeting, and to vote or submit questions during the Annual Meeting, you must visit the virtual meeting site at www.virtualshareholdermeeting.com/RRD2021 and enter the 16-digit control number contained in the Notice, proxy card, or other voting instruction form sent to you. If you attend the virtual meeting, you will be considered to have attended the Annual Meeting “in person.”

56	RRD | 2021 NOTICE OF MEETING AND PROXY STATEMENT

Q & A  ABOUT THE ANNUAL MEETING

Online check-in will be available at the virtual meeting site approximately 15 minutes prior to the beginning of the Annual Meeting. If you have already voted by proxy before the Annual Meeting, you are not required to vote again at the virtual meeting unless you want to change your vote after submitting the proxy.

If you hold your shares in a broker or bank or other account, and cannot locate your Control Number, you must contact the broker, bank or other institution where you have your account to obtain your Control Number.

Shareholders as of our record date who attend and participate in our Annual Meeting at the virtual meeting site will have an opportunity to submit questions live via the Internet during a designated portion of the meeting.

Additional information regarding the rules and procedures for participating in the Annual Meeting will be set forth in our meeting rules of conduct, which shareholders can view during the meeting at the virtual meeting site.

Q.	Can I revoke my proxy or change my vote after I have voted?

A.	If your shares are registered in your name, you may revoke your proxy at any time before it is exercised. There are several ways you can do this:

• By delivering a written notice of revocation to the Secretary of the Company;

• By executing and delivering another proxy that bears a later date;

• By voting by telephone at a later time;

• By voting over the Internet at a later time; or

• By voting in person at the meeting.

If your shares are held in street name, you must contact your broker to revoke your proxy.

Q.	How are votes counted?

A.

In tallying the results of the voting, the Company will count all properly executed and unrevoked proxies that have been received in time for the 2021 Annual Meeting. To hold a meeting of stockholders, a quorum of the shares (which is a majority of the shares outstanding and entitled to vote) is required to be represented either in person or by proxy at the meeting. Abstentions and broker non-votes are counted in determining whether a quorum is present for the meeting.

Q.	What are my options when voting for directors?

A.	When voting to elect directors, you have three options:

Vote FOR a nominee;

Vote AGAINST a nominee; or

ABSTAIN from voting on a nominee.

In the election of directors, each nominee will be elected by the vote of the majority of votes cast. A majority of votes cast means that the number of votes cast “FOR” a nominee’s election must exceed the number of shares voted “AGAINST” such nominee. Each nominee receiving a majority of votes cast “FOR” his or her election will be elected. If you elect to “ABSTAIN” with respect to a nominee for director, the abstention will not impact the election of such nominee.

Election of directors is considered a non-routine matter. Accordingly, broker non-votes will not count as a vote “FOR” or “AGAINST” a nominee’s election and will not impact the election of such nominee. In tabulating the voting results for the election of directors, only “FOR” and “AGAINST” votes are counted.

Q.	What are my options when voting on the other proposals?

A.	When voting on the other proposals, you have three options:

Vote FOR a given proposal;

Vote AGAINST a given proposal; or

ABSTAIN from voting on a given proposal.

Each of these matters requires the affirmative vote of a majority of the shares present, or represented by proxy, at the meeting and entitled to vote on the proposal. If you indicate on your proxy card that you wish to “ABSTAIN” from voting on a proposal, your shares will not be voted on that proposal. Abstentions are not counted in determining the number of shares voted “FOR” or “AGAINST” any proposal, but will be counted as present and entitled to vote on the proposal. Accordingly, an abstention will have the effect of a vote against the Proposal.

Broker non-votes are not counted in determining the number of shares voted for or against any proposal and will not be counted as present and entitled to vote on either of proposals 1 and 2. Accordingly, a broker non-vote will not impact the approval of either of these proposals.

RRD | 2021 NOTICE OF MEETING AND PROXY STATEMENT	57

Q & A  ABOUT THE ANNUAL MEETING

Q.	How will my shares be voted if I sign and return my proxy card with no votes marked?

A.	If you sign and return your proxy card with no votes marked, your shares will be voted as follows:

•	FOR the election of all eight nominees for director identified in this proxy statement;

•	FOR the approval, on an advisory basis, of the compensation of our named executive officers;

•	FOR the approval of the Second Amended and Restated 2017 Performance Incentive Plan; and

•	FOR the ratification of the Company’s independent registered public accounting firm.
Q.	How are proxies solicited and what is the cost?

A.

The Company actively solicits proxy participation. In addition to this notice by mail, the Company encourages banks, brokers and other custodian nominees and fiduciaries to supply proxy materials to stockholders, and reimburses them for their expenses. However, the Company does not reimburse its own employees for soliciting proxies. The Company has hired Morrow Sodali LLC, 470 West Ave., Stamford, CT 06902, to help solicit proxies, and has agreed to pay it $8,000 plus out-of-pocket expenses for this service. All costs of this solicitation will be borne by the Company.

Q.	How many shares of stock were outstanding on the record date?

A.

As of the record date, there were 72,174,587 shares of common stock outstanding. This does not include 16,823,392 shares held in the Company’s treasury. Each outstanding share is entitled to one vote on each proposal.

58	RRD | 2021 NOTICE OF MEETING AND PROXY STATEMENT

SUBMITTING STOCKHOLDER

PROPOSALS AND NOMINATIONS FOR 2022 ANNUAL MEETING

Any proposals that stockholders wish to present at the 2022 Annual Meeting must be received by December 14, 2021 in order to be considered for inclusion in the Company’s proxy materials. The 2022 Annual Meeting is currently scheduled to be held on May 19, 2022.

A stockholder wishing to nominate a candidate for election to the Board, or make a proposal at the 2022 Annual Meeting that will not be considered for inclusion in the Company’s proxy materials, is required to give appropriate written notice to the Secretary of the Company, which must be received by the Company between 60 and 90 days before May 20, 2022 (i.e. between February 18, 2022 and March 21, 2022). If the 2022 Annual Meeting is scheduled on a date that is more than 30 days prior to or after May 20, 2022, stockholders are allowed to submit a notice or nomination proposal before the later of the date 60 days prior to the meeting date or the tenth day after the meeting date is announced.

A nomination or proposal that does not supply the required information about the nominee or proposal and the stockholder making the nomination or proposal will be disregarded. All proposals or nominations should be addressed to: Secretary,

R. R. Donnelley & Sons Company, 35 West Wacker Drive, 36th Floor, Chicago, Illinois 60601.

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DISCRETIONARY VOTING OF

PROXIES ON OTHER MATTERS

The Company’s management does not currently intend to bring any proposals to the 2021 Annual Meeting other than the election of directors, the advisory vote to approve executive compensation, the approval of the Second Amended and Restated 2017 Performance Incentive Plan, and the ratification of the auditors and does not expect any stockholder proposals. If new proposals requiring a vote of the stockholders are brought before the meeting in a proper manner, the persons named in the accompanying proxy card intend to vote the shares represented by them in accordance with their best judgment.

By Order of the Board of Directors

Deborah L. Steiner, Corporate Secretary and General Counsel

Chicago, Illinois, April 13, 2021

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APPENDIX A:

RECONCILIATION OF

NON-GAAP FINANCIAL

MEASURES

Reconciliation of GAAP to Non-GAAP Income from Operations

For the Twelve Months Ended December 31, 2020 and 2019

(UNAUDITED)

(in millions)

	For the Twelve Months Ended December 31, 2020	For the Twelve Months Ended December 31, 2019
GAAP basis measure	$108.1	$185.3
Non-GAAP adjustments:
Restructuring, impairment and other-net(1)	100.0	36.7
All other(2)	31.6	12.2
Total Non-GAAP adjustments	131.6	48.9
Non-GAAP measure (as Reported)	239.7	234.2
Adjustments for Discontinued Operations(3)	21.5	n/a
Non-GAAP measure for Annual Incentive Plan payout	261.1	n/a

(1)

Restructuring, impairment and other—net: charges incurred in the twelve months ended December 31, 2020 included pre-tax charges of $40.0 million of multi-employer pension plan charges, including $37.1 million related to LSC’s MEPP contingent obligation, $32.8 million for employee termination costs, and $33.8 million of other restructuring costs, partially offset by net gains on the sale of restructured facilities. Charges incurred in the twelve months ended December 31, 2019 included pre-tax charges of $22.2 million for employee termination costs; $16.6 million of other restructuring costs; and $3.6 million for impairment and other charges, including multi-employer pension plan withdrawal obligations, partially offset by net gains on the sale of restructured facilities.

(2)

All other: The twelve month ended December 31, 2020 primarily included expenses related to the ongoing SEC and DOJ investigations and the preliminary settlement with LSC’s non-qualified pension plan participants during the year ended December 31, 2020. The twelve months ended December 31, 2019 primarily included expenses related to the ongoing SEC and DOJ investigations, an increase in reserves for an unfavorable state sales tax matter and expenses related to the ongoing bankruptcy liquidation of RRD Brazil, partially offset by gain on disposal of businesses.

(3)

Business dispositions: HR Committee adjustments for Income from Operations of RRD’s discontinued Logistics business up to the date of sale and for planned Income from Operations after the date of sale for the remainder of the fiscal year.

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APPENDIX A:  RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

Reconciliation of GAAP to Non-GAAP Net Sales

For the Twelve Months Ended December 31, 2020

(UNAUDITED)

(in millions)

For the Twelve Months Ended December 31, 2020
GAAP basis measure	$4,766.3
Non-GAAP adjustments:
Sales from Discontinued Operations(1)	849.3
Non-GAAP measure for Annual Incentive Plan payout	$5,615.6

(1)	HR Committee adjustments for Net Sales of RRD’s discontinued Logistics business up to the date of sale and for planned Net Sales after the date of sale for the remainder of the fiscal year.

Reconciliation of GAAP Net Income (Loss) to Non-GAAP Adjusted EBITDA

For the Twelve Months Ended December 31, 2020 and 2019

(UNAUDITED)

(in millions)

	For the Twelve Months Ended December 31, 2020	For the Twelve Months Ended December 31, 2019
GAAP net loss from continuing operations attributable to RRD common stockholders	$(26.4)	$(4.8)
Non-GAAP adjustments:
Interest expense - net	0.5	0.5
Income tax expense	10.0	54.9
Interest expense - net	135.1	150.6
Depreciation and amortization	145.7	162.6
Restructuring, impairment and other charges-net	100.0	36.7
Loss on debt extinguishment	3.0	0.8
Other	33.0	14.0
Total Non-GAAP adjustments	427.3	420.1
Non-GAAP adjusted EBITDA	$400.9	$415.3

Net Leverage Ratio

As of December 31, 2020 and 2019

(UNAUDITED)

(in millions)

	As of December 31, 2020	As of December 31, 2019
Total Debt	$1,503.1	$1,818.4
Less Cash and cash equivalents	288.8	191.9
Net Debt	$1,214.3	$1,626.5
Trailing 12 months adjusted EBITDA on a continuing basis	400.9	415.3
Discontinued operations adjusted EBITDA(1)	n/a	18.8
Total adjusted EBITDA	400.9	434.1
Net Leverage Ratio	3.0x	3.7x

(1)

Net Leverage Ratio is derived by dividing Net Debt by Adjusted EBITDA. December 31, 2020 net leverage ratio excludes EBITDA from discontinued operations as proceeds from the sale of the divested businesses were used to reduce debt.

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APPENDIX B:

SECOND AMENDED AND

RESTATED 201 7 PERFORMANCE INCENTIVE PLAN

(As Adopted by the Board of Directors on April 8, 2021)

I. GENERAL

1.

Plan. To provide incentives to officers, other employees and other persons providing services to R.R. Donnelley & Sons Company (the “Company”) through rewards based upon the ownership or performance of the common stock, par value $0.01 per share, of the Company (“common stock”) or other performance measures, the Committee hereinafter designated may grant cash or bonus awards, stock options, stock appreciation rights (“SARs”), restricted stock, stock units or combinations thereof, to eligible participants, on the terms and subject to the conditions stated in this 2017 Performance Incentive Plan (the “Plan”). In addition, to provide incentives to members of the Board of Directors (the “Board”) who are not employees of the Company (“non-employee directors”), such non-employee directors are eligible to receive awards as set forth in Article V of the Plan. For purposes of the Plan, references to employment by or service to the Company also means employment by or service to a direct or indirect majority-owned subsidiary of the Company and employment by or service to any other entity designated by the Board or the Committee in which the Company has a direct or indirect equity interest. Capitalized terms not defined herein shall have the meanings specified in the applicable award agreement.

2.

Eligibility. Officers and other employees of, and other persons providing services to the Company (“participants”) shall be eligible, upon selection by the Committee, to receive cash or bonus awards, stock options, SARs, restricted stock and stock units, either singly or in combination, as the Committee, in its discretion, shall determine. In addition, non-employee directors shall receive awards on the terms and subject to the conditions stated in the Plan.

3.

Limitation on Shares to be Issued. Subject to adjustment as provided in Section 5 of this Article I, 15,050,000 shares of common stock shall be available under the Plan, reduced by the aggregate number of shares of common stock which are issued or delivered pursuant to outstanding bonus awards, stock options, SARs, restricted stock awards and stock unit awards; provided, however, that for purposes of this sentence, (i) an option with a “net exercise” (i.e., a tandem SAR) feature described in Section 3 of Article III shall be treated as one grant, (ii) cash-only awards that do not entitle the holder thereof to receive or purchase shares shall not be counted against the aggregate number of shares available for awards under the Plan; and (iii) shares issued under awards granted in substitution for awards previously granted by an entity that is acquired by or merged with the Company or an affiliate shall not be counted against the aggregate number of shares available for awards under the Plan. Shares subject to a grant or award under the Plan which are not issued or delivered, by reason of the expiration, termination, cancellation or forfeiture of all or a portion of the grant or award or the settlement of the grant or award in cash shall again be available for future grants and awards under the Plan; provided, however, that shares tendered or withheld upon exercise of an option, vesting of restricted stock or stock units, settlement of a SAR or upon any other event to pay exercise price or tax withholding, or shares purchased by the Company using the proceeds of the exercise a stock option, shall not be available for future issuance under the Plan.

No new grants shall be made under any equity plan of the Company that was in effect as of the date immediately prior to the date of the initial stockholder approval of the Plan (the “Existing Company Plans”) and all such Existing Company Plans have been terminated, provided, however, that such termination has had and shall have no effect on any outstanding awards granted under any Existing Company Plan.

Shares of common stock to be issued may be treasury shares reacquired by the Company or authorized and unissued shares, or a combination of both.

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APPENDIX B:  SECOND AMENDED AND RESTATED 2017 PERFORMANCE INCENTIVE PLAN

4.

Administration of the Plan. The Plan shall be administered by a Committee designated by the Board (the “Committee”), provided that the Board may designate a separate committee, also meeting the requirements set forth in the following sentence, to administer Article V hereof. Each member of the Committee shall be a director that the Board has determined to be (i) a “Non-Employee Director” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”); (ii) “independent” within the meaning of the rules of the principal stock exchange on which the common stock is traded, and (iii) with respect to Grandfathered Awards only (as defined in Section 6 of this Article I), an “outside director” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). The Committee shall, subject to the terms of the Plan, select eligible participants for grants and awards; determine the form of each grant and award, either as cash, bonus awards, stock options, SARs, restricted stock awards, stock unit awards or a combination thereof; and determine the number of shares or units subject to the grant or award, the fair market value of the common stock or units when necessary, the timing and conditions of vesting, exercise or settlement, whether dividends or dividend equivalents accrue under any award, and all other terms and conditions of each grant and award, including, without limitation, the form of instrument evidencing the grant or award. Notwithstanding the foregoing, all stock option awards, SARs, restricted stock awards, stock unit awards, awards granted pursuant to Article V and any other equity awards granted under the Plan shall not allow any right of exercise or lapse of any vesting obligations earlier than a date that is at least one year following the date of grant (or, in the case of vesting based upon performance-based objectives, vesting and exercise restrictions cannot lapse earlier than the one-year anniversary measured from the commencement of the period over which performance is evaluated); provided, however, that the Committee may provide for early vesting and exercise upon the death, permanent and total disability, retirement or involuntary termination of service of the award recipient. Notwithstanding the foregoing, up to 5% of the shares available for grant under the Plan may be granted with a minimum vesting and exercise schedule that is shorter than that mandated in this Section 4 of Article I. In addition, vested shares may be delivered in lieu of fully vested cash awards or any cash incentive compensation earned by a participant without violating the foregoing minimum vesting rule, provided that the performance period for such incentive compensation was at least one fiscal year. The Committee may establish rules and regulations for the administration of the Plan, interpret the Plan, and impose, incidental to a grant or award, conditions with respect to competitive employment or other activities not inconsistent with the Plan. All such rules, regulations, interpretations and conditions shall be conclusive and binding on all parties.

Notwithstanding anything in this Plan to the contrary, the Committee will not, without the approval of the stockholders of the Company, (i) reduce the purchase price or base price of any previously granted option or SAR, (ii) cancel any previously granted option or SAR in exchange for another option or SAR with a lower purchase price or base price or (iii) cancel any previously granted option or SAR in exchange for cash or another award if the purchase price of such option or the base price of such SAR exceeds the fair market value of a share of common stock on the date of such cancellation, in each case, other than in connection with a Change in Control or the adjustment provisions set forth in Section 5 of this Article I.

Each grant and award shall be evidenced by a written instrument and no grant or award shall be valid until an agreement is executed by the Company and such grant or award shall be effective as of the effective date set forth in the agreement. The Committee may delegate some or all of its power and authority hereunder to the chief executive officer or other executive officer of the Company as the Committee deems appropriate; provided, however, that the Committee may not delegate its power and authority with regard to (i) the selection for participation in the Plan of (A) an officer or other person subject to Section 16 of the Exchange Act or (B) a person who is not an employee of the Company or (ii) decisions concerning the time, pricing or amount of a grant or award to a participant, officer or other person described in clause (i) above. A majority of the Committee shall constitute a quorum. The acts of the Committee shall be either (x) acts of a majority of the members of the Committee present at any meeting at which a quorum is present or (y) acts approved in writing by all of the members of the Committee without a meeting.

Notwithstanding anything to the contrary contained herein, the Board may, in its sole discretion, at any time and from time to time, grant Awards or administer the Plan. In any such case, the Board will have all of the authority and responsibility granted to the Committee herein.

5.

Adjustments. In the event of any stock split, stock dividend, recapitalization, reorganization, merger, consolidation, combination, exchange of shares, liquidation, spin-off or other similar change in capitalization or event affecting the Company or its common stock, or any distribution to holders of the Company’s common stock other than a regular cash dividend, the number, class and kind of securities (including, for this purpose, securities of any other entity that is a party to such transaction) available under the Plan, the specific share limitations otherwise set forth in the Plan, the number, class and kind of securities (including, for this purpose, securities of any other entity that is a party to such transaction) subject to each outstanding bonus award, the number, class and kind of securities (including, for this purpose, securities of any other entity that is a party to such transaction) subject to each outstanding stock option, the base price per security and the terms of each outstanding SAR and the performance conditions applicable to any award shall be appropriately adjusted by the Committee, such adjustments to be made in the case of outstanding stock options and SARs without an increase in the aggregate purchase price or base price. For purposes of the Plan, the fair market value of the common stock on a specified date shall be the closing market price of the common stock on such date, or, if no such trading in the common stock occurred on such date, then on the next preceding date when such trading occurred, or as otherwise determined by the Committee.

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APPENDIX B:  SECOND AMENDED AND RESTATED 2017 PERFORMANCE INCENTIVE PLAN

6.

Effective Date and Term of Plan. The Plan, as amended and restated as set forth herein, shall be submitted to the stockholders of the Company for approval at the next meeting of stockholders held following the Board’s adoption of the amended and restated Plan and, if approved, shall become effective on the date of such stockholder approval. If the stockholders of the Company do not approve the amendment and restatement of the Plan, as set forth herein, then the Plan shall continue to operate in accordance with its terms as in effect prior to such amendment and restatement. The Plan shall terminate on the date on which shares are no longer available for grants or awards under the Plan, unless terminated prior thereto by action of the Board; provided, however that if the Plan itself has not previously terminated, Section 1 of Article V shall terminate on the date that is ten years from the date of stockholder approval of the amended and restated Plan. No further grants or awards shall be made under the Plan after termination, but termination shall not affect the rights of any participant under any grants or awards made prior to termination. Each award granted under the Plan or subject to a written binding contract on or before November 2, 2017 and not materially modified after such date (each such award, a “Grandfathered Award”) shall be subject to the terms of the Plan as in effect as of the date on which such award was granted, and it is intended that each such Grandfathered Award continue to be subject to Section 162(m) of the Code as in effect prior to the enactment of the Tax Cuts and Jobs Act.

7.

Amendments. The Plan may be amended or terminated by the Board in any respect except that no amendment may be made without stockholder approval if stockholder approval is required by applicable law, rule or regulation, or such amendment would increase (subject to Section 5 of this Article I) the number of shares available under the Plan or would amend the prohibition on repricing of awards set forth in Section 4 of this Article I or otherwise permit the repricing of awards granted hereunder. No amendment may impair the rights of a holder of an outstanding grant or award without the consent of such holder.

8.

Indemnification. No member of the Committee or any person to whom the Committee delegates its powers, responsibilities or duties in writing, including by resolution (each such person, a “Covered Person”), will have any liability to any person (including any grantee) for any action taken or omitted to be taken or any determination made with respect to the Plan or any award, except as expressly provided by statute. Each Covered Person will be indemnified and held harmless by the Company against and from:

(a)

any loss, cost, liability or expense (including attorneys’ fees) that may be imposed upon or incurred by such Covered Person in connection with or resulting from any action, suit or proceeding to which such Covered Person may be a party or in which such Covered Person may be involved by reason of any action taken or omitted to be taken under the Plan or any award agreement, in each case, in good faith and

(b)

any and all amounts paid by such Covered Person, with the Company’s approval, in settlement thereof, or paid by such Covered Person in satisfaction of any judgment in any such action, suit or proceeding against such Covered Person, provided that the Company will have the right, at its own expense, to assume and defend any such action, suit or proceeding and, once the Company gives notice of its intent to assume the defense, the Company will have sole control over such defense with counsel of the Company’s choice.

The foregoing right of indemnification will not be available to a Covered Person to the extent that a court of competent jurisdiction in a final judgment or other final adjudication, in either case, not subject to further appeal, determines that the acts or omissions of such Covered Person giving rise to the indemnification claim resulted from such Covered Person’s bad faith, fraud or willful misconduct. The foregoing right of indemnification will not be exclusive of any other rights of indemnification to which Covered Persons may be entitled under the Company’s articles of incorporation or bylaws, pursuant to any individual indemnification agreements between such Covered Person and the Company, as a matter of law, or otherwise, or any other power that the Company may have to indemnify such persons or hold them harmless.

II. BONUS AWARDS

1.

Form of Award. Bonus awards, whether performance awards or fixed awards, may be made to eligible participants in the form of (i) cash denomination, whether in an absolute amount or as a percentage of compensation, (ii) stock units, each of which is the economic equivalent of a share of common stock but for the power to vote and, if the Committee so determines, in its sole discretion, the entitlement to an amount equal to dividends or other distributions otherwise payable on a like number of shares of common stock, (iii) shares of common stock issued to the participant but forfeitable and with restrictions on transfer in any form as hereinafter provided or (iv) any combination of the foregoing. Bonus awards may not contain purchase rights or option-like exercise features.

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APPENDIX B:  SECOND AMENDED AND RESTATED 2017 PERFORMANCE INCENTIVE PLAN

2.	Performance Awards.

(a)

Awards may be made in terms of a stated potential maximum dollar amount, percentage of compensation or number of units or shares, with such actual amount, percentage or number to be determined by reference to the level of achievement of corporate, sector, business unit, division, individual or other specific performance goals over a performance period as determined by the Committee. The Committee may establish goals which may be objective or subjective, as it deems appropriate. Awards may be made subject to any combination of service-based and performance-based conditions (subject to the minimum vesting requirements in Section 4 of Article I). The Committee may amend or adjust the performance goals or other terms or conditions of an outstanding award as it deems appropriate (e.g., in recognition of unusual, nonrecurring or infrequently occurring events). The Committee will have the sole discretion to determine whether the applicable performance goals have been met with respect to a given grantee. The amount of the performance award determined by the Committee for a performance period will be paid to the grantee at such time as determined by the Committee in its sole discretion after the end of such performance period.

(b)

Performance awards will be determined based on the attainment of written performance goals approved by the Committee for a performance period established by the Committee. At the time the performance goals are established, the Committee will prescribe a formula to determine the amount of the performance award that may be payable based upon the level of attainment of the performance goals during the performance period.

(c)

Following the completion of each performance period, the Committee will have the sole discretion to determine whether the applicable performance goals, including the corporate financial target under the Company’s Annual Incentive Plan, have been met with respect to a given grantee and, if they have, will so certify or approve in writing and ascertain the amount of the applicable performance award. No Grandfathered Award will be paid for such performance period until written certification is made by the Committee. The amount of the performance award determined by the Committee for a performance period will be paid to the grantee at such time as determined by the Committee in its sole discretion after the end of such performance period.

(d)

The Committee may provide in any agreement evidencing a performance award under the Plan that the Committee shall retain sole discretion to reduce or, except for Grandfathered Awards intended to be “qualified performance-based compensation” within the meaning of Section 162(m) of the Code, increase the amount of or eliminate any payment otherwise payable to a participant with respect to any performance award. The amount of any Grandfathered Award actually paid to a given grantee may be less (but not more) than the amount determined by the applicable performance goal formula, at the discretion of the Committee. No Grandfathered Award will be paid for such performance period until written certification is made by the Committee.

(e)

If the Committee desires that compensation payable pursuant to Grandfathered Awards be “qualified performance-based compensation” within the meaning of Section 162(m) of the Code, then with respect to such performance awards, for any calendar year (i) the maximum compensation payable pursuant to any such Grandfathered Awards granted during such year, to the extent payment thereunder is determined by reference to shares of common stock (or the fair market value thereof), shall not exceed 900,000 shares of common stock (or the fair market value thereof), subject to adjustment as set forth in Section 5 of Article I, and (ii) the maximum compensation payable pursuant to any such Grandfathered Awards granted during such year, to the extent payment is not determined by reference to shares of common stock, shall not exceed $9,000,000. The limits set forth in this Section 2(d) of Article II shall be proportionately increased for performance periods that are longer than 12 months.

(f)

For purposes of the Plan, “performance goals” means the objectives established by the Committee which shall be satisfied or met during the applicable performance period as a condition to a participant’s receipt of all or a part of a performance-based award under the Plan. The performance goals for any Grandfathered Award intended to be “qualified performance-based compensation” within the meaning of Section 162(m) of the Code shall be tied to one or more of the following business criteria, determined with respect to the Company or the applicable sector, business unit or division: net sales; cost of sales; gross profit; earnings from operations; earnings before interest, taxes, depreciation and amortization; earnings before income taxes; earnings before interest and taxes; cash flow measures; return on equity; return on assets; return on net assets employed; return on capital; working capital; leverage ratio; stock price measures; enterprise value; safety measures; net income per common share (basic or diluted); EVA™ (Economic Value Added, which represents the cash operating earnings of the Company after deducting a charge for capital employed); cost reduction objectives or, in the case of awards other than Grandfathered Awards, any other similar criteria established by the Plan Committee for the applicable performance period. The Committee may amend or adjust the performance goals or other terms or conditions of an outstanding award in recognition of unusual, nonrecurring or infrequently occurring events. If the Committee desires that compensation payable pursuant to any Grandfathered Award subject to performance goals be “qualified performance-based compensation” within the meaning of Section 162(m) of the Code, the performance goals (i) shall be established by the Committee no later than 90 days after the beginning of the applicable performance period (or such other time designated by the Internal Revenue Service) and (ii) shall satisfy all other applicable requirements imposed under Treasury Regulations promulgated under Section 162(m) of the Code, including the requirement that such performance goals be stated in terms of an objective formula or standard.

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APPENDIX B:  SECOND AMENDED AND RESTATED 2017 PERFORMANCE INCENTIVE PLAN

3.

Fixed Awards. Awards may be made which are not contingent on the achievement of specific performance objectives, but are contingent on the participant’s continuing in the Company’s employ or service for a period specified in the award.

4.

Rights with Respect to Restricted Shares. If shares of restricted common stock are subject to an award, the participant shall have the right, unless and until such award is forfeited or unless otherwise determined by the Committee at the time of grant, to vote the shares and to receive dividends thereon from the date of grant and the right to participate in any capital adjustment applicable to all holders of common stock; provided, however, that (i) distributions with respect to shares of common stock and (ii) regular cash dividends with respect to shares of restricted common stock, in each case, whether subject to time-based or performance-based vesting conditions, shall be deposited with the Company and shall be subject to the same restrictions as the shares of restricted common stock with respect to which any such distribution or dividend was made.

During the restriction period, the shares subject to a restricted stock award shall be held in book entry form, with the restrictions, terms and conditions duly noted. Upon termination of any applicable restriction period, including, if applicable, the satisfaction or achievement of applicable objectives, and subject to the Company’s right to require payment of any taxes, the requisite number of shares of common stock shall be delivered to the holder of such award.

5.

Rights with Respect to Stock Units. If stock units are credited to a participant pursuant to an award, then, except as otherwise provided by the Committee in its sole discretion, amounts equal to dividends and other distributions otherwise payable on a like number of shares of common stock after the crediting of the units (unless the record date for such dividends or other distributions precedes the date of grant of such award) shall be credited to a notional account for the participant and shall be subject to the same vesting conditions as the related stock unit award and interest may be credited on the account at a rate determined by the Committee. The Committee may grant awards of stock units in such amounts and subject to such terms and conditions as the Committee may determine. A grantee of a stock unit will have only the rights of a general unsecured creditor of the Company, until delivery of shares, cash or other securities or property is made as specified in the applicable award agreement. On the delivery date specified in the award agreement, the grantee of each stock unit not previously forfeited or terminated will receive one share of common stock, cash or other securities or property equal in value to a share of common stock or a combination thereof, as specified by the Committee in the applicable award agreement.

6.

Events Upon Vesting. At the time of vesting of an award made pursuant to this Article II, (i) the award (and any dividend equivalents, other distributions and interest which have been credited), if in units, shall be paid to the participant either in shares of common stock equal to the number of units, in cash equal to the fair market value of such shares, or in such combination thereof as the Committee shall determine, (ii) the award, if a cash bonus award, shall be paid to the participant either in cash, or in shares of common stock with a then fair market value equal to the amount of such award, or in such combination thereof as the Committee shall determine and (iii) shares of restricted common stock issued pursuant to an award shall be released from the restrictions.

III. STOCK OPTIONS

1.

Options for Eligible Participants. Options to purchase shares of common stock may be granted to such eligible participants as may be selected by the Committee. These options may, but need not, constitute “incentive stock options” under Section 422 of the Code. To the extent that the aggregate fair market value (determined as of the date of grant) of shares of common stock with respect to which options designated as incentive stock options are exercisable for the first time by an optionee during any calendar year (under the Plan or any other plan of the Company, or any parent or subsidiary) exceeds the amount (currently $100,000) established by the Code, such options shall not constitute incentive stock options. No incentive stock options may be granted under the Plan after the earlier of the tenth anniversary of (a) the date the Plan is approved by the Board or (b) the effective date of the Plan.

2.

Number of Shares and Purchase Price. The number of shares of common stock subject to an option and the purchase price per share of common stock purchasable upon exercise of the option shall be determined by the Committee; provided, however, that the purchase price per share of common stock shall not be less than 100% of the fair market value of a share of common stock on the date of grant of the option (unless the option is granted in substitution for a stock option previously granted by an entity that is acquired by or merged with the Company or an affiliate); provided, further, that if an incentive stock option shall be granted to any person who, on the date of grant of such option, owns capital stock possessing more than ten percent of the total combined voting power of all classes of capital stock of the Company (or of any parent or subsidiary) (a “Ten Percent Holder”), the purchase price per share of common stock shall be the price (currently 110% of fair market value) required by the Code in order to constitute an incentive stock option.

3.

Exercise of Options. The period during which options granted hereunder may be exercised shall be determined by the Committee; provided, however, that no stock option shall be exercised later than ten years after its date of grant; provided further, that if an incentive stock option shall be granted to a Ten Percent Holder, such option shall not be exercisable more than five years after its date

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APPENDIX B:  SECOND AMENDED AND RESTATED 2017 PERFORMANCE INCENTIVE PLAN

of grant. The Committee may, in its discretion, establish performance measures which shall be satisfied or met as a condition to the grant of an option or to the exercisability of all or a portion of an option. The Committee shall determine whether an option shall become exercisable in cumulative or non-cumulative installments and in part or in full at any time. An exercisable option, or portion thereof, may be exercised only with respect to whole shares of common stock.

An option may be exercised (i) by giving written notice to the Company (or following other procedures designated by the Company) specifying the number of whole shares of common stock to be purchased and accompanied by payment therefor in full (or arrangement made for such payment to the Company’s satisfaction) either (A) in cash, (B) in previously owned whole shares of common stock (for which the optionee has good title free and clear of all liens and encumbrances) having a fair market value, determined as of the date of exercise, equal to the aggregate purchase price payable by reason of such exercise, (C) by a “net exercise” authorizing the Company to withhold whole shares of Common Stock that would otherwise be delivered having a fair market value, determined as of the date of exercise, equal to the aggregate purchase price payable by reason of such exercise, (D) in cash by a broker-dealer acceptable to the Company to whom the optionee has submitted an irrevocable notice of exercise, (E) to the extent expressly authorized by the Committee, via a cashless exercise arrangement with the Company or (F) a combination of (A) and (B), (ii) if applicable, by surrendering to the Company any SARs which are canceled by reason of the exercise of the option and (iii) by executing such documents as the Company may reasonably request. The Committee shall have the sole discretion to disapprove of an election pursuant to clause (B), (C) or (D). Any fraction of a share of common stock which would be required to pay such purchase price shall be disregarded and the remaining amount due shall be paid in cash by the optionee. No shares of common stock shall be delivered until the full purchase price therefor has been paid.

4.	No Dividend Equivalent Rights. No dividend equivalents shall be paid or shall accrue with respect to any shares of common stock subject to an option.

IV. STOCK APPRECIATION RIGHTS

1.

Grants. SARs entitling the grantee to receive cash or shares of common stock having a fair market value equal to the appreciation in market value of a stated number of shares of common stock from the date of grant to the date of exercise of such SARs may be granted to such participants as may be selected by the Committee. A SAR award may be granted as a free-standing instrument or in tandem with a stock option (i.e., an option with a “net exercise” withholding feature described in Section 3 of Article III above).

2.

Number of SARs and Base Price. The number of SARs subject to a grant shall be determined by the Committee. The base price of a SAR shall be determined by the Committee; provided, however, that such base price shall not be less than 100% of the fair market value of a share of common stock on the date of grant of such SAR (unless the SAR is granted in substitution for a SAR previously granted by an entity that is acquired by or merged with the Company or an affiliate).

3.

Exercise of SARs. The agreement relating to a grant of SARs may specify whether such grant shall be settled in shares of common stock (including restricted shares of common stock) or cash or a combination thereof. Upon exercise of a SAR, the grantee shall be paid the excess of the then fair market value of the number of shares of common stock to which the SAR relates over the base price of the SAR. Such excess shall be paid in cash or in shares of common stock having a fair market value equal to such excess or in such combination thereof as the Committee shall determine. The period during which SARs granted hereunder may be exercised shall be determined by the Committee; provided, however, no SAR shall be exercised later than ten years after the date of its grant. The Committee may, in its discretion, establish performance measures which shall be satisfied or met as a condition to the grant of a SAR or to the exercisability of all or a portion of a SAR. The Committee shall determine whether a SAR may be exercised in cumulative or non-cumulative installments and in part or in full at any time. An exercisable SAR, or portion thereof, may be exercised only with respect to whole shares. If a SAR is exercised for restricted shares of common stock, the restricted shares shall be issued in accordance with Section 4 of Article II and the holder of such restricted shares shall have such rights of a stockholder of the Company as determined pursuant to such Section. Prior to the exercise of a SAR for shares of common stock, including restricted shares, the holder of such SAR shall have no rights as a stockholder of the Company with respect to the shares of common stock subject to such SAR.

A SAR may be exercised (i) by giving written notice to the Company (or following other procedures designated by the Company) specifying the number of whole SAR shares which are being exercised, and (ii) by executing such documents as the Company may reasonably request.

4.	No Dividend Equivalent Rights. No dividend equivalents shall be paid or shall accrue with respect to any shares of common stock subject to a SAR.

B-6	RRD | 2021 NOTICE OF MEETING AND PROXY STATEMENT

APPENDIX B:  SECOND AMENDED AND RESTATED 2017 PERFORMANCE INCENTIVE PLAN

V. AWARDS TO NON-EMPLOYEE DIRECTORS

1.

Annual Grants to Non-Employee Directors. On the date of the Company’s 2017 annual meeting of stockholders, and on the date of each subsequent annual meeting prior to the termination of this Section 1 of Article V, the Company shall make an award under the Plan to each individual who is, immediately following such annual meeting, a non-employee director. Awards granted pursuant to this Section 1 of Article V shall be in the form of stock options, restricted stock, stock units or SARs. The form of such awards, and the number of shares subject to each such award, shall be determined by a committee meeting the requirements for the Committee described above in Section 4 of Article I in the exercise of its sole discretion.

2.

Limits on Compensation to Non-Employee Directors. No non-employee director of the Company may be granted (in any calendar year) compensation with a value in excess of $1,000,000, with the value of any equity-based awards based on the accounting grant date value of such award.

VI. OTHER

1.

Non-Transferability of Awards. No award granted under the Plan shall be transferable other than (i) by will, the laws of descent and distribution or pursuant to beneficiary designation procedures approved by the Company or (ii) to the extent expressly permitted in the agreement relating to such award and in accordance with the rules of Form S-8, to the holder’s family members, a trust or entity established by the holder for estate planning purposes, a charitable organization designated by the holder or pursuant to a domestic relations order, in each case without consideration. Each option or SAR may be exercised during the participant’s lifetime only by the participant or the participant’s guardian, legal representative or similar person or the permitted transferee of the participant. Except as permitted by the second preceding sentence, no award may be sold, transferred, assigned, pledged, hypothecated, encumbered or otherwise disposed of (whether by operation of law or otherwise) or be subject to execution, attachment or similar process. Upon any attempt to so sell, transfer, assign, pledge, hypothecate, encumber or otherwise dispose of any award, such award and all rights thereunder shall immediately become null and void. All of the terms and conditions of the Plan and the award agreements will be binding upon any permitted successors and assigns.

2.

Tax Withholding. The Company shall have the right to require, prior to the issuance or delivery of any shares of common stock or the payment of any cash pursuant to a grant or award hereunder, payment by the holder thereof of any federal, state, local or other taxes which may be required to be withheld or paid in connection therewith. An agreement may provide that (i) the Company shall withhold whole shares of common stock which would otherwise be delivered to a holder, having an aggregate fair market value determined as of the date the obligation to withhold or pay taxes arises in connection therewith (the “Tax Date”), or withhold an amount of cash which would otherwise be payable to a holder, in the amount necessary to satisfy any such obligation or (ii) the holder may satisfy any such obligation by any of the following means: (A) a cash payment to the Company, (B) delivery to the Company of previously owned whole shares of common stock (which the holder purchased on the open market and for which the holder has good title, free and clear of all liens and encumbrances) having an aggregate fair market value determined as of the Tax Date, equal to the amount necessary to satisfy any such obligation, (C) authorizing the Company to withhold whole shares of common stock which would otherwise be delivered having an aggregate fair market value determined as of the Tax Date or withhold an amount of cash which would otherwise be payable to a holder, equal to the amount necessary to satisfy any such liability, (D) in the case of the exercise of an option, a cash payment by a broker-dealer acceptable to the Company to whom the optionee has submitted an irrevocable notice of exercise or (E) any combination of (A), (B) and (C); provided, however, that the Committee shall have sole discretion to disapprove of an election involving clause (B), (C) or (D). An agreement relating to a grant or award hereunder may not provide for shares of common stock to be withheld having an aggregate fair market value in excess of the amount determined by applying the maximum individual statutory tax rate in the employee’s applicable jurisdiction; provided that the Company shall be permitted to limit the number of shares so withheld to a lesser number if necessary, in the judgment of the Committee, to avoid adverse accounting consequences or for administrative convenience. Any fraction of a share of common stock which would be required to satisfy such an obligation shall be disregarded and the remaining amount due shall be paid in cash by the holder.

3.

Acceleration Upon Change in Control. If while (i) any performance award or fixed award granted under Article II is outstanding, (ii) any stock option granted under Article III of the Plan or SAR granted under Article IV of the Plan is outstanding or (iii) any award made to non-employee directors pursuant to Article V (“nonemployee director awards”) is outstanding:

(a)

any “person,” as such term is defined in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof (but not including (i) the Company or any of its subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its subsidiaries, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially

RRD | 2021 NOTICE OF MEETING AND PROXY STATEMENT	B-7

APPENDIX B:  SECOND AMENDED AND RESTATED 2017 PERFORMANCE INCENTIVE PLAN

the same proportions as their ownership of stock of the Company) (hereinafter a “Person”) is or becomes the beneficial owner, as defined in Rule 13d-3 of the Exchange Act, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its affiliates, excluding an acquisition resulting from the exercise of a conversion or exchange privilege in respect of outstanding convertible or exchangeable securities) representing 50% or more of the combined voting power of the Company’s then outstanding securities; or

(b)

during any period of two (2) consecutive years beginning on the date that stockholders approve the Plan, individuals who at the beginning of such period constitute the Board and any new director (other than a director designated by a Person who has entered into any agreement with the Company to effect a transaction described in Clause (a), (c) or (d) of this Section) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or

(c)

a merger or consolidation of the Company with any other corporation (hereinafter, a “Corporate Transaction”) is consummated, other than (i) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving or acquiring entity), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company, at least 50% of the combined voting power of the voting securities of the Company or such surviving or acquiring entity outstanding immediately after such merger or consolidation, or (ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person acquires more than 50% of the combined voting power of the Company’s then outstanding securities; or

(d)	the stockholders of the Company approve a plan of complete liquidation of the Company or

(e)	the consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets,

(any of such events being hereinafter referred to as a “Change in Control”), then unless the Committee determines otherwise or as otherwise provided in the applicable award agreement, if a grantee’s Employment is terminated by the Company or any successor entity thereto without Cause, or the grantee resigns his or her Employment for Good Reason, in either case, on or within two (2) years after a Change in Control, (i) each award granted to such grantee prior to such Change in Control will become fully vested (including the lapsing of all restrictions and conditions) and, as applicable, exercisable, and (ii) subject to Section 4 of this Article VI, any shares deliverable pursuant to restricted stock units will be delivered promptly (but no later than 15 days) following such grantee’s termination of Employment. As of the Change in Control date, any outstanding performance awards shall be deemed earned at the greater of the target level and the actual performance level at the date of the Change in Control with respect to all open performance periods and will cease to be subject to any further performance conditions but will continue to be subject to time-based vesting following the Change in Control in accordance with the original performance period. In connection with such Change in Control, the Board (as constituted prior to the Change in Control) may, in its discretion:

(i)

require that shares of capital stock of the corporation resulting from or succeeding to the business of the Company pursuant to such Change in Control, or a parent corporation thereof, be substituted for some or all of the shares of common stock subject to an outstanding award, with an appropriate and equitable adjustment to such award as determined by the Committee in accordance with Section 5 of Article I; and/or

(ii)

require outstanding awards, in whole or in part, to be surrendered to the Company by the holder, and to be immediately cancelled by the Company, and to provide for the holder to receive (a) a cash payment in an amount equal to (1) in the case of an option or a SAR, the number of shares of common stock then subject to the portion of such option or SAR surrendered multiplied by the excess, if any, of the fair market value of a share of common stock as of the date of the Change in Control, over the exercise price or base price per share of common stock subject to such option or SAR, (2) in the case of a restricted stock award, stock unit award or bonus award denominated in shares of common stock, the number of shares of common stock then subject to the portion of such award surrendered, multiplied by the fair market value of a share of common stock as of the date of the Change in Control, and (3) in the case of a bonus award denominated in cash, the value of the bonus award then subject to the portion of such award surrendered; (b) shares of capital stock of the corporation resulting from or succeeding to the business of the Company pursuant to such Change in Control, or a parent corporation thereof, having a fair market value not less than the amount determined under clause (a) above; or (c) a combination of the payment of cash pursuant to clause (a) above and the issuance of shares pursuant to clause (b) above.

B-8	RRD | 2021 NOTICE OF MEETING AND PROXY STATEMENT

APPENDIX B:  SECOND AMENDED AND RESTATED 2017 PERFORMANCE INCENTIVE PLAN

4.

Section 409A. All awards made under the Plan that constitute “deferred compensation” subject to Section 409A will be interpreted, administered and construed to comply with Section 409A, and all awards made under the Plan that are intended to be exempt from Section 409A will be interpreted, administered and construed to comply with and preserve such exemption. The Board and the Committee will have full authority to give effect to the intent of the foregoing sentence. To the extent necessary to give effect to this intent, in the case of any conflict or potential inconsistency between the Plan and a provision of any award or award agreement with respect to an award, the Plan will govern. Without limiting the generality of this Section, with respect to any award made under the Plan that constitutes “deferred compensation” subject to Section 409A:

(a)	any payment due upon a grantee’s termination of employment will be paid only upon such grantee’s separation from service from the Company within the meaning of Section 409A;

(b)

Any payment due upon a Change in Control of the Company will be paid only if such Change in Control constitutes a “change in ownership” or “change in effective control” within the meaning of Section 409A, and in the event that such Change in Control does not constitute a “change in the ownership” or “change in the effective control” within the meaning of Section 409A, such award will vest upon the Change in Control and any payment will be delayed until the first compliant date under Section 409A;

(c)

any payment to be made with respect to such award in connection with the grantee’s separation from service from the Company within the meaning of Section 409A (and any other payment that would be subject to the limitations in Section 409A(a)(2)(B) of the Code) will be delayed until six months after the grantee’s separation from service (or earlier death) in accordance with the requirements of Section 409A;

(d)

to the extent necessary to comply with Section 409A, any other securities, other awards or other property that the Company may deliver in lieu of shares in respect of an award will not have the effect of deferring delivery or payment beyond the date on which such delivery or payment would occur with respect to the shares that would otherwise have been deliverable (unless the Committee elects a later date for this purpose in accordance with the requirements of Section 409A);

(e)

with respect to any required consent under an applicable award agreement, if such consent has not been effected or obtained as of the latest date provided by such award agreement for payment in respect of such award and further delay of payment is not permitted in accordance with the requirements of Section 409A, such award or portion thereof, as applicable, will be forfeited and terminate notwithstanding any prior earning or vesting;

(f)

if the award includes a “series of installment payments” (within the meaning of Section 1.409A-2(b)(2)(iii) of the Treasury Regulations), the grantee’s right to the series of installment payments will be treated as a right to a series of separate payments and not as a right to a single payment;

(g)

if the award includes “dividend equivalents” (within the meaning of Section 1.409A-3(e) of the Treasury Regulations), the grantee’s right to the dividend equivalents will be treated separately from the right to other amounts under the award; and

(h)

for purposes of determining whether the grantee has experienced a separation from service from the Company within the meaning of Section 409A, “subsidiary” will mean a corporation or other entity in a chain of corporations or other entities in which each corporation or other entity, starting with the Company, has a controlling interest in another corporation or other entity in the chain, ending with such corporation or other entity. For purposes of the preceding sentence, the term “controlling interest” has the same meaning as provided in Section 1.414(c)-2(b)(2)(i) of the Treasury Regulations, provided that the language “at least 20 percent” is used instead of “at least 80 percent” each place it appears in Section 1.414(c)-2(b)(2)(i) of the Treasury Regulations.

5.

Restrictions on Shares. Each grant and award made hereunder shall be subject to the requirement that if at any time the Company determines that the listing, registration or qualification of the shares of common stock subject thereto upon any securities exchange or under any law, or the consent or approval of any governmental body, or the taking of any other action is necessary or desirable as a condition of, or in connection with, the delivery of shares thereunder, such shares shall not be delivered unless such listing, registration, qualification, consent, approval or other action shall have been effected or obtained, free of any conditions not acceptable to the Company.

6.

No Right of Participation or Employment. No person (other than non-employee directors to the extent provided in Article V) shall have any right to participate in the Plan. Neither the Plan nor any grant or award made hereunder shall confer upon any person any right to employment or continued employment by the Company, any subsidiary or any affiliate of the Company or affect in any manner the right of the Company, any subsidiary or any affiliate of the Company to terminate the employment of any person at any time without liability hereunder.

7.

Rights as Stockholder. No person shall have any right as a stockholder of the Company with respect to any shares of common stock or other equity security of the Company which is subject to a grant or award hereunder unless and until such person becomes a stockholder of record with respect to such shares of common stock or equity security.

RRD | 2021 NOTICE OF MEETING AND PROXY STATEMENT	B-9

APPENDIX B:  SECOND AMENDED AND RESTATED 2017 PERFORMANCE INCENTIVE PLAN

8.

Awards Subject to Clawback. The awards and any cash payment or securities delivered pursuant to an award are subject to forfeiture, recovery by the Company or other action pursuant to the applicable award agreement or any clawback or recoupment policy which the Company may adopt from time to time, including without limitation any such policy which the Company may be required to adopt under the Dodd-Frank Wall Street Reform and Consumer Protection Act and implementing rules and regulations thereunder, or as otherwise required by law.

9.

No Hedging. Any sale, exchange, transfer, assignment, pledge, hypothecation, or other disposition in violation of the provisions of this Section or Company policy will be null and void and any award which is hedged in any manner will immediately be forfeited.

10.

Right of Offset. The Company will have the right to offset against its obligation to deliver shares (or other property or cash) under the Plan or any award agreement any outstanding amounts (including, without limitation, travel and entertainment or advance account balances, loans, repayment obligations under any awards, or amounts repayable to the Company pursuant to tax equalization, housing, automobile or other employee programs) that the grantee then owes to the Company and any amounts the Committee otherwise deems appropriate pursuant to any tax equalization policy or agreement. Notwithstanding the foregoing, if an award provides for the deferral of compensation within the meaning of Section 409A of the Code, the Committee will have no right to offset against its obligation to deliver shares (or other property or cash) under the Plan or any award agreement if such offset could subject the grantee to the additional tax imposed under Section 409A of the Code in respect of an outstanding award.

11.

Governing Law. The Plan, each grant and award hereunder and the related agreement, and all determinations made and actions taken pursuant thereto, to the extent not otherwise governed by the Code or the laws of the United States, shall be governed by the laws of the State of Delaware and construed in accordance therewith without giving effect to principles of conflicts of laws.

12.

Foreign Participants. Notwithstanding any provision of the Plan to the contrary the Committee may, with a view to both promoting achievement of the purposes of the Plan and complying with (i) provisions of laws in countries outside the United States in which the Company or its subsidiaries operate or have employees and (ii) the rules of any foreign stock exchange upon which the common stock may be listed, determine which persons outside the United States shall be eligible to participate in the Plan on such terms and conditions different from those specified in the Plan as may in the judgment of the Committee be necessary or advisable and, to that end, the Committee may establish sub-plans, modified option exercise procedures and other terms and procedures.

13.

Insider Limits. Notwithstanding any other provision of the Plan, (i) the maximum number of shares of common stock which may be reserved for issuance to insiders (as defined in the Ontario Securities Act) under the Plan, together with any other previously established or proposed incentive plan, shall not exceed 10% of the outstanding shares of common stock, (ii) the maximum number of shares of common stock which may be issued to insiders under the Plan, together with any other previously established or proposed incentive plan, within any one year period shall not exceed 10% of the outstanding shares of common stock, and (iii) the maximum number of shares of common stock which may be issued to any one insider and his or her associates under the Plan, together with any other previously established or proposed incentive plan, within a one-year period, shall not exceed 5% of the outstanding shares of common stock.

14.	Waiver of Jury Trial. Each grantee waives any right it may have to trial by jury in respect of any litigation based on, arising out of, under or in connection with the Plan.

15.

Waiver of Claims. Each grantee of an award recognizes and agrees that before being selected by the Committee to receive an award the grantee has no right to any benefits under the Plan. Accordingly, in consideration of the grantee’s receipt of any award hereunder, the grantee expressly waives any right to contest the amount of any award, the terms of any award agreement, any determination, action or omission hereunder or under any award agreement by the Committee, the Company or the Board, or any amendment to the Plan or any award agreement (other than an amendment to the Plan or an award agreement to which his or her consent is expressly required by the express terms of an award agreement). Nothing contained in the Plan, and no action taken pursuant to its provisions, will create or be construed to create a trust of any kind or a fiduciary relationship between the Company and any grantee. The Plan is not intended to be subject to the Employee Retirement Income Security Act of 1974 (ERISA), as amended.

16.

Severability; Entire Agreement. If any of the provisions of the Plan or any award agreement is finally held to be invalid, illegal or unenforceable (whether in whole or in part), such provision will be deemed modified to the extent, but only to the extent, of such invalidity, illegality or unenforceability and the remaining provisions will not be affected thereby; provided that if any of such provisions is finally held to be invalid, illegal, or unenforceable because it exceeds the maximum scope determined to be acceptable to permit such provision to be enforceable, such provision will be deemed to be modified to the minimum extent necessary to modify such scope in order to make such provision enforceable hereunder. The Plan and any award agreements contain the entire agreement of the parties with respect to the subject matter thereof and supersede all prior agreements, promises, covenants, arrangements, communications, representations and warranties between them, whether written or oral with respect to the subject matter thereof.

B-10	RRD | 2021 NOTICE OF MEETING AND PROXY STATEMENT

APPENDIX B:  SECOND AMENDED AND RESTATED 2017 PERFORMANCE INCENTIVE PLAN

17.

No Liability With Respect to Tax Qualification or Adverse Tax Treatment. Notwithstanding anything to the contrary contained herein, in no event will the Company be liable to a grantee on account of an award’s failure to (a) qualify for favorable United States or foreign tax treatment or (b) avoid adverse tax treatment under United States or foreign law, including, without limitation, Section 409A.

18.

No Third-Party Beneficiaries. Except as expressly provided in an award Agreement, neither the Plan nor any award agreement will confer on any person other than the Company and the grantee of any award any rights or remedies thereunder. The exculpation and indemnification provisions of Section 8 of Article I will inure to the benefit of a Covered Person’s estate and beneficiaries and legatees.

19.

Successors and Assigns of the Company. The terms of the Plan will be binding upon and inure to the benefit of the Company and any successor entity, including as contemplated by Section 3 of Article VI.

RRD | 2021 NOTICE OF MEETING AND PROXY STATEMENT	B-11

## RRD Fast Facts

| 150+ | 28 | 200 | 33k |
|---|---|---|---|
| Years in Business | Countries | Locations | Employees |

RRD is a leading global provider of multichannel business communications services and marketing solutions. With 30,000 clients and 33,000 employees across 28 countries, RRD offers the industry's most comprehensive offering of solutions designed to help companies—from Main Street to Wall Street—optimize customer engagement and streamline business operations across the complete customer journey.

©2021 R. R. Donnelley & Sons Company, all rights reserved.
RR Donnelley® and RRD are registered trademarks of R. R. Donnelley & Sons Company.
35 West Wacker Drive, Chicago, IL 60601

R. R. DONNELLEY & SONS COMPANY 35 WEST WACKER DRIVE CHICAGO, ILLINOIS 60601

VOTE BY INTERNET

Before The Meeting - Go to www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on May 19, 2021. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/RRD2021

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on May 19, 2021. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
D36982-P48314	KEEP THIS PORTION FOR YOUR RECORDS

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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

R. R. DONNELLEY & SONS COMPANY

The Board of Directors recommend a vote FOR all the nominees listed and FOR Proposals 2-4.

1.	Election of Directors:
	Nominees:	For	Against	Abstain
	1a. Irene M. Esteves	☐	☐	☐		For	Against	Abstain

	1b. Susan M. Gianinno	☐	☐	☐	2. Advisory Vote to Approve Executive Compensation.	☐	☐	☐

	1c. Daniel L. Knotts	☐	☐	☐	3. Approval of the Second Amended and Restated 2017 Performance Incentive Plan.	☐	☐	☐

	1d. Timothy R. McLevish	☐	☐	☐	4. Ratification of Independent Registered Public Accounting Firm.	☐	☐	☐

	1e. Jamie Moldafsky	☐	☐	☐

	1f. P. Cody Phipps	☐	☐	☐

	1g. John C. Pope	☐	☐	☐

	1h. James Ray, Jr.	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]			Date		Signature (Joint Owners)	Date

R. R. Donnelley & Sons Company

2021 Annual Meeting of Stockholders

Thursday, May 20, 2021 at 11:00 a.m. (Central Time)

Attend online at www.virtualshareholdermeeting.com/RRD2021

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

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D36983-P48314

Proxy – R. R. Donnelley & Sons Company

This Proxy is solicited on behalf of the Board of Directors for the Annual Meeting on May 20, 2021

The undersigned hereby appoints Terry D. Peterson and Deborah L. Steiner, or any of them, proxies for the undersigned, each with full power of substitution, to attend the Annual Meeting of Stockholders of R. R. Donnelley & Sons Company to be held on May 20, 2021, at 11:00 a.m., Central time, and at any adjournments thereof, and to vote as specified in this Proxy all the shares of stock of the Company which the undersigned would be entitled to vote if personally present.

Please indicate your vote with respect to the election of Directors and the other proposals on the reverse. Nominees for Directors are: (01) Irene M. Esteves, (02) Susan M. Gianinno, (03) Daniel L. Knotts, (04) Timothy R. McLevish, (05) Jamie Moldafsky, (06) P. Cody Phipps, (07) John C. Pope and (08) James Ray, Jr.

This Proxy, when properly executed, will be voted in the manner directed herein. If no direction is made, this Proxy will be voted in accordance with the recommendation of the Board of Directors, FOR the listed nominees, FOR Proposal 2, FOR Proposal 3 and FOR Proposal 4. Discretion will be used with respect to such other matters as may properly come before the meeting or any adjournment thereof.

This card also provides voting instructions for shares held in the Dividend Reinvestment Plan.

Your vote is important! Please sign and date and return promptly in the enclosed postage-paid envelope.

(Items to be voted appear on reverse side)